EXHIBIT 10.1

STRATEGIC ALLIANCE AGREEMENT

     This Strategic Alliance Agreement (this “Agreement”) is dated as of March 18, 2009, by and among Elite Pharmaceuticals, Inc., a Delaware corporation (the “Company”), on the one hand, and Epic Pharma, LLC, a Delaware limited liability company (the “Parent”), and Epic Investments, LLC, a Delaware limited liability company (including its successors and assigns, the “Purchaser”), on the other hand.

     WHEREAS, each of the Company and Parent are engaged in the business of research and development, manufacturing, sales and marketing of oral immediate and controlled release products; and

     WHEREAS, the Purchaser is a newly-formed, wholly-owned subsidiary of the Parent;

and

     WHEREAS, the parties wish to enter into this Agreement in order to benefit from the synergies which are available from the joint development of various products and the sharing of certain technology and know-how, as more fully set forth below; and

     WHEREAS, in order to provide the Company with the additional capital necessary for the product development and synergies contemplated herein, and subject to the terms and conditions set forth in this Agreement and pursuant to Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 promulgated thereunder, the Company desires to issue and sell to the Purchaser, and the Purchaser desires to purchase from the Company, securities of the Company as more fully described in this Agreement; and

     WHEREAS, in order to provide Parent with certain resources necessary to develop certain additional products as more particularly described herein, the Company has agreed to permit Parent to, among other things, use and occupy the Company’s facility located at 165 Ludlow Avenue, Northvale, New Jersey, including the building and grounds, the building systems, the laboratory equipment, the parking areas and all other common areas (the “Facility”);

     NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I
DEFINITIONS

     Definitions. In addition to the terms defined elsewhere in this Agreement, the following terms have the meanings indicated in this Section 1.1:

     “Acquiring Person” shall have the meaning assigned to such term in Section 4.6.

     “Action” shall have the meaning assigned to such term in Section 3.1(j) .

     “Action by Shareholders” means action by the shareholders of the Company approving the Authorized Share Approval in a manner that complies with applicable Delaware General Corporation Law, as amended.

     “Actual Minimum” means, as of any date, the maximum aggregate number of shares of Common Stock then issued or potentially issuable in the future pursuant to the Transaction Documents, including any Underlying Shares issuable upon exercise in full of all Warrants, ignoring any exercise limits set forth therein.

     “Additional CR Products” shall have the meaning assigned to such term in Section 5.2.

     “Additional IR Products” shall have the meaning assigned to such term in Section 5.2.

     “Additional Closing Date” shall have the meaning assigned to such term in Section 2.7.

     “Additional Shares” means the shares of Series E Preferred Stock to be issued by the Company to the Purchaser pursuant to Section 2.7 hereof.

     “Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 405 under the Securities Act.

     “Agreement” shall have to meaning assigned to such term in the preamble hereto.

     “Amendment” means the amendment to the Company’s certificate of incorporation that (i) increases the number of authorized shares of Common Stock from 210,000,000 shares to 340,000,000 shares and (ii) reduces the par value of the authorized shares of Common Stock from $.01 to $.001 per share, in substantially the form of Exhibit A attached hereto.

     “ANDA” means an abbreviated new drug application for obtaining FDA approval of generic versions of certain drugs pursuant to the Drug Price Competition and Patent Term Restoration Act of 1984, commonly known as the “Hatch-Waxman” amendments.

     “API” means active pharmaceutical ingredient.

     “Applicable Law” means, with respect to the United States, the FDCA, all regulations promulgated thereunder, and all other applicable laws, rules, regulations and guidelines that apply to the import, export, research and development, manufacture, marketing, distribution, or sale of the Products or the performance of either party’s obligations under this Agreement (including disclosure obligations as required by the SEC or other comparable exchange or securities commission having authority over a party) to the extent applicable and relevant to such party.

     “Assisting Party” shall have the meaning set forth in Section 5.4(f) .

     “Authorized Share Approval” means the vote by the shareholders of the Company to approve the Amendment and the filing by the Company of the Amendment with the Secretary of

State of the State of Delaware and the acceptance of the Amendment by the Secretary of State of the State of Delaware.

     “Authorized Share Approval Date” means the date when all of the actions set forth in the definition of the Authorized Share Approval have been completed.

     “Basket” shall have the meaning assigned to such term in Section 4.8(d) .

     “Board of Directors” means the board of directors of the Company.

     “Business Day” means any day except Saturday, Sunday, any day which shall be a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

     “CERCLA” means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended as of the date hereof.

     “Certificate of Designation” means the Certificate of Designation of Preferences, Rights and Limitations of Series E Convertible Voting Preferred Stock of the Company to be filed prior to the Initial Closing by the Company with the Secretary of State of Delaware, in the form of Exhibit B attached hereto.

     “Change of Control Transaction” means the occurrence after the date hereof of any of (i) an acquisition after the date hereof by an individual, legal entity or “group” (as described in Rule 13d-5(b)(1) promulgated under the Exchange Act) of effective control (whether through legal or beneficial ownership of capital stock of the Company, by contract or otherwise) of in excess of fifty percent (50%) of the voting securities of the Company, or (ii) the Company merges into or consolidates with any other Person, or any Person merges into or consolidates with the Company and, after giving effect to such transaction, the stockholders of the Company immediately prior to such transaction own less than fifty percent (50%) of the aggregate voting power of the Company or the successor entity of such transaction, or (iii) the Company sells or transfers all or substantially all of its assets to another Person and the stockholders of the Company immediately prior to such transaction own less than fifty percent (50%) of the aggregate voting power of the acquiring entity immediately after the transaction, or (iv) a replacement at one time or within a one year period of more than one-half of the members of the Company’s board of directors which is not approved by a majority of those individuals who are members of the board of directors on the date hereof (or by those individuals who are serving as members of the board of directors on any date whose nomination to the board of directors was approved by a majority of the members of the board of directors who are members on the date hereof), or (v) the execution by the Company of an agreement to which the Company is a party or by which it is bound, providing for any of the events set forth in clauses (i) through (iv) above.

     “Closing” means, individually or collectively, the closing of the purchase and sale of the Initial Closing Shares, Second Closing Shares, Third Closing Shares and/or Additional Shares, as applicable.

     “Closing Date” means, individually or collectively, the Initial Closing Date, the Second Closing Date, Third Closing Date and/or any Additional Closing Date, as applicable.

     “Code” means the Internal Revenue Code of 1986, as amended, and the Regulations thereunder.

     “Commission” means the United States Securities and Exchange Commission.

     “Common Stock” means the common stock of the Company, par value US$0.01 per share (as amended by the Amendment), and any other class of securities into which such securities may hereafter be reclassified or changed into.

     “Common Stock Equivalents” means any securities of the Company or the Subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

     “Company” shall have the meaning assigned to such term in the preamble hereto.

     “Company Action” means any of the actions or events set forth in Section 4.14(a) hereof.

     “Company Counsel” means Reitler, Brown, & Rosenblatt LLC with offices located at 800 Third Avenue, New York, NY 10022.

     “Company Disclosure Schedules” shall have the meaning assigned to such term in Section 3.1.

     “Company Intellectual Property Rights” shall have the meaning assigned to such term in Section 3.1(o) .

     “Company Party” shall have the meaning assigned to such term in Section 4.8(b) .

     “Company Wire Transfer Instructions” means, for each Closing, the most recent wire transfer instructions delivered by the Company to the Purchaser prior to the Closing Date for such Closing.

     “Contract(s)” means any of the agreements, contracts, leases, powers of attorney, notes, loans, evidence of indebtedness, purchase orders, letters of credit, settlement agreements, franchise agreements, undertakings, covenants not to compete, employment agreements, licenses, instruments, obligations, commitments, understandings, policies, purchase and sales orders, quotations and other executory commitments to which any Person is a party or to which any of the assets of such person is subject, whether oral or written, express or implied.

     “Conversion Notices” means the notices and other documentation, which shall be reasonably acceptable to the Purchaser, evidencing the irrevocable conversion of the Outstanding Preferred Stock into Common Stock as of the Initial Closing, to the extent required under Section 2.12(a)(i) and (ii).

     “Conversion Warrant(s)” means, individually and collectively, the Common Stock purchase warrants, in the form of Exhibit C attached hereto, to be issued by the Company pursuant to Section 2.9 to the holders of Outstanding Preferred Stock who convert their shares of Outstanding Preferred Stock into Common Stock.

     “Cost Of Goods Sold” means one hundred twenty percent (120%) of the direct costs and the overhead cost allocation of manufacturing and of supplying Product calculated in accordance with Parent’s accounting methods consistently applied, which methodology shall be calculated in compliance with GAAP.

     “DEA” means the United States Drug Enforcement Administration or any successor agency having the administrative authority to enforce the controlled substances laws and regulations of the United States.

     “Discussion Time” shall have the meaning assigned to such term in Section 3.2 (s).

     “Environmental Laws” means any federal, state, local or foreign statute, law, ordinance, regulation, rule, code, treaty, writ or order and any enforceable judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree, judgment, stipulation, injunction, permit, authorization, policy, opinion, or agency requirement, in each case having the force and effect of law, relating to pollution, contamination, protection, investigation or restoration of the environment, health and safety or natural resources, including, without limitation, noise, odor, wetlands, or the use, handling, presence, transportation, treatment, storage, disposal, release, threatened release or discharge of Hazardous Materials.

     “Environmental Permits” means any permit, approval, identification number, license and other authorization required under any applicable Environmental Law.

     “Epic Disclosure Schedules” shall have the meaning assigned to such term in Section 3.2.

     “Epic Intellectual Property Rights” shall have the meaning assigned to such term in Section 3.2(m) .

     “Epic Material Contracts” shall have the meaning assigned to such term in Section 3.2(l) .

     “Epic Party” shall have the meaning assigned to such term in Section 4.8(a) .

     “ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the regulations promulgated thereunder.

     “ERISA Affiliate” means any entity or trade or business (whether or not incorporated) other than the Company that together with the Company, is considered under common control and treated as a single employer under Section 4.14(b), (c), (m) or (o) of the Code.

     “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

     “Exempt Issuance” means the issuance of (a) shares of Common Stock or options to purchase Common Stock to employees, consultants, officers or directors of the Company pursuant to any stock or option plan existing on the date hereof and disclosed in the Company Disclosure Schedules or, subject to Section 4.14(a)(ii), duly adopted by a majority of the independent members of the Board of Directors or a majority of a committee of independent members of the Board of Directors established for such purpose, (b) securities upon the exercise or exchange of or conversion of any securities of the Company outstanding on the date of this Agreement and disclosed in the Company Disclosure Schedules, including Outstanding Preferred Stock, pursuant to the terms thereof, provided that such securities have not been amended since the date of this Agreement to increase the number of securities or to decrease the exercise, exchange or conversion price of any such securities, except for adjustments required by the terms thereof, (c) up to a maximum of 2,000,000 shares of Common Stock or Common Stock Equivalents in any rolling 12 month period to consultants, vendors, financial institutions or lessors in connection with services (including the provision of Permitted Indebtedness) provided by such Persons referred to in this clause (c), but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities, and provided that none of such shares may be registered for sale or resale by any such holders, and provided further that issuances described in this clause (c) are approved by a majority of the independent members of the Board of Directors, (d) securities as a dividend or distribution on any of the Securities issued pursuant to this Agreement, (e) shares of Common Stock upon the exercise of the Conversion Warrants and (f) securities issued in connection with any stock split, stock dividend or recapitalization of the Common Stock.

     “Existing Preferred Stock” means the issued and outstanding shares of Series B Preferred Stock and Series C Preferred Stock.

     “Facility” shall have the meaning assigned to such term in the Preamble hereof.

     “FDA” shall have the meaning assigned to such term in Section 3.1(jj) .

     “FDCA” shall have the meaning assigned to such term in Section 3.1(jj) .

     “Fundamental Transaction” means any transaction whereby (a) the Company effects any merger or consolidation of the Company with or into another Person, (b) the Company effects any sale of all or substantially all of its assets in one transaction or a series of related transactions, (c) a tender offer or an exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Common Stock are permitted to tender or exchange their shares for other securities, cash or property, or (d) the Company effects any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property.

     “GAAP” shall have the meaning assigned to such term in Section 3.1(h) .

     “GMP” means current Good Manufacturing Practice Regulations promulgated by the U.S. Food and Drug Administration under the authority of the Federal Food, Drug, and Cosmetic Act.

     “Governmental Approval” means any and all permits, licenses, approvals, and authorizations required by any governmental agency or quasi-governmental agency as a prerequisite to the development, manufacturing, packaging, marketing, and selling of the Products.

     “First Commercial Sale” means with respect to a Product, the first sale to an unaffiliated third party by Parent or by a third party designated by Parent to market and sell a Product. First Commercial Sale shall not include transfer of reasonable quantities of any free samples of a Product or reasonable quantities of a Product solely for development purposes, such as for use in experimental studies or clinical trials.

     “Hazardous Materials” means (a) any petroleum, petroleum products, byproducts or breakdown products, radioactive materials, asbestos-containing materials or polychlorinated biphenyls or (b) any chemical, material or other substance defined or regulated as toxic or hazardous or as a pollutant or contaminant or waste under any applicable Environmental Law.

     “Identified CR Products” means the control release drug products that are described in the Identified Products Letter, as hereafter modified or amended in accordance with this Agreement.

     “Identified IR Products” means the immediate release drug products that are described in the Identified Products Letter, as hereafter be modified or amended in accordance with this Agreement.

     “Identified Products Letter” means a letter or other written documents, duly signed by Parent and the Company, identifying the Identified CR Products, Additional CR Products, Identified IR Products and/or Additional IR Products, as the same may be modified or amended in accordance with this Agreement.

     “Indemnified Party” shall have the meaning assigned to such term in Section 4.8(c) .

     “Indemnifying Party” shall have the meaning assigned to such term in Section 4.8(c) .

     “Initial Closing” means the closing of the purchase and sale of the Initial Closing Shares pursuant to Section 2.1.

     “Initial Closing Date” means the first Trading Day when all of the Transaction Documents have been executed and delivered by the applicable parties thereto, and all conditions precedent to (i) the Purchaser’s obligation to purchase the Initial Closing Shares have been satisfied or waived by the Purchaser and (ii) the Company’s obligation to issue and deliver the Initial Closing Shares have been satisfied or waived by the Company.

     “Initial Closing Shares” means the shares of Series E Preferred Stock to be purchased by the Purchaser and issued and sold by the Company at the Initial Closing pursuant to Section 2.1 hereof.

     “Involuntary Petition” shall have the meaning assigned to such term in Section 2.11(a)(vi) .

     “Liens” means a lien, charge, security interest, encumbrance, right of first refusal, preemptive right or other restriction.

     “Lock-Up Period” shall have the meaning assigned to such term in Section 4.16.

     “Material Adverse Effect” means, as to the Company, the Parent or the Purchaser, as the case may be, any of (i) a material adverse effect on the legality, validity or enforceability of any Transaction Document, (ii) a material adverse effect on the results of operations, assets, business or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, or the Parent and the Purchaser, taken as a whole, as the case may be, or (iii) a material adverse effect on the ability of the Company, on the one hand, or the Parent and/or the Purchaser, on the other hand, to perform in any material respect on a timely basis their respective obligations under this Agreement or any of the other Transaction Documents.

     “Material Permits” shall have the meaning assigned to such term in Section 3.1(m) .

     “Milestone Delivery” shall have the meaning assigned to such term in Section 2.10(d) .

     “Milestone Delivery Date” shall have the meaning assigned to such term in Section 2.10(d) .

     “Milestone Shares” means the shares of Series E Preferred Stock to be issued by the Company to the Purchaser pursuant to Sections 2.10(a) and/or 2.10(b) hereof.

     “Minimum Share Requirement” means (i) a number of shares of Series E Preferred Stock equal to ninety percent (90%) of the aggregate number of shares of Series E Preferred Stock purchased by the Purchaser at all of the then applicable Closings or (ii) following the conversion by the Purchaser of the Series E Preferred Stock, a number of shares of Common Stock equal to ninety percent (90%) of the number of shares of Common Stock so converted.

     “Net Sales” means, with respect to sales of a Product, the gross amount invoiced by Parent or its Affiliates to unaffiliated third parties purchasing a Product (including, but not limited to, any royalty payments, up-front payments, licensing fees, milestone payments and other consideration paid to Parent or its Affiliates with respect to a Product (whether such payments, fees and other consideration were received by Parent or its Affiliates prior to, or after, the First Commercial Sale)), less the following items:

       (i) trade, cash, quantity and promotional discounts which effectively reduce the net selling price;

       (ii) excise, sales, value added or other taxes imposed upon and paid with respect to such sales (excluding taxes based on income);

       (iii) freight, insurance and other transportation charges reasonably incurred in shipping the Product to third parties and included in the amount invoiced to such third parties and amounts repaid or credited by reason of rejections, defects, recalls or returns or retroactive price reductions;

       (iv) all shelf stock adjustments, charge back payments, discounts and rebates (whether mandated or otherwise) granted to managed health care organizations or to federal, state and local governments, their agencies, and purchasers and reimbursers or to trade customers including, but not limited to, wholesalers and chain and pharmacy buying groups and charge back payments, discounts and rebates (whether mandated or otherwise) charged by national or local government;

       (v) accounts receivable or other bad debt write-offs or reductions resulting from a purchaser failing to pay all or any portion of an invoice; and

       (vi) if Parent or its Affiliates are marketing a Product, ten percent (10%) of the Net Sales amount determined after the reductions in (i) – (v) above, for marketing expenses.

Net Sales shall be determined from the books and records of Parent or its Affiliates. Net Sales exclude:

       (i) the transfer of reasonable and customary quantities of free sample of a Product and the transfer of a Product as clinical trial materials, other than for subsequent resale;

       (ii) sales or transfer of a Product among a Party and its Affiliates unless the receiving Party is the consumer or user of the Product; and

       (iii) use by a Party of a Product in connection with the securing or regulatory approval or validating of a manufacturing process or the obtaining of other necessary marketing approvals for a Product (unless such Product is subsequently sold).

     “Notice of Acceptance” means a written notice from the Parent to the Company notifying the Company that the Parent has received an acknowledgement letter from the FDA that the FDA accepted for filing an ANDA for an Identified CR Product and/or Identified IR Product as provided in 21 C.F.R. 314.101(b)(2), which such written notice from the Parent shall attach as an exhibit a copy of such acknowledgement letter from the FDA.

     “Notice of Approval” means a written notice from the Parent to the Company notifying the Company that the Parent has received from the FDA either (x) an approval letter under 21 C.F.R. 314.105 or (y) an approvable letter under 21 C. F.R. 314.110 in respect of an ANDA for an Identified CR Product and/or Identified IR Product, which such written notice from the Parent shall attach as an exhibit a copy of such approval letter or such approvable letter from the FDA.

     “Outstanding Preferred Stock” means the outstanding shares of Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock collectively.

     “Parent” shall have the meaning assigned to such term in the preamble hereto.

     “Parent Financial Statements” shall have the meaning assigned to such term in Section 3.2(h) ..

     “Party(ies)” means the Company and/or Parent.

     “Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

     “Permitted Indebtedness” means (a) the indebtedness of the Company existing on the Initial Closing Date as set forth in Schedule 3.1(cc) of the Company Disclosure Schedules and (b) non-equity linked lines of credit or term loans, lease obligations and/or purchase money indebtedness of up to $1,000,000 in the aggregate.

     “Pharmaceutical Product” means each product subject to the jurisdiction of the FDA under the FDCA that is manufactured, packaged, labeled, tested, distributed, sold, and/or marketed by the Company (or any of its Subsidiaries) or the Parent, as the case may be.

     “Preferred Stock” means shares of Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock or any other equity security or capital stock having one or more rights, whether relating to dividends, redemption, liquidation, dissolution, voting or otherwise, senior to the Common Stock.

     “Preferred Stock Equivalents” means any securities of the Company or the Subsidiaries which would entitle the holder thereof to acquire at any time Preferred Stock, including without limitation, any debt, preferred stock, rights, options, warrants or other instruments that is at any time convertible into or exercisable for, otherwise entitles the holder thereof to receive, Preferred Stock.

     “Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

     “Product(s)” shall have the meaning assigned to such term in Section 5.2.

     “Product Fee” shall have the meaning assigned to such term in Section 5.3(a) .

     “Profit” means Net Sales less Cost of Goods Sold. The parties acknowledge and agree that if Parent licenses the rights to one or more Products, the initial payments received by Parent from the licensee will represent a repayment or reimbursement of the Cost of Goods Sold and none of such payments will constitute Profit until the Cost of Goods Sold has been repaid or reimbursed in full.

     “Proxy Statement” shall have the meaning assigned to such term in Section 4.10(a) .

     “Purchaser” shall have the meaning assigned to such term in the preamble hereto.

     “Purchaser Counsel” means Wolff & Samson PC with offices located at One Boland Drive, West Orange, New Jersey 07052.

     “Purchaser Directors” shall have the meaning assigned to such term in Section 4.11(a) .

     “Receiving Party” shall have the meaning set forth in Section 5.4(f) .

     “Required Approvals” shall have the meaning assigned to such term in Section 3.1(e) .

     “Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

     “SEC Reports” shall have the meaning assigned to such term in Section 3.1(h) .

     “Second Closing” means the closing of the purchase and sale of the Second Closing Shares pursuant to Section 2.3.

     “Second Closing Date” means the fifth Trading Day following the Special Meeting of Stockholders at which the Shareholder Approval is obtained, provided that all conditions precedent to (i) the Purchaser’s obligation to purchase the Second Closing Shares have been satisfied or waived by the Purchaser and (ii) the Company’s obligation to issue and deliver the Second Closing Shares have been satisfied or waived by the Company.

     “Second Closing Shares” means the shares of Series E Preferred Stock to be purchased by the Purchaser and issued and sold by the Company on the Second Closing Date pursuant to Section 2.3 hereof.

     “Securities” means the Initial Closing Shares, the Second Closing Shares, the Third Closing Shares, the Additional Shares, the Milestone Shares, the Warrants and the Underlying Shares.

     “Securities Act” shall have the meaning assigned to such term in the recitals hereto.

     “Series B Preferred Stock” means the issued and outstanding shares of Series B Preferred Stock, par value $0.01 per share, of the Company.

     “Series C Preferred Stock” means the issued and outstanding shares of Series C Preferred Stock, par value $0.01 per share, of the Company.

     “Series D Preferred Stock” means the issued and outstanding shares of the Company’s Series D 8% Convertible Preferred Stock, par value $0.01 per share, of the Company.

     “Series E Preferred Stock” means the issued and outstanding shares of the Company’s Series E Convertible Voting Preferred Stock, par value $0.01 per share, of the Company.

     “Shareholder Approval” means the Authorized Share Approval and any other approval as may be required by the applicable rules and regulations of the Trading Market from the shareholders of the Company with respect to the transactions contemplated by the Transaction Documents.

     “Short Sales” shall include all “short sales” as defined in Rule 200 of Regulation SHO under the Exchange Act.

     “Special Meeting of Stockholders” means the special meeting of the Company’s stockholders to be called and held by the Company pursuant to Section 4.10 hereof.

     “Subsidiary” means any entity in which the Company holds greater than fifty percent (50%) of voting securities, or of which representatives or designees of the Company constitute a majority of such entity’s board of directors or other governing body, each of which is set forth on Schedule 3.1(a) of the Company Disclosure Schedules and shall, where applicable, also include any direct or indirect subsidiary of the Company formed or acquired after the date hereof.

     “Superior Proposal” means any proposal (on its most recently amended or modified terms, if amended or modified) by any Person which is not an Affiliate of the Company (i) involving the acquisition of a majority equity interest in, or all or substantially all of the assets and liabilities of, the Company, and (ii) with respect to which the Board of Directors (A) determines in good faith that such proposal, if accepted, is reasonably likely to be consummated on a timely basis, taking into account all legal, financial, regulatory and other aspects of such proposal and the Person or Persons making such proposal, and (B) determines in its good faith judgment to be more favorable to the Company’s stockholders than the transactions contemplated by this Agreement and the other Transaction Documents taking into account all relevant factors (including whether, in the good faith judgment of the Board of Directors, the Person or Persons making such proposal is reasonably able to finance the transaction, and any proposed changes to this Agreement that may be proposed by the Purchaser in response to such proposal).

     “Supplemental Company Schedules” shall have the meaning assigned to such term in Section 4.17(a) .

     “Taxes” means any federal, state, local or foreign income, gross receipts, franchise, estimated, alternative, minimum, add-on minimum, sales, use, transfer, registration, ad valorem, value added, excise, natural resources, severance, stamp, occupation, premium, windfall profit, environmental (including taxes under Section 59A of the Code), customs duties, real property, personal property, capital stock, employment, profits, withholding, disability, intangibles, withholding, social security, unemployment, disability, payroll, license, employee or other tax or levy, of any kind whatsoever, including any interest, penalties, or additions to tax in respect of the foregoing whether disputed or not.

     “Tax Returns” means any report, return (including information return), claim for refund, declaration or statement relating to Taxes, including any schedule or attachment thereto, and including any amendments thereof.

     “TD Bank” shall have the meaning set forth in Section 2.2(b)(iii) .

     “TD Loan Agreement” shall have the meaning set forth in Section 2.2(b)(iii) .

     “Ten Percent Stockholders” means the holders of ten percent (10%) or more of the issued and outstanding shares of Common Stock on the Initial Closing Date, after giving effect to the conversion of the Outstanding Preferred Stock into Common Stock in accordance with the Conversion Notices.

     “Term” shall have the meaning set forth in Section 5.1(a) .

     “Third Closing” means the closing of the purchase and sale of the Third Closing Shares pursuant to Section 2.5.

     “Third Closing Date” means the first Trading Day following the one year anniversary of the Initial Closing Date, provided that all conditions precedent to (i) the Purchaser’s obligation to purchase the Third Closing Shares have been satisfied or waived by the Purchaser and (ii) the Company’s obligation to issue and deliver the Third Closing Shares have been satisfied or waived by the Company.

     “Third Closing Shares” means the shares of Series E Preferred Stock to be purchased by the Purchaser and issued and sold by the Company on the Third Closing Date pursuant to Section 2.5 hereof.

     “Trading Day” means a day on which the Common Stock is traded on the Trading Market.

     “Trading Market” means the primary market or exchange on which the Common Stock is listed or quoted for trading on the date in question, including the American Stock Exchange, the Nasdaq Capital Market, the New York Stock Exchange, the Nasdaq Global Market, the Nasdaq Global Select Market or the OTC Bulletin Board.

     “Transaction Documents” means this Agreement and the Warrants.

     “Transfer” means, as to any share of Series E Preferred Stock purchased by the Purchaser hereunder, to directly or indirectly sell, assign, transfer, offer, grant a participation in, mortgage, pledge, hypothecate, create a security interest in or Lien upon, encumber, donate, contribute, place in trust, enter into any voting agreement in respect of, or otherwise dispose of, such share of Series E Preferred Stock, provided, however, (i) the conversion by the Holder of any shares of Series E Preferred Stock into Common Stock shall not be deemed a “Transfer” for purposes hereof and (ii) any sale, transfer conveyance, assignment or other disposition in connection with a Fundamental Transaction shall not be deemed a “Transfer” hereunder.

     “Transfer Agent” means Jersey Transfer and Trust Company.

     “Underlying Shares” means the shares of Common Stock issuable upon exercise of the Warrants.

     “Voting Agreement” means the written agreement, in the form of Exhibit D attached hereto, of all of the Company’s officers, directors and Ten Percent Stockholders to vote all

Common Stock over which such Persons have voting control (i) as of the record date for the Special Meeting of Stockholders in favor of the Authorized Share Approval and Shareholder Approval and (ii) for the election or appointment of the Purchaser Directors to the Board of Directors.

     “Warrant(s)” means, individually and collectively, the Common Stock purchase warrant, in the form of Exhibit E attached hereto, to be executed and delivered by the Company to the Purchaser in accordance with Sections 2.2(a)(iv), 2.4(a)(iii), 2.6(a)(iii), 2.10(a) and 2.10(b) hereof, which Warrants shall, subject to the terms therein, be exercisable immediately upon issuance and have a term of exercise equal to seven (7) years from the date of issuance.

ARTICLE II
PURCHASE AND SALE

     2.1 Initial Closing. On the Initial Closing Date, upon the terms and subject to the conditions set forth herein, the Company agrees to issue and sell, and the Purchaser agrees to purchase, One Thousand (1,000) shares of Series E Preferred Stock. In consideration of the issuance and sale by the Company of the Initial Closing Shares, the Purchaser agrees to pay to the Company the sum of One Million Dollars ($1,000,000.00) by wire transfer in accordance with the Company Wire Transfer Instructions. Upon satisfaction of the applicable conditions set forth in this Article II, the Initial Closing shall occur at the offices of the Purchaser Counsel, or such other location as the parties shall mutually agree.

     2.2 Initial Closing Deliveries.

          (a) On the Initial Closing Date, the Company shall deliver or cause to be delivered to the Purchaser the following:

       (i) this Agreement duly executed by the Company;

       (ii) a legal opinion of Company Counsel, which shall be reasonably satisfactory to the Purchaser and Purchaser Counsel;

       (iii) a certificate evidencing the Initial Closing Shares, registered in the name of the Purchaser;

       (iv) a Warrant registered in the name of the Purchaser to purchase up to Forty Million (40,000,000) shares of Common Stock at an exercise price of Six and 25/100 Cents ($0.0625) per share;

       (v) the Conversion Notices;

       (vi) the Voting Agreement;

       (vii) a certificate, duly executed by its Chief Executive Officer, certifying as to the satisfaction of the conditions set forth in Sections 2.11(b) and 2.12(a);

       (viii) a certificate executed by its Secretary having attached thereto (A) the Company’s Certificate of Incorporation and the Certificate of Designation, each certified by the Secretary of State of the State of Delaware, as in effect at the Initial Closing Date, (B) the Company’s By-Laws as in effect at the Initial Closing Date, (C) resolutions approved by the Board of Directors authorizing the transactions contemplated hereby, including the appointment of the Purchaser Directors, and (D) good standing certificate with respect to the Company from the Secretary of State of the States of Delaware and New Jersey;

       (ix) pursuant to Section 4.17(a), the Supplemental Company Schedules; and

       (x) the Identified Products Letter.

          (b) On the Initial Closing Date, the Purchaser shall deliver or cause to be delivered to the Company the following:

       (i) this Agreement duly executed by Parent and the Purchaser;

       (ii) the sum of One Million Dollars ($1,000,000.00) by wire transfer in accordance with the Company Wire Transfer Instructions;

       (iii) written confirmation from TD Bank, N.A. (“TD Bank”) stating (A) that the transactions contemplated by this Agreement and the other Transaction Documents do not violate any of the terms or conditions of that certain Loan and Security Agreement, dated as of July 18, 2009 (the “TD Loan Agreement”), by and among the Parent, Epic RE Holdco, LLC, a Delaware limited liability company, and TD Bank or any of the transactions contemplated thereby, (B) the amount of the loan facility committed to the Parent or its Affiliates pursuant to the TD Loan Agreement, and (C) the amount of such loan facility which remains available to the Parent or its Affiliates under the TD Loan Agreement as of the Initial Closing Date; and

       (iv) the Identified Products Letter.

     2.3 Second Closing. On the Second Closing Date, upon the terms and subject to the conditions set forth herein, the Company agrees to issue and sell, and the Purchaser agrees to purchase, One Thousand (1,000) shares of Series E Preferred Stock Price. In consideration of the issuance and sale by the Company of the Second Closing Shares, the Purchaser agrees to pay to the Company the sum of One Million Dollars ($1,000,000.00) by wire transfer in accordance with the Company Wire Transfer Instructions. Upon satisfaction of the applicable conditions set forth in Article II hereof, the Second Closing shall occur at the offices of the Purchaser Counsel, or such other location as the parties shall mutually agree.

     2.4 Second Closing Deliveries.

          (a) On the Second Closing Date, the Company shall deliver or cause to be delivered to the Purchaser the following:

       (i) a legal opinion of Company Counsel, which shall be reasonably satisfactory to the Purchaser and Purchaser Counsel;

       (ii) a certificate evidencing the Second Closing Shares, registered in the name of the Purchaser;

       (iii) a Warrant registered in the name of the Purchaser to purchase up to Forty Million (40,000,000) shares of Common Stock at an exercise price of Six and 25/100 Cents ($0.0625) per share;

       (iv) a certificate, duly executed by the inspectors of election appointed for the Special Meeting of Stockholders, certifying the receipt by the Company of the Shareholder Approval;

       (v) a certificate, duly executed by its Chief Executive Officer, certifying as to the satisfaction of the conditions set forth in Sections 2.11(b) and 2.12(b);

       (vi) a certificate executed by its Secretary having attached thereto (A) the Company’s Certificate of Incorporation, certified by the Secretary of State of the State of Delaware, as in effect at the Second Closing Date and evidencing the Authorized Share Approval, (B) the Company’s By-Laws as in effect at the Second Closing Date, (C) resolutions approved by the Board of Directors authorizing the transactions contemplated hereby, and (D) good standing certificate with respect to the Company from the Secretary of State of the States of Delaware and New Jersey; and

       (vii) pursuant to 4.17(a), the Supplemental Company Schedules.

          (b) On the Second Closing Date, the Purchaser shall deliver or cause to be delivered to the Company the following~~:~~

       (i) the sum of One Million Dollars ($1,000,000.00) by wire transfer in accordance with the Company Wire Transfer Instructions; and

       (ii) a certificate executed by each of the Parent and the Purchaser certifying as to the accuracy on such Second Closing Date of the representations and warranties of the Parent and the Purchaser contained in Sections 3.2(o), 3.2(p), 3.2(q) and 3.2(r) .

     2.5 Third Closing. On the Third Closing Date, upon the terms and subject to the conditions set forth herein, the Company agrees to issue and sell, and the Purchaser agrees to purchase, One Thousand (1,000) shares of Series E Preferred Stock. In consideration of the issuance and sale by the Company of the Third Closing Shares, the Purchaser agrees to pay to the

Company the sum of One Million Dollars ($1,000,000.00) by wire transfer in accordance with the Company Wire Transfer Instructions. Upon satisfaction of the applicable conditions set forth in Article II hereof, the Third Closing shall occur at the offices of the Purchaser Counsel, or such other location as the parties shall mutually agree.

     2.6 Third Closing Deliveries.

          (a) On the Third Closing Date, the Company shall deliver or cause to be delivered to the Purchaser the following:

       (i) a legal opinion of Company Counsel, which shall be reasonably satisfactory to the Purchaser and Purchaser Counsel;

       (ii) a certificate evidencing the Third Closing Shares, registered in the name of the Purchaser;

       (iii) a Warrant registered in the name of the Purchaser to purchase up to Forty Million (40,000,000) shares of Common Stock at an exercise price of Six and 25/100 Cents ($0.0625) per share;

       (iv) a certificate, duly executed by its Chief Executive Officer, certifying as to the satisfaction of the conditions set forth in Sections 2.11(b) and 2.12(c);

       (v) a certificate executed by its Secretary having attached thereto (A) the Company’s Certificate of Incorporation, certified by the Secretary of State of the State of Delaware, as in effect at the Third Closing Date, (B) the Company’s By-Laws as in effect at the Third Closing Date, (C) resolutions approved by the Board of Directors authorizing the transactions contemplated hereby, and (D) good standing certificate with respect to the Company from the Secretary of State of the States of Delaware and New Jersey; and

       (vi) pursuant to Section 4.17(a), the Supplemental Company Schedules.

          (b) On the Third Closing Date, the Purchaser shall deliver or cause to be delivered to the Company the following:

       (i) the sum of One Million Dollars ($1,000,000.00) by wire transfer in accordance with the Company Wire Transfer Instructions; and

       (ii) a certificate executed by each of the Parent and the Purchaser certifying as to the accuracy on such Third Closing Date of the representations and warranties of the Parent and the Purchaser contained in Sections 3.2(o), 3.2(p), 3.2(q) and 3.2(r) .

     2.7 Additional Shares. Within ten (10) Business days following the last day of each calendar quarter, beginning with the first calendar quarter following the Initial Closing Date (each such date, an “Additional Closing Date”) and continuing for each of the eleven (11)

calendar quarters thereafter, upon the terms and subject to the conditions set forth herein, the Company agrees to issue and sell, and the Purchaser agrees to purchase, Sixty Two and one-half (62.5) shares of Series E Preferred Stock. In consideration of the issuance and sale by the Company of the Additional Shares, the Purchaser agrees to pay to the Company at each Additional Closing the sum of Sixty Two Thousand Five Hundred Dollars ($62,500.00) by wire transfer in accordance with the Company Wire Transfer Instructions. The total number of Additional Shares shall be Seven Hundred Fifty (750) and the total consideration to be paid by the Purchaser therefor shall be Seven Hundred Fifty Thousand Dollars ($750,000.00) . Upon satisfaction of the applicable conditions set forth in Article II hereof, each Additional Closing shall occur at the offices of the Purchaser Counsel, or such other location as the parties shall mutually agree.

     2.8 Additional Closing Deliveries.

          (a) On each Additional Closing Date, the Company shall deliver or cause to be delivered to the Purchaser the following:

       (i) a certificate evidencing the Additional Closing Shares, registered in the name of the Purchaser;

       (ii) a certificate, duly executed by its Chief Executive Officer, certifying as to the satisfaction of the conditions set forth in Sections 2.11(b) and 2.12(d);

       (iii) a certificate executed by its Secretary having attached thereto resolutions approved by the Board of Directors authorizing the transactions contemplated hereby; and

       (iv) pursuant to Section 4.17(a), the Supplemental Company Schedules.

          (b) On each Additional Closing Date, the Purchaser shall deliver or cause to be delivered to the Company the following:

       (i) the sum of Sixty Two Thousand Five Hundred Dollars ($62,500.00) by wire transfer in accordance with the Company Wire Transfer Instructions; and

       (ii) a certificate executed by each of the Parent and the Purchaser certifying as to the accuracy on such Additional Closing Date of the representations and warranties of the Parent and the Purchaser contained in Sections 3.2(o), 3.2(p), 3.2(q) and 3.2(r) .

     2.9 Offer to Holders of Outstanding Preferred Stock.

          (a) Between the date hereof and the Initial Closing Date, the Company shall use its best efforts to obtain the agreement of the holders of the Outstanding Preferred Stock to convert all of their shares of Outstanding Preferred Stock into Common Stock in accordance with the respective terms of the Outstanding Preferred Stock. Such conversion may be contingent upon, and effective as of, the Initial Closing.

          (b) Each holder of Outstanding Preferred Stock who elects to convert their shares of Outstanding Preferred Stock as of the Initial Closing Date shall be entitled to receive from the Company a Conversion Warrant. The Conversion Warrant shall (i) entitle the holder thereof to purchase a number of shares of Common Stock equal to one hundred percent (100%) of the number of shares of Common Stock received by the holder upon conversion of their shares of Outstanding Preferred Stock as of the Initial Closing Date, (ii) have an exercise price of Twenty Five cents ($0.25) per share, (iii) have a “cashless” feature, (iv) have a term of five (5) years from the date of issuance, and (v) not require the Company to register the shares of Common Stock issuable upon exercise thereof.

     2.10 Milestone Shares and Warrants. In consideration of the Parent’s covenants and agreements set forth in Article V, the Company agrees to issue the Milestone Shares and Warrants set forth in this Section 2.10 (as such Milestone Shares and Warrants may be adjusted from time to time for any stock splits, stock dividends, reclassifications and the like):

          (a) With respect to each Identified CR Product and Additional CR Product developed by the Parent at the Facility, (i) the Company agrees to issue and deliver to the Purchaser a Warrant registered in the name of the Purchaser to purchase up to Ten Million (10,000,000) shares of Common Stock at an exercise price of Six and 25/100 Cents ($0.0625) per share within five (5) Business Days following the receipt by the Company from the Parent of each Notice of Acceptance for such Identified CR Product and/or Additional CR Product, up to a maximum of four Warrants for an aggregate of Forty Million (40,000,000) shares, and (ii) the Company agrees to issue to the Purchaser Seven Million (7,000,000) shares of Common Stock, and deliver a certificate evidencing such shares registered in the name of the Purchaser, within five (5) Business Days following the receipt by the Company from the Parent of each Notice of Approval for such Identified CR Product and/or Additional CR Product, up to a maximum of an aggregate of Twenty Eight Million (28,000,000) shares.

          (b) With respect to each Identified IR Product and Additional IR Product developed by the Parent at the Facility, (i) the Company agrees to issue and deliver to the Purchaser a Warrant registered in the name of the Purchaser to purchase up to Four Million (4,000,000) shares of Common Stock at an exercise price of Six and 25/100 Cents ($0.0625) per share within five (5) Business Days following the receipt by the Company from the Parent of each Notice of Acceptance for such Identified IR Product and/or Additional IR Product, up to a maximum of four Warrants for an aggregate of Sixteen Million (16,000,000) shares, and (ii) the Company agrees to issue to the Purchaser Three Million (3,000,000) shares of Common Stock, and deliver a certificate evidencing such shares registered in the name of the Purchaser, within five (5) Business Days following the receipt by the Company from the Parent of each Notice of Approval for such Identified IR Products and/or Additional IR Products, up to a maximum of an aggregate of Twelve Million (12,000,000) shares.

          (c) On or before any Milestone Delivery Date, the Purchaser shall deliver or cause to be delivered to the Company a certificate executed by each of the Parent and the Purchaser certifying as to the accuracy as of such Milestone Delivery Date of the representations and warranties of the Parent and the Purchaser contained in Sections 3.2(o), 3.2(p), 3.2(q) and 3.2(r) .

          (d) Each date upon which the Company is obligated to deliver Milestone Shares and/or Warrants to the Purchaser shall be hereinafter referred to as a “Milestone Delivery Date” and each such delivery, a “Milestone Delivery.”

     2.11 General Conditions.

          (a) The obligations of the Company set forth in this Article II and in connection with each Closing and Milestone Delivery are subject to the following conditions being met or waived by the Company:

       (i) the accuracy in all material respects when made and on the Initial Closing Date of the representations and warranties of each of the Parent and the Purchaser contained herein, other than representation and warranties that are qualified by “Material Adverse Effect” or “materiality,” which shall be true and correct in all respects;

       (ii) all obligations, covenants and agreements of each of the Parent and the Purchaser contained herein or the other Transaction Documents and required to be performed at or prior to the applicable Closing Date and Milestone Delivery Date shall have been performed in accordance with the terms set forth herein or therein;

       (iii) no governmental entity, nor any federal or state court of competent jurisdiction or arbitrator shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, judgment, injunction or arbitration award or finding or other order (whether temporary, preliminary or permanent), in any case which is in effect and which prevents or prohibits consummation of the transactions, or any of them, contemplated in this Agreement;

       (iv) the delivery by the Parent and/or the Purchaser of the items set forth in Sections 2.2(b), 2.4(b), 2.6(b) and 2.8(b) of this Agreement, as applicable;

       (v) there shall have been no filing by either the Parent or the Purchaser of a voluntary petition in bankruptcy, or a petition or an answer seeking reorganization or an arrangement with creditors, or to take advantage of any bankruptcy, reorganization, insolvency, readjustment of debt, dissolution or liquidation laws or statutes, or an answer admitting the material allegations of a petition filed against either the Parent or the Purchaser in any proceeding under any such law; and

       (vi) there shall have not been filed against either the Parent or the Purchaser an involuntary petition seeking reorganization of either the Parent or the Purchaser or the appointment of a receiver, trustee, custodian or liquidator of either the Parent or the Purchaser or a substantial part of their respective assets, or an involuntary petition under any bankruptcy, reorganization or insolvency law of any jurisdiction, whether now or hereafter in effect (any of the foregoing petitions being hereinafter referred to as an “Involuntary Petition”), which such Involuntary Petition shall not have been contested within ten (10) days, or dismissed within sixty (60) days, after it was filed.

          (b) The obligations of the Purchaser set forth in this Article II and in connection with each Closing and Milestone Delivery are subject to the following conditions being met or waived by the Purchaser:

       (i) the accuracy in all material respects on each Closing Date and each Milestone Delivery Date of the representations and warranties of the Company contained herein, other than (A) representation and warranties that are qualified by “Material Adverse Effect” or “materiality,” which shall be true and correct in all respects, and (B) as such representations and warranties are supplemented or amended by the Supplemental Company Schedules;

       (ii) all obligations, covenants and agreements of the Company contained herein or the other Transaction Documents and required to be performed at or prior to the applicable Closing Date and Milestone Delivery Date shall have been performed in accordance with the terms set forth herein or therein;

       (iii) the delivery by the Company of the items set forth in Sections 2.2(a), 2.4(a), 2.6(a) and 2.8(a) of this Agreement, as applicable;

       (iv) the Company shall have obtained all requisite governmental approvals, authorizations, consents and waivers, if any, required to consummate the transactions contemplated herein;

       (v) no governmental entity, nor any federal or state court of competent jurisdiction or arbitrator shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, judgment, injunction or arbitration award or finding or other order (whether temporary, preliminary or permanent), in any case which is in effect and which prevents or prohibits consummation of the transactions, or any of them, contemplated in this Agreement;

       (vi) neither the Chief Executive Officer nor the Chief Financial Officer of the Company shall have failed to provide, with respect to any SEC Report after the date of this Agreement, any necessary certification in the form required under the Sarbanes-Oxley Act;

       (vii) there shall have been no filing by the Company of a voluntary petition in bankruptcy, or a petition or an answer seeking reorganization or an arrangement with creditors, or to take advantage of any bankruptcy, reorganization, insolvency, readjustment of debt, dissolution or liquidation laws or statutes, or an answer admitting the material allegations of a petition filed against it in any proceeding under any such law;

       (viii) there shall have not been filed against the Company an Involuntary Petition, which such Involuntary Petition shall not have been contested within ten (10) days, or dismissed within sixty (60) days, after it was filed; and

       (ix) there shall not be any suit, claim, action, proceeding or investigation instituted, commenced, pending or threatened by or before any domestic or foreign governmental, administrative, judicial or regulatory authority that would or that seeks or is reasonably likely to (i) impose material limitations on the ability of Parent or Purchaser to consummate the transactions contemplated by the Transaction Documents, (ii) restrain, enjoin, prevent, prohibit or make illegal, or impose material limitations on, the consummation of the transactions contemplated by the Transaction Documents, or the ability of the Company to operate its business in the manner presently conducted, or (iii) find or impose material criminal, civil, common law or administrative liability related to goods or services provided by the Company to its customers.

     2.12 Additional Closing Conditions.

          (a) The obligation of the Purchaser to purchase the Initial Closing Shares is subject to the further condition precedent that on or prior to the Initial Closing Date (i) all of the outstanding Series B Preferred Stock and Series C Preferred Stock shall have been converted into an aggregate of 9,182,652 shares of Common Stock in accordance with the terms thereof, (ii) such number of shares of outstanding Series D Preferred Stock as the Purchaser shall determine, in its sole discretion, shall have been converted into Common Stock in accordance with the terms thereof, (iii) the Company shall have effected the delisting of the Common Stock from the American Stock Exchange (now known as NYSE Alternext U.S) and the Trading Market shall be such Trading Market as shall be required under any agreement, instrument or security to which the Company may be a party or may be bound and (iv) none of the transactions contemplated by this Agreement or the other Transaction Documents require the consent or approval of the “Purchasers” under (w) the Securities Purchase Agreement, dated as of March 15, 2006, among the Company and the “Purchasers” identified therein, (x) the Securities Purchase Agreement, dated as of April 24, 2007, among the Company and the “Purchasers” identified therein, (y) the Securities Purchase Agreement, dated as of July 17, 2007, among the Company and the “Purchasers” identified therein, and (z) the Securities Purchase Agreement, dated as of September 15, 2008, among the Company and the “Purchasers” identified therein.

          (b) The obligation of the Purchaser to purchase the Second Closing Shares is subject to the further condition precedent that (i) the Initial Closing shall have occurred in accordance with the terms set forth herein and (ii) the Shareholder Approval shall have been obtained no later than the six (6) month anniversary of the Initial Closing Date.

          (c) The obligation of the Purchaser to purchase the Third Closing Shares is subject to the further condition precedent that the Initial Closing and the Second Closing shall have occurred in accordance with the terms set forth herein.

          (d) The obligation of the Purchaser to purchase the Additional Shares is subject to the further condition that (i) each of the Closings which, pursuant to the terms hereof, should have occurred prior to each Additional Closing Date shall have occurred in accordance with the terms set forth herein and (ii) as to each Additional Closing Date following the Third Closing Date, there shall have been no Material Adverse Effect with respect to the Company since the Third Closing Date.

          (e) All conditions precedent to the obligations of the Purchaser and Parent set forth herein are for the sole benefit of such parties and may be waived, in whole or in part, by such parties in their sole and absolute discretion. The waiver of any such condition, in whole or in part, any at any time or from time to time, shall not act or serve as a waiver of such condition at any other time and any and all such waivers must be in writing and signed by a duly authorized officer or representative of such parties.

     2.13 Company Loans. (a) If the Company determines, in its reasonable judgment, that additional funding is required for the development of its pharmaceutical products, then, as an integral part of the transactions contemplated by this Agreement, subject to the mutual agreement of the Company and Parent, either:

       (i) the Company shall issue, and the Purchaser shall purchase, such additional number of shares of Series E Preferred Stock or Common Stock from the Company, upon such terms and conditions as may be agreed upon by the Company and Parent; or

       (ii) On or after September 15, 2011, the Parent shall provide a loan to the Company, in an aggregate principal amount not to exceed $1,000,000, which such loan shall (A) have an interest rate equal to the then prime interest rate as published in the Wall Street Journal on the date of such loan, (B) mature on the second (2nd) anniversary of date of such loan, and (C) be on such other terms and conditions which are customary and reasonable to loans of a similar nature and which are mutually agreed upon between Parent and the Company.

ARTICLE III
REPRESENTATIONS AND WARRANTIES

     3.1 Representations and Warranties of the Company. Except as set forth in the disclosure schedules delivered to the Purchaser concurrently herewith (the “Company Disclosure Schedules”), as such Company Disclosure Schedules may be supplemented or amended by any Supplemental Company Schedules in accordance with Section 4.17(a), which such Company Disclosure Schedules and such Supplemental Company Schedules, if any, shall be deemed a part hereof and to qualify any representation or warranty otherwise made herein to the extent of such disclosure, the Company hereby makes the representations and warranties set forth below to the Purchaser as of the date hereof and as of the Initial Closing Date:

          (a) Subsidiaries. All of the direct and indirect Subsidiaries of the Company are set forth on Schedule 3.1(a) of the Company Disclosure Schedules. The Company owns, directly or indirectly, all of the capital stock or other equity interests of each Subsidiary free and clear of any Liens, and all the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities. If the Company has no subsidiaries, then all other references in the Transaction Documents to the Subsidiaries or any of them will be disregarded.

          (b) Organization and Qualification. The copies of the Company’s Certificate of Incorporation, as amended, and Bylaws, as filed as exhibits to the Company’s SEC Reports are complete and correct copies thereof as in effect on the date hereof. Except as provided in Schedule 3.1(b) of the Company Disclosure Schedules, true and complete copies of all minute books of the Company and the Subsidiaries have been made available by the Company to the Purchaser. The Company and each of the Subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization (as applicable), with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Neither the Company nor any Subsidiary is in violation or default of any of the provisions of its respective certificate or articles of incorporation or formation (as applicable), bylaws or other organizational or charter documents. Each of the Company and the Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in a Material Adverse Effect and no Proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

          (c) Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of each of the Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, the Board of Directors or its stockholders in connection therewith other than in connection with the Required Approvals. Each Transaction Document has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

          (d) No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the other transactions contemplated hereby and thereby do not and will not: (i) conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, subject to the Authorized Share Approval or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company or any Subsidiary, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) subject to the Required Approvals, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in a Material Adverse Effect.

          (e) Filings, Consents and Approvals. The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than (i) the notice and/or application(s) to each applicable Trading Market for the issuance and sale of the Securities and the listing of the Underlying Shares for trading thereon in the time and manner required thereby, (ii) the filing of Form D with the Commission and such filings as are required to be made under applicable state securities laws, and (iii) Shareholder Approval (clauses (i), (ii) and (iii) collectively, the “Required Approvals”).

          (f) Issuance of the Securities. Subject to the Authorized Share Approval, the Securities are duly authorized and, when issued and paid for in accordance with the applicable Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company other than restrictions on transfer provided for in the Transaction Documents. On or before the Initial Closing Date, the Company will reserve from its duly authorized capital stock a number of shares of Common Stock for issuance of the Underlying Shares in respect of the Warrants being issued at the Initial Closing at least equal to the Actual Minimum on the date hereof. After the Authorized Share Approval, the Company will reserve from its duly authorized capital stock a number of shares of Common Stock for issuance of the Underlying Shares at least equal to the Actual Minimum on the date hereof.

          (g) Capitalization. The capitalization of the Company is as set forth on Schedule 3.1(g) of the Company Disclosure Schedules. Except as set forth in Schedule 3.1(g) of the Company Disclosure Schedules, the Company has not issued any capital stock since its most recently filed periodic report under the Exchange Act, other than pursuant to the exercise of employee stock options under the Company’s stock option plans or the issuance of shares of Common Stock to employees pursuant to the Company’s employee stock purchase plan. No Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transaction contemplated by the Transaction Documents. Except as a result of the purchase and sale of the Securities or as set forth on Schedule 3.1(g) of the Company Disclosure Schedules, there are no outstanding options, warrants, script rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of Common Stock, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of Common Stock or Common Stock Equivalents. The issuance and sale of the Securities will not obligate the Company to issue shares of Common Stock or other securities to any Person (other than the Purchaser) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under any of such securities. All of the outstanding shares of capital stock of the Company are validly issued, fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities. Other than the Shareholder Approval, no further approval or authorization of any stockholder, the Board of Directors or others is required for the issuance and sale of the Securities. Except as set forth in Schedule 3.1(g) of the Company Disclosure Schedules, there are no stockholders agreements, voting agreements or other similar agreements with respect to the Company’s capital stock to which the Company is a party or, to the knowledge of the Company, between or among any of the Company’s stockholders.

          (h) SEC Reports; Financial Statements. Except as set forth in Schedule 3.1(h) of the Company Disclosure Schedules, the Company has filed all reports, schedules, forms, statements and other documents required to be filed by it under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof (or such shorter period as the Company was required by law or regulation to file such material) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments. The books, records and accounts of the Company (i) are in all material respects true and correct, (ii) have been and are being maintained in accordance with reasonable business practices and customary internal controls procedures on a basis consistent with prior years, and (iii) accurately and fairly reflect the transactions and dispositions of the assets of the Company. Except as set forth in SEC Reports, the Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that: (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary (1) to permit preparation of financial statements in conformity with generally accepted accounting principles or any other criteria applicable to such statements, and (2) to maintain accountability for assets; and (iii) the amount recorded for assets on the books and records of the Company is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

          (i) Material Changes; Undisclosed Events, Liabilities or Developments. Except as and to the extent set forth on the balance sheet of the Company as of December 31, 2008 included in the Company’s Form 10-Q for the period ended December 31, 2008 or the notes thereto (the “Company Balance Sheet”), the Company has no liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) that would be required to be reflected on a balance sheet or in notes thereto prepared in accordance with GAAP, except for liabilities or obligations incurred in the ordinary course of business since December 31, 2008 that would not, individually or in the aggregate, have a Material Adverse Effect. Since December 31, 2008, except as specifically disclosed in the SEC Reports filed subsequent to such date or Schedule 3.1(i) of the Company Disclosure Schedules, the Company has conducted its businesses in the ordinary course consistent with past practice and there has not been any:

                    (1) Material Adverse Effect or an event or development that would, individually or in the aggregate, have a Material Adverse Effect;

                    (2) amendment to, or change in, the Company’s Certificate of Incorporation or Bylaws;

                    (3) incurrence, creation or assumption by the Company of (i) any mortgage, deed of trust, security interest, pledge, title retention device or collateral assignment, (ii) any claim, lien, charge, restriction or other encumbrance of any kind on any of the assets or properties of the Company other than obligations or liabilities incurred in the ordinary course of the Company’s business, or (iii) any indebtedness for borrowed money in excess of $10,000;

                    (4) offer, issuance or sale of any debt or equity securities of the Company, or any options, warrants or other rights to acquire from the Company, directly or indirectly, any debt or equity securities of the Company (other than pursuant to the exercise of outstanding employee stock options in accordance with the terms thereof);

                    (5) payment or discharge by the Company of any security interest, lien, claim, or encumbrance of any kind on any asset or property of the Company, or the payment or discharge of any liability other than in the ordinary course of its business;

                    (6) purchase, license, sale, assignment or other disposition or transfer (or any agreement or other arrangement for the purchase, license, sale, assignment or other disposition or transfer) of any of the assets, properties or goodwill of the Company other than in the ordinary course of its business;

                    (7) damage, destruction or loss of any property or asset, whether or not covered by insurance, having (or likely with the passage of time to have) a Material Adverse Effect;

                    (8) declaration, setting aside or payment of any dividend on, or the making of any other distribution in respect of, the capital stock of the Company, any split, combination or recapitalization of the capital stock of the Company or any direct or indirect redemption, purchase or other acquisition of any capital stock of the Company or any change in any rights, preferences, privileges or restrictions of any outstanding security of the Company;

                    (9) change or increase in the compensation payable or to become payable to any (i) of the officers or directors of the Company or (ii) employees of the Company, except in connection with normal employee salary or performance reviews and in the ordinary course of the Company’ business;

                    (10) making by the Company of any loan, advance or capital contribution to, or any investment in, any officer, director or shareholder of the Company or any firm or business enterprise in which any such person had a direct or indirect material interest at the time of such loan, advance, capital contribution or investment;

                    (11) entering into, material amendment of, relinquishment, termination or non-renewal by the Company of any material Contract, other than in the ordinary course of its business;

                    (12) assertion by any customer(s) of the Company of any complaint regarding the Company’ services or products which, if substantiated, would be likely to have a Material Adverse Effect;

                    (13) entering into by the Company of any transaction, Contract or agreement that by its terms requires or contemplates a current and/or future financial commitment, expense or obligation on the part of the Company involving in excess of $100,000, other than in the ordinary course of the Company’ business;

                    (14) any license, transfer or grant of a right under any Intellectual Property Right of the Company; or

                    (15) any agreement made by the Company to provide exclusive services to any person or not to engage in any business activity.

          (j) Litigation. Except as set forth in Schedule 3.1(j) of the Company Disclosure Schedules, there is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”) which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Securities or (ii) could, if there were an unfavorable decision, have or reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any Subsidiary, nor, to the knowledge of the Company, any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. There has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the Commission involving the Company or any current or former director or officer of the Company. The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any Subsidiary under the Exchange Act or the Securities Act.

          (k) Labor Relations. No labor dispute exists or, to the knowledge of the Company, is imminent with respect to any of the employees of the Company which could reasonably be expected to result in a Material Adverse Effect. None of the Company’s or its Subsidiaries’ employees is a member of a union that relates to such employee’s relationship with the Company, and neither the Company or any of its Subsidiaries is a party to a collective bargaining agreement, and the Company and its Subsidiaries believe that their relationships with their employees are good. No Company employee or consultant, to the knowledge of the Company, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement or non-competition agreement, or any other contract or agreement or any restrictive covenant, and the continued employment of each such executive officer does not subject the Company or any of its Subsidiaries to any liability with respect to any of the foregoing matters. The Company and its Subsidiaries are in compliance with all U.S. federal, state, local and foreign laws and regulations relating to employment and employment practices, terms and conditions of employment and wages and hours, except where the failure to be in compliance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company has identified in Schedule 3.1(k) of the Company Disclosure Schedules and, if written, has made available to Purchaser true and complete copies of all employment, consulting and severance agreements with directors, officers or employees of or consultants to the Company.

          (l) Compliance. Except as provided in Schedule 3.1(l), neither the Company nor any Subsidiary (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any order of any court, arbitrator or governmental body, or (iii) is or has been in violation of any statute, rule or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws applicable to its business and all such laws that affect the environment, except in each case as could not have or reasonably be expected to result in a Material Adverse Effect. Except as provided in Schedule 3.1(l), the Company is in compliance in all material respects with the applicable listing and corporate governance rules and regulations of the applicable Trading Market.

          (m) Regulatory Permits. The Company and the Subsidiaries possess all certificates, licenses, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses, except where the failure to possess such permits could not have or reasonably be expected to result in a Material Adverse Effect (“Material Permits”), and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any Material Permit.

          (n) Title to Assets. Except as set forth on Schedule 3.1(n) of the Company Disclosure Schedules, the Company and the Subsidiaries have good and marketable title in fee simple to all real property owned by them that is material to the business of the Company and the Subsidiaries and good and marketable title in all personal property owned by them that is material to the business of the Company and the Subsidiaries, in each case free and clear of all Liens, except for Liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries and Liens for the payment of federal, state or other taxes, the payment of which is neither delinquent nor subject to penalties. Any real property and facilities held under lease by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases with which the Company and the Subsidiaries are in compliance.

          (o) Patents and Trademarks. The Company and the Subsidiaries have, or have rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, trade secrets, inventions, copyrights, licenses and other intellectual property rights and similar rights necessary or material for use in connection with their respective businesses and which the failure to so have could have a Material Adverse Effect (collectively, the “Company Intellectual Property Rights”). All such Company Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Company Intellectual Property Rights. The Company and its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of the Company Intellectual Property Rights, except where failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Except as provided in Schedule 3.1(o), none of the Company’s registered, or applied for, Company Intellectual Property Rights have expired or terminated or have been abandoned, or are expected to expire or terminate or expected to be abandoned within three years of the date of this Agreement. There is no claim, action or proceeding being made or brought, or to the knowledge of the Company, being threatened against the Company or its Subsidiaries regarding the Company Intellectual Property Rights, except for any claim, action or proceeding which, if determined against the Company, would not have a Material Adverse Effect. Schedule 3.1(o) of the Company Disclosure Schedules contains a complete list of (i) all Company registrations of any patents, copyrights, mask works, trademarks, service marks, Internet domain names or Internet or World Wide Web URLs or addresses with any governmental or quasi-governmental authority or other body; (ii) all applications, registrations, filings and other formal actions made or taken pursuant to federal, state and foreign laws by the Company to secure, perfect or protect its interest in the Company Intellectual Property Rights, including, without limitation, all patent applications, copyright applications, and applications for registration of trademarks and service marks, (iii) all unregistered copyrights, trademarks and service marks included within the Company Intellectual Property Rights, (iv) all licenses, sublicenses and other agreements as to which the Company is a party and pursuant to which any person is authorized to use any of the Company Intellectual Property Rights, (v) all licenses, sublicenses and other agreements as to which the Company is a party and pursuant to which the Company is authorized to use any the Company Intellectual Property Rights of any third party (excluding generally available off the shelf software) and (vi) all applications, registrations, filings and other formal actions made or taken by the Company or received by the Company from any governmental entity pursuant to federal, state and foreign laws with respect to all Pharmaceutical Products presently being manufactured by the Company.

          (p) Insurance. The Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Company and the Subsidiaries are engaged, including, but not limited to, directors and officers insurance coverage, and a summary of all such insurance is set forth in Schedule 3.1(p) of the Company Disclosure Schedules. Neither the Company nor any Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.

          (q) Transactions With Affiliates and Employees. Except as set forth in the SEC Reports, none of the officers or directors of the Company and, to the knowledge of the Company, none of the employees of the Company is presently a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner, in each case in excess of US$60,000 per annum other than (i) for payment of salary to officers and employees for services rendered, (ii) reimbursement for expenses incurred on behalf of the Company and (iii) for other employee benefits, including stock option agreements under any stock option plan of the Company.

          (r) Certain Fees. Except as set forth on Schedule 3.1(r) of the Company Disclosure Schedules, no brokerage or finder’s fees or commissions are or will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by the Transaction Documents. The Purchaser shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section 3.1(r) that may be due in connection with the transactions contemplated by the Transaction Documents.

          (s) Private Placement. Assuming the accuracy of the Purchaser representations and warranties set forth in Section 3.2, no registration under the Securities Act is required for the offer and sale of the Securities by the Company to the Purchaser as contemplated hereby. The issuance and sale of the Securities hereunder does not contravene the rules and regulations of the Trading Market.

          (t) Investment Company. The Company is not, and is not an Affiliate of, and immediately after receipt of payment for the Securities, will not be or be an Affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended. The Company shall conduct its business in a manner so that it will not become subject to the Investment Company Act.

          (u) Listing and Maintenance Requirements. The Company’s Common Stock is registered pursuant to Section 12(b) or 12(g) of the Exchange Act, and the Company has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act nor has the Company received any notification that the Commission is contemplating terminating such registration.

          (v) No Integrated Offering. Assuming the accuracy of the Purchaser’ representations and warranties set forth in Section 3.2, neither the Company, nor any of its affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Securities to be integrated with prior offerings by the Company for purposes of the Securities Act or any applicable shareholder approval provisions of any Trading Market on which any of the securities of the Company are listed or designated.

          (w) Taxes. The Company has duly and timely filed with the appropriate Tax authorities or other governmental entities all Tax Returns required to be filed by it. All such Tax Returns are complete and accurate in all respects, except as would not, individually or in the aggregate, have a Material Adverse Effect. All Taxes shown as due on such Tax Returns have been timely paid. Subject to such exceptions as would not, individually or in the aggregate, have a Material Adverse Effect, and except as set forth in Schedule 3.1(w), (i) the unpaid Taxes of the Company as of the date of the most recent financial statements (in each case, determining such liability for unpaid Taxes as of the date of such financial statements) contained in the SEC Reports did not exceed the reserve for Tax liability (excluding any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the balance sheets contained in such financial statements, (ii) no deficiencies for Taxes with respect to the Company have been claimed, proposed or assessed by a Tax authority or other governmental entity in writing, (iii) no audit or other proceeding for or relating to any liability in respect of Taxes of the Company is being conducted by any Tax authority or governmental entity, and the Company has not received notification in writing that any such audit or other proceeding is pending, (iv) neither the Company nor any predecessor has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency, (v) there are no Tax liens upon any property or assets of the Company except (A) liens for current Taxes not yet due and payable, and (B) liens for Taxes that are being contested in good faith by appropriate proceedings and for which adequate reserves are being maintained in accordance with GAAP, (vi) the Company currently is not the beneficiary of any extension of time within which to file any Tax Return, (vii) the Company has no liability for the Taxes of any person (other than members of the consolidated group of which the Company is the common parent) under Treasury Regulation Section 1.1502 -6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise and (viii) the Company has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party. No written claim has been made by an authority in a jurisdiction where the Company does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. The Company has not been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period described in Section 897(c)(1)(A)(ii) of the Code. The Company has not been a party to any distribution occurring during the two (2) years preceding the date of this Agreement in which the parties to such distribution treated the distribution as one to which Section 355 or 361 of the Code is applicable, in whole or in part. The Company has made available to Purchaser correct and complete copies of all federal Tax Returns for its past three (3) fiscal years. The Company is not a party to, is bound by or has any obligation under any Tax sharing or Tax indemnity agreement or similar contract or arrangement. The Company has not entered into any transaction identified as a “listed transaction” for purposes of Treasury Regulations Section 1.6011-4(b)(2) or 301.6111-2(b)(2).

          (x) No General Solicitation. Neither the Company nor any person acting on behalf of the Company has offered or sold any of the Securities by any form of general solicitation or general advertising. The Company has offered the Securities for sale only to the Purchaser.

          (y) [INTENTIONALLY OMITTED]

          (z) Sarbanes-Oxley; Internal Accounting Controls. Each required form, report and document containing financial statements that the Company has filed with or furnished to the Commission was accompanied by the certifications then required to be filed or furnished by the Company’s Chief Executive Officer and Chief Financial Officer pursuant to the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated under such Act or the Exchange Act (collectively, the “Sarbanes-Oxley Act”), and at the time of filing or submission of each such certification, such certification (i) was true and accurate and complied with the Sarbanes-Oxley Act, (ii) did not contain any qualifications or exceptions to the matters certified therein, except as otherwise permitted under the Sarbanes-Oxley Act, and (iii) has not been modified or withdrawn. As of the date of this Agreement, neither the Company nor any of its officers has received notice from any governmental entity questioning or challenging the accuracy, completeness, content, form or manner of filing or furnishing of such certifications. The Company’s disclosure controls and procedures (as defined in Sections 13a-14(c) and 15d-14(c)of the Exchange Act) effectively enable the Company to comply with, and the appropriate officers of the Company to make all certifications required under, the Sarbanes-Oxley Act. Neither the Company nor, to the Company’s knowledge, any director, officer, employee, auditor, accountant or representative of the Company has received any written complaint, assertion or claim alleging that the Company has engaged in improper or illegal accounting or auditing practices or maintains improper or inadequate internal controls over financial reporting (as defined in Exchange Act Rule 13a-15(f) and Rule 15a-15(f)).

          (aa) Application of Takeover Protections The Company’s certificate of incorporation and by-laws, contain no provision relating to any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision. The Board of Directors has not taken any action in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Delaware General Corporation Law that is or could become applicable to the Purchaser as a result of the Purchaser and the Company fulfilling their obligations or exercising their rights under the Transaction Documents, including without limitation as a result of the Company’s issuance of the Securities and the Purchaser’s ownership of the Securities.

          (bb) Disclosure. All disclosure furnished by or on behalf of the Company to the Purchaser regarding the Company, its business and the transactions contemplated hereby, including the Company Disclosure Schedules to this Agreement, is true and correct in all material respects and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The Company acknowledges and agrees that the Purchaser neither makes nor has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 3.2 hereof.

          (cc) Solvency. Based on the consolidated financial condition of the Company as of the Closing Date, after giving effect to the receipt by the Company of the proceeds from the sale of the Securities hereunder, the Company’s assets do not constitute unreasonably small capital to carry on its business as now conducted and as proposed to be conducted including its capital needs taking into account the particular capital requirements of the business conducted by the Company, and projected capital requirements and capital availability thereof. The Company does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt). Assuming the receipt by the Company of the proceeds from the sale of Securities hereunder, the Company has no knowledge of any facts or circumstances which lead it to believe that it will file for reorganization or liquidation under the bankruptcy or reorganization laws of any jurisdiction within one year from the Initial Closing Date. Schedule 3.1(cc) of the Company Disclosure Schedules sets forth as of the date hereof all outstanding secured and unsecured Indebtedness of the Company or any Subsidiary, or for which the Company or any Subsidiary has commitments. Schedule 3.1(cc) of the Disclosure Schedule sets forth the Permitted Indebtedness of the Company existing on the Initial Closing Date. For the purposes of this Agreement, “Indebtedness” means (x) any liabilities for borrowed money or amounts owed in excess of $50,000 (other than trade accounts payable incurred in the ordinary course of business), (y) all guaranties, endorsements and other contingent obligations in respect of indebtedness of others, whether or not the same are or should be reflected in the Company’s balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and (z) the present value of any lease payments in excess of $50,000 due under leases required to be capitalized in accordance with GAAP. Neither the Company nor any Subsidiary is in default with respect to any Indebtedness.

          (dd) Accountants. The Company’s accounting firm is set forth on Schedule 3.1(dd) of the Company Disclosure Schedules. To the knowledge and belief of the Company, such accounting firm: (i) is a registered public accounting firm as required by the Exchange Act and (ii) has expressed its opinion with respect to the financial statements to be included in the Company’s Annual Report for the year ended March 31, 2008.

          (ee) [INTENTIONALLY OMITTED]

          (ff) No Disagreements with Accountants and Lawyers. There are no disagreements of any kind presently existing, or reasonably anticipated by the Company to arise, between the Company and the accountants and lawyers formerly or presently employed by the Company and, except as set forth on Schedule 3.1(ff) of the Company Disclosure Schedules, the Company is current with respect to any fees owed to its accountants and lawyers which could affect the Company’s ability to perform any of its obligations under any of the Transaction Documents.

          (gg) Acknowledgment Regarding Purchaser’s Purchase of Securities. The Company acknowledges and agrees that the Purchaser is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated thereby. The Company further acknowledges that Purchaser is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated thereby. The Company further represents to the Purchaser that the Company’s decision to enter into this Agreement and the other Transaction Documents has been based solely on the independent evaluation of the transactions contemplated hereby by the Company and its representatives.

          (hh) [INTENTIONALLY OMITTED]

          (ii) Regulation M Compliance. The Company has not, and to its knowledge no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Securities, (ii) sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the Securities, or (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company.

          (jj) FDA. Neither the Company nor any of its Subsidiaries is or has been in violation of any United States or foreign, federal, state or local law, statute, ordinance, rule, regulation, judgment, order, injunction, decree, arbitration award, agency requirement, license or permit of any governmental entity, including, without limitation, the Federal Food, Drug and Cosmetic Act, as amended, and the regulations thereunder (“FDCA”), the United States Food and Drug Administration (the “FDA”), the U.S. Drug Enforcement Administration (the “DEA”), the United States Department of Health and Human Services (“HHS”), Centers for Medicare and Medicaid Services (“CMS”), the HHS Office of Inspector General, and other governmental entity rules, regulations and policies, including, without limitation, laws, rules and regulations relating to registration, investigational use, premarket clearance, licensure, or application approval, good manufacturing practices, good laboratory practices, good clinical practices, product listing, quotas, labeling, advertising, record keeping, filing of reports, sales and marketing practices, off label promotion, government health care program price reporting, pre-and post-marketing adverse drug experience and adverse drug reaction reporting, as applicable, except for violations that would not be reasonably likely to have, either individually or in the aggregate, a Material Adverse Effect. Neither the Company nor any of its Subsidiaries is debarred under the Generic Drug Enforcement Act of 1992 or employs or uses the services of any individual who is debarred or, to the Company’s knowledge, has engaged in any activity that would reasonably be expected to lead to debarment. No investigation or review (other than routine inspections by the FDA or any other governmental entity concerned with the safety, efficacy, reliability, manufacture, investigation, sale or marketing of pharmaceuticals) by any governmental entity with respect to the Company or any of its Subsidiaries is pending or, to the knowledge of the Company, threatened, nor has any governmental entity indicated an intention to conduct the same, except for those the outcome of which would not be reasonably likely to have, either individually or in the aggregate, a Material Adverse Effect. Neither the Company, any of its Subsidiaries nor, to the knowledge of the Company, any of the agents, employees, vendors or suppliers of the Company or any of its Subsidiaries have been excluded from participation in any federal health care program, as defined under 42 U.S.C. §1320a-7b(f), for the provision of items or services for which payment may be made under such federal health care program, nor been debarred, suspended, proposed for debarment, declared ineligible, or voluntarily excluded by any state or federal department or agency. There is no pending, completed or, to the Company’s knowledge, threatened, action (including any lawsuit, arbitration, or legal or administrative or regulatory proceeding, charge, complaint, or investigation) against the Company or any of its Subsidiaries, and none of the Company or any of its Subsidiaries has received any notice, warning letter or other communication from the FDA or any other governmental entity, which (i) contests the premarket clearance, licensure, registration, or approval of, the uses of, the distribution of, the manufacturing or packaging of, the testing of, the sale of, or the labeling and promotion of any Pharmaceutical Product, (ii) withdraws its approval of, requests the recall, suspension, or seizure of, or withdraws or orders the withdrawal of advertising or sales promotional materials relating to, any Pharmaceutical Product of the Company, (iii) imposes a clinical hold on any clinical investigation by the Company or any of its Subsidiaries, (iv) enjoins production at any facility of the Company or any of its Subsidiaries, (v) enters or proposes to enter into a consent decree of permanent injunction with the Company or any of its Subsidiaries, or (vi) otherwise alleges any violation of any laws, rules or regulations by the Company or any of its Subsidiaries, and which, either individually or in the aggregate, would have a Material Adverse Effect. The Company has not been informed by the FDA that the FDA will prohibit the marketing, sale, license or use in the United States of any product proposed to be developed, produced or marketed by the Company.

          (kk) Stock Option Plans. Each stock option granted by the Company under the Company’s stock option plan was granted (i) in accordance with the terms of the Company’s stock option plan and (ii) with an exercise price at least equal to the fair market value of the Common Stock on the date such stock option would be considered granted under GAAP and applicable law. No stock option granted under the Company’s stock option plan has been backdated. The Company has not knowingly granted, and there is no and has been no Company policy or practice to knowingly grant, stock options prior to, or otherwise knowingly coordinate the grant of stock options with, the release or other public announcement of material information regarding the Company or its Subsidiaries or their financial results or prospects.

          (ll) Employee Benefit Plans.

       (1) Schedule 3.1(ll) of the Company Disclosure Schedules sets forth a true and complete list of each material “employee benefit plan” as defined in Section 3(3) of ERISA and any other plan, policy, program, practice, agreement, understanding or arrangement (whether written or oral) providing material compensation or other material benefits to any current or former director, officer, employee or consultant (or to any dependent or beneficiary thereof of the Company), which are maintained, sponsored or contributed to by the Company, or under which the Company has any material obligation or liability, whether actual or contingent, including, without limitation, all incentive, bonus, deferred compensation, vacation, holiday, cafeteria, medical, disability, stock purchase, stock option, stock appreciation, phantom stock, restricted stock or other stock-based compensation plans, policies, programs, practices or arrangements (each a “Company Benefit Plan”). Neither the Company, nor to the knowledge of the Company, any other person or entity, has any commitment to establish, modify, change or terminate any Company Benefit Plan, other than with respect to a modification, change or termination required by ERISA or the Code. With respect to each Company Benefit Plan, except as set forth in Schedule 3.1(ll) of the Company Disclosure Schedules, the Company has delivered to Purchaser true, correct and complete copies of (i) each Company Benefit Plan (or, if not written a written summary of its material terms), including without limitation all plan documents, adoption agreements, trust agreements, insurance contracts or other funding vehicles and all amendments thereto, (ii) all current summary plan descriptions, including any current summary of material modifications, (iii) the annual reports (Form 5500 series) for the most recent year filed or required to be filed under the Code with respect to such Company Benefit Plan, (iv) the most recent actuarial report or other financial statement relating to such Company Benefit Plan, (v) the most recent determination or opinion letter, if any, issued by the Internal Revenue Service with respect to any Company Benefit Plan and any pending request for such a determination letter, (vi) the most recent nondiscrimination tests performed under the Code (including 401(k) and 401(m) tests) for each Company Benefit Plan, and (vii) all filings made with any governmental entity, including but not limited any filings under the Voluntary Compliance Resolution or Closing Agreement Program or the Department of Labor Delinquent Filer Program, within the current or prior two calendar years.

       (2) Each Company Benefit Plan has been administered in all material respects in accordance with its terms and all applicable laws, including ERISA and the Code, and contributions required to be made under the terms of any of the Company Benefit Plans have been timely made or, if not yet due, have been properly reflected on the most recent balance sheet filed or incorporated by reference in the SEC Reports. With respect to the Company Benefit Plans, no event has occurred and, to the knowledge of the Company, there exists no condition or set of circumstances in connection with which the Company could be subject to any material liability (other than for routine benefit liabilities) under the terms of, or with respect to, such Company Benefit Plans, ERISA, the Code or any other applicable law.

       (3) Except as set forth in Schedule 3.1(ll) of the Company Disclosure Schedules: (i) each Company Benefit Plan which is intended to qualify under Section 401(a), Section 401(k), Section 401(m) or Section 4975(e)(6) of the Code has either received a favorable determination letter from the Internal Revenue Service as to its qualified status or the remedial amendment period for such Company Benefit Plan has not yet expired, and each trust established in connection with any Company Benefit Plan which is intended to be exempt from federal income taxation under Section 501(a) of the Code is so exempt, and to the Company’s knowledge no fact or event has occurred that has adversely affected or could adversely affect the qualified status of any such Company Benefit Plan or the exempt status of any such trust, (ii) to the Company’s knowledge there has been no prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code and other than a transaction that is exempt under a statutory or administrative exemption) with respect to any Company Benefit Plan that could result in liability to the Company, (iii) each Company Benefit Plan can be amended, terminated or otherwise discontinued in accordance with its terms, (iv) no suit, administrative proceeding, action or other litigation has been brought, or to the knowledge of the Company is threatened, against or with respect to any such Company Benefit Plan, including any audit or inquiry by the Internal Revenue Service or United States Department of Labor (other than routine benefits claims), (v) no Company Benefit Plan is a multiemployer pension plan (as defined in Section 3(37) of ERISA) (“Multiemployer Plan”) or other pension plan subject to Title IV of ERISA and none of the Company or any ERISA Affiliate has sponsored or contributed to or been required to contribute to a Multiemployer Plan or other pension plan subject to Title IV of ERISA, (vi) no material liability under Title IV of ERISA has been incurred by the Company or any ERISA Affiliate that has not been satisfied in full, and no condition exists that presents a material risk to the Company or any ERISA Affiliate of incurring or being subject (whether primarily, jointly or secondarily) to a material liability thereunder, (vii) none of the assets of the Company or any ERISA Affiliate is, or may reasonably be expected to become, the subject of any lien arising under ERISA or Section 412(n) of the Code, (viii) neither the Company nor any ERISA Affiliate has any liability under ERISA Section 502, (ix) all tax, annual reporting and other governmental filings required by ERISA and the Code have been timely filed with the appropriate Governmental Entity and all notices and disclosures have been timely provided to participants, (x) all contributions and payments to such Company Benefit Plan are deductible under Code sections 162 or 404, (xi) no amount is subject to tax as unrelated business taxable income under Section 511 of the Code, and (xii) no excise tax could be imposed upon the Company under Chapter

  43 of the Code, except, in the case of clauses (ii), (iii), (viii), (ix), (x), (xi) and (xii), which would not, individually or in the aggregate, have a Material Adverse Effect.

       (4) No amount that could be received (whether in cash or property or the vesting of property), as a result of the consummation of the transactions contemplated by this Agreement, by any employee, officer or director of the Company who is a “disqualified individual” (as such term is defined in proposed Treasury Regulation Section 1.280G -1) under any Company Benefit Plan could be characterized as an “excess parachute payment” (as defined in Section 280G(b)(1) of the Code).

       (5) Except as required by law, no Company Benefit Plan provides any of the following retiree or post-employment benefits to any person: medical, disability or life insurance benefits. No Company Benefit Plan is a voluntary employee benefit association under Section 501(a)(9) of the Code. The Company and each ERISA Affiliate are in material compliance with the requirements of the applicable health care continuation and notice provisions of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, and the regulations (including proposed regulations) thereunder and any similar state law.

          (mm) Contracts. Schedule 3.1(mm) of the Company Disclosure Schedules sets forth a list of each of the following Contracts to which the Company is a party or to which the Company or any of its assets or properties is bound (the “Company Material Contracts”) and the Company has delivered to Purchaser a true, complete and correct copy of each Company Material Contract; provided, however, that any Company Material Contract that has been filed as of the date hereof with any SEC Report, as an exhibit or otherwise attached thereto, is deemed delivered for purposes hereof:

       (1) any distributor, sales representative or similar agreement under which any third party is authorized to sell, sublicense, lease, distribute, market or take orders for, any product, services or technology of the Company;

       (2) any continuing Contract for the future purchase, sale, license, provision or manufacture of products, material, supplies, equipment or services requiring payment to or from the Company in an amount in excess of $100,000 per annum;

       (3) any Contract or commitment in which the Company has granted or received most favored customer pricing provisions or exclusive marketing or distribution rights relating to any product or service, group of products or services, market or geographic territory;

       (4) any Contract providing for the development of technology or intellectual property for the Company, or the license of any technology or intellectual property to the Company, which technology or intellectual property is used or incorporated (or is contemplated by the Company to be used or incorporated) (i) in any product currently sold, licensed, leased, distributed or marketed by the Company or (ii) to provide any service currently provided or marketed by the Company (other than off-the-shelf software generally available to the public at retail);

       (5) any joint venture or partnership contract or agreement or other agreement which has involved or is reasonably expected to involve a sharing of profits, expenses or losses with any other party;

       (6) any Contract or commitment for or relating to the employment of any officer, employee or consultant of the Company or any other type of contract or understanding with any officer, employee or consultant of the Company that is not terminable by the Company without cost or other liability upon no more than 30 days prior notice;

       (7) any indenture, mortgage, trust deed, promissory note, loan agreement, security agreement, guarantee or other agreement or commitment for the borrowing of money, for a line of credit or for a leasing transaction of a type required to be capitalized in accordance with Statement of Financial Accounting Standards No. 13 of the Financial Accounting Standards Board;

       (8) any lease or other agreement under which the Company is lessee of or holds or operates any items of tangible personal property or real property owned by any third party and under which payments to such third party exceed $100,000 per annum;

       (9) any agreement or arrangement for the sale, licensing or leasing of any assets, properties, products, services or rights having a value in excess of $100,000 other than sale of inventory in the ordinary course of the Company’s business;

       (10) any agreement that restricts the Company from engaging in any aspect of its business, from participating or competing in any line of business or market or that restricts the Company from engaging in any business in any market or geographic area;

       (11) any agreement relating to the sale, issuance, grant, exercise, award, purchase, repurchase or redemption of any shares of capital stock or other securities of the Company or any options, warrants or other rights to purchase or otherwise acquire any such shares of stock, other securities or options, warrants or other rights therefore (other than stock options issued under the Company’s stock option plan);

       (12) any consulting or similar agreement under which the Company receives any advice or services from a third party for a minimum annual compensation of $100,000 per year or more; and

       (13) any Contract for the current or future sale, provision or manufacture of products, material or supplies from the Company or in which the Company has granted or received distribution rights, most favored customer pricing provisions or exclusive marketing rights relating to any product or services, group of products or services or territory.

     Neither the Company nor any of its Subsidiaries is in breach or default under any of its Contracts or has received written notice or claims of such a breach or default, nor, to the knowledge of the Company, is any other party to any such contracts in breach or default thereunder, except in each case in such a manner as, either individually or in the aggregate, is not reasonably likely to have a Material Adverse Effect. Each Contract to which the Company or any of its Subsidiaries is a party or by which it is bound that has not expired or terminated by its terms is valid and in full force and effect, binding upon the Company or such Subsidiary in accordance with its terms, and, to the knowledge of the Company, binding upon the other parties thereto in accordance with its terms, except where the failure to be valid and in full force and effect or not binding, either individually or in the aggregate, is not reasonably likely to have a Material Adverse Effect.

          (nn) Product Liability. No product liability claims have been asserted in writing against the Company or any of its Subsidiaries or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries relating to any of their products or product candidates developed, tested, manufactured, marketed, distributed or sold by the Company or any of its Subsidiaries, except for claims that, either individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect. There is no judgment, order or decree outstanding against the Company or any of its Subsidiaries relating to product liability claims or assessments except for judgments, orders or decrees that, either individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect.

          (oo) Environmental Matters. Except as would not, individually or in the aggregate, have a Material Adverse Effect:

       (1) The Company (i) is in compliance with all, and is not subject to any liability with respect to any, applicable Environmental Laws, (ii) holds or has applied for all Environmental Permits necessary to conduct its current operations, and (iii) is in compliance with its Environmental Permits.

       (2) The Company has not received any written notice, demand, letter, claim or request for information alleging that the Company may be in violation of, or liable under, any Environmental Law.

       (3) The Company (i) has not entered into or agreed to any consent decree or order or is subject to any judgment, decree or judicial order relating to (A) compliance with Environmental Laws or Environmental Permits or (B) the investigation, sampling, monitoring, treatment, remediation, removal or cleanup of Hazardous Materials and no investigation, litigation or other proceeding is pending or, to the knowledge of the Company, threatened with respect thereto, or (ii) is not an indemnitor in connection with any claim threatened or asserted in writing by any third-party indemnitee for any liability under any Environmental Law or relating to any Hazardous Materials.

       (4) None of the real property owned or leased by the Company is, to the knowledge of the Company, listed or proposed for listing on the “National Priorities List” under CERCLA, as updated through the date hereof, or any similar state or foreign list of sites requiring investigation or cleanup.

       (5) To the knowledge of the Company, there are no past or present conditions, circumstances, or facts that may (i) interfere with or prevent continued compliance by the Company with Environmental Laws and the requirements of Environmental Permits, (ii) give rise to any liability or other obligation under any Environmental Laws, or (iii) form the basis of any claim, action, suit, proceeding, or investigation against or involving the Company based on or related to any Environmental Law.

     3.2 Representations and Warranties of the Parent and the Purchaser. Except as set forth in the disclosure schedules delivered to the Company concurrently herewith (the “Epic Disclosure Schedules”), which such Epic Disclosure Schedules shall be deemed a part hereof and to qualify any representation or warranty otherwise made herein to the extent of such disclosure, the Parent and the Purchaser, jointly and severally, hereby make the representations and warranties set forth below to the Company as of the date hereof and the Initial Closing Date:

          (a) Wholly-Owned Subsidiary; Operations of the Purchaser. The Parent owns, directly or indirectly, all of the membership interests or other equity interests in the Purchaser free and clear of any Liens, and all the issued and outstanding membership interests of the Purchaser are validly issued and are fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities. The Purchaser has not engaged in business activities other than as contemplated by this Agreement and the other Transaction Documents and has conducted its operations only as contemplated by this Agreement and the other Transaction Documents and has no liabilities or obligations, other than as set forth in this Agreement or the other Transaction Documents to which it is a party or by which it is bound.

          (b) Organization and Qualification. Each of the Parent and the Purchaser is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization (as applicable), with the requisite power and authority to own and use their respective properties and assets and to carry on their respective business as currently conducted. Neither the Parent nor the Purchaser is in violation or default of any of the provisions of their respective certificate or articles of incorporation or formation (as applicable), bylaws or other organizational or charter documents. Each of the

Parent and the Purchaser is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in a Material Adverse Effect and no Proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

          (c) Authorization; Enforcement. Each of the Parent and the Purchaser has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of each of the Transaction Documents by each of the Parent and the Purchaser and the consummation by each of the Parent and the Purchaser of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Parent and the Purchaser and no further action is required by the Parent or Purchaser, their respective boards of directors or, in the case of the Parent, its stockholders, and in the case of the Purchaser, the holders of its membership interests, in connection therewith. Each Transaction Document has been (or upon delivery will have been) duly executed by each of the Parent and the Purchaser and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of each of the Parent and the Purchaser enforceable against each of the Parent and the Purchaser in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

          (d) No Conflicts. Except as set forth in Schedule 3.2(d) of the Epic Disclosure Schedules, the execution, delivery and performance of each of the Transaction Documents by each of the Parent and the Purchaser and the consummation by each of the Parent and the Purchaser of the other transactions contemplated hereby and thereby do not and will not: (i) conflict with or violate any provision of the Parent’s or Purchaser’s certificate or articles of incorporation or formation (as applicable), bylaws or other organizational or charter documents or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of either the Parent or the Purchaser, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a either a Parent or Purchaser debt or otherwise) or other understanding to which either the Parent or the Purchaser is a party or by which any property or asset of either the Parent or the Purchaser is bound or affected, or (iii) conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which either the Parent or the Purchaser is subject (including federal and state securities laws and regulations), or by which any property or asset of either the Parent or the Purchaser is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in a Material Adverse Effect.

          (e) Compliance. Except as set forth in Schedule 3.2(e) of the Epic Disclosure Schedules, neither the Parent nor the Purchaser (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by either the Parent or the Purchaser), nor has either the Parent or the Purchaser received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is not in violation of any order of any court, arbitrator or governmental body, or (iii) is not or has not been in violation of any statute, rule or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws applicable to its business and all such laws that affect the environment, except in each case as could not have or reasonably be expected to result in a Material Adverse Effect.

          (f) Filings, Consents and Approvals. Except as set forth in Schedule 3.2(f) of the Epic Disclosure Schedules, neither the Parent nor the Purchaser is required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by either the Parent or the Purchaser of the Transaction Documents.

          (g) Strategic Transaction. Each of the Parent and the Purchaser acknowledges that the Company is relying upon the representations and warranties of each of the Parent and the Purchaser set forth in this Section 3.2 in determining the applicability of such covenants to the transactions contemplated by the Transaction Documents. As of the Initial Closing Date, the Parent is a drug development company and the Purchaser is a wholly-owned subsidiary of the Parent and that the businesses of each of the Parent and the Purchaser is synergistic with the business of the Company. Neither the Parent nor the Purchaser is in the primary business of investing in securities. The obligations of each of the Parent and the Purchaser under this Agreement and the other Transaction Documents shall be beneficial to the business of the Company.

          (h) Financial Statements, Schedule 3.2(h) of the Epic Disclosure Schedule sets forth the financial statements of the Parent, which include the audited balance sheet of the Parent as of December 31, 2008 and the related audited statements of income, members’ equity and cash flows, respectively, of the Parent, for the period from July 18, 2008 (inception) through December 31, 2008 (such financial statements, collectively, the “Parent Financial Statements”) which fairly present in all material respects the financial condition and position of the Parent at the dates and for the periods indicated; and have been prepared in conformity with GAAP consistently applied throughout the periods covered thereby, except as may be otherwise specified in such Parent Financial Statements or the notes thereto and fairly present in all material respects the financial position of the Parent on a consolidated basis with the Purchaser as of and for the dates thereof and the results of operations and cash flows for the periods then ended. Since the date of the most recent balance sheet included as part of the Parent Financial Statements, there has not been to the Parent’s knowledge any change in the assets, liabilities, financial condition or operations of the Parent from that reflected in the Parent Financial Statements, other than changes in the ordinary course of business, none of which individually or in the aggregate would reasonably be expected to have a Material Adverse Effect. Except as set forth in the balance sheet included in the Parent Financial Statements, neither the Parent nor the Purchaser has liabilities or obligations of any nature, whether absolute, accrued, contingent or otherwise and whether due or to become due, of a nature required to be disclosed on a balance sheet or in the related notes to the Parent Financial Statements, except as arising in the ordinary course of business and which, individually or in the aggregate does not have a Material Adverse Effect.

          (i) FDA. Neither the Parent nor the Purchaser is and has not been in violation of any United States or foreign, federal, state or local law, statute, ordinance, rule, regulation, judgment, order, injunction, decree, arbitration award, agency requirement, license or permit of any governmental entity, including, without limitation, the FDCA, the FDA, the DEA, the HHS, the CMS, the HHS Office of Inspector General, and other governmental entity rules, regulations and policies, including, without limitation, laws, rules and regulations relating to registration, investigational use, premarket clearance, licensure, or application approval, good manufacturing practices, good laboratory practices, good clinical practices, product listing, quotas, labeling, advertising, record keeping, filing of reports, sales and marketing practices, off label promotion, government health care program price reporting, pre- and post-marketing adverse drug experience and adverse drug reaction reporting, as applicable, except for violations that would not be reasonably likely to have, either individually or in the aggregate, a Material Adverse Effect. Neither the Parent nor the Purchaser is debarred under the Generic Drug Enforcement Act of 1992 or employs or uses the services of any individual who is debarred or, to the knowledge of the Parent and/or the Purchaser, has engaged in any activity that would reasonably be expected to lead to debarment. No investigation or review (other than routine inspections by the FDA or any other governmental entity concerned with the safety, efficacy, reliability, manufacture, investigation, sale or marketing of pharmaceuticals) by any governmental entity with respect to either the Parent or the Purchaser is pending or, to the knowledge of the Parent and/or the Purchaser, threatened, nor has any governmental entity indicated an intention to conduct the same, except for those the outcome of which would not be reasonably likely to have, either individually or in the aggregate, a Material Adverse Effect. Neither the Parent nor the Purchaser has been, and, to the knowledge the Parent and/or the Purchaser, none of the their respective agents, employees, vendors or suppliers have been, excluded from participation in any federal health care program, as defined under 42 U.S.C. §1320a-7b(f), for the provision of items or services for which payment may be made under such federal health care program, nor been debarred, suspended, proposed for debarment, declared ineligible, or voluntarily excluded by any state or federal department or agency. There is no pending, completed or, to the knowledge of the Parent and/or the Purchaser, threatened, action (including any lawsuit, arbitration, or legal or administrative or regulatory proceeding, charge, complaint, or investigation) against either the Parent or the Purchaser, and neither the Parent nor the Purchaser has received any notice, warning letter or other communication from the FDA or any other governmental entity, which (i) contests the premarket clearance, licensure, registration, or approval of, the uses of, the distribution of, the manufacturing or packaging of, the testing of, the sale of, or the labeling and promotion of any Pharmaceutical Product of either the Parent or the Purchaser, (ii) withdraws its approval of, requests the recall, suspension, or seizure of, or withdraws or orders the withdrawal of advertising or sales promotional materials relating to, any Pharmaceutical Product of either the Parent or the Purchaser, (iii) imposes a clinical hold on any clinical investigation by either the

Parent or the Purchaser, (iv) enjoins production at any facility of either the Parent or the Purchaser, (v) enters or proposes to enter into a consent decree of permanent injunction with either the Parent or the Purchaser, or (vi) otherwise alleges any violation of any laws, rules or regulations by either the Parent or the Purchaser, and which, either individually or in the aggregate, would have a Material Adverse Effect. Neither the Parent nor the Purchaser has been informed by the FDA that the FDA will prohibit the marketing, sale, license or use in the United States of any product proposed to be developed, produced or marketed by either the Parent or the Purchaser.

          (j) Litigation. There are no Actions pending or, to the knowledge of the Parent and/or the Purchaser, threatened against or affecting either the Parent or the Purchaser or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or (ii) could, if there were an unfavorable decision, have or reasonably be expected to result in a Material Adverse Effect. Neither the Parent nor the Purchaser nor, to the knowledge of the Parent and/or the Purchaser, any of their respective directors or officers, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty.

          (k) Title to Assets. Except as set forth in Schedule 3.2(k) of the Epic Disclosure Schedules or the Parent Financial Statements, each of the Parent and the Purchaser has good and marketable title in fee simple to all real property owned by it that is material to the business of each of the Parent and the Purchaser, as the case may be, and good and marketable title in all personal property owned by it that is material to the business of each of the Parent and the Purchaser, as the case may be, in each case free and clear of all Liens, except for Liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by each of the Parent and the Purchaser and Liens for the payment of federal, state or other taxes, the payment of which is neither delinquent nor subject to penalties. Any real property and facilities held under lease by the Parent or the Purchaser are held by it under valid, subsisting and enforceable leases with which it is in compliance.

          (l) Epic Material Contracts. Schedule 3.2(l) of the Epic Disclosure Schedule sets forth a list of each of the following Contracts to which each of the Parent and the Purchaser is a party or to which either the Parent or the Purchaser or any of their respective assets or properties is bound (the “Epic Material Contracts”) and either the Parent or the Purchaser has delivered to the Company a true, complete and correct copy of each Epic Material Contract:

       (1) any indenture, mortgage, trust deed, promissory note, loan agreement, security agreement, guarantee or other agreement or commitment for the borrowing of money, for a line of credit or for a leasing transaction of a type required to be capitalized in accordance with Statement of Financial Accounting Standards No. 13 of the Financial Accounting Standards Board;

       (2) any agreement that restricts either the Parent or the Purchaser from engaging in any aspect of its business, from participating or competing in any line of business or market or that restricts either the Parent or the Purchaser from engaging in any business in any market or geographic area;

       (3) any agreement relating to the sale, issuance, grant, exercise, award, purchase, repurchase or redemption of any shares of capital stock or other securities of either the Parent or the Purchaser or any options, warrants or other rights to purchase or otherwise acquire any such shares of stock, other securities or options, warrants or other rights therefore (other than stock options issued under any stock option plan of either the Parent or the Purchaser);

     Neither the Parent nor the Purchaser is in breach or default under any of the Epic Material Contracts or has received written notice or claims of such a breach or default, nor, to the knowledge of the Parent and/or the Purchaser, is any other party to any such contracts in breach or default thereunder, except in each case in such a manner as, either individually or in the aggregate, is not reasonably likely to have a Material Adverse Effect. Each Epic Material Contract to which either the Parent or the Purchaser is a party or by which it is bound that has not expired or terminated by its terms is valid and in full force and effect, binding upon the Parent or the Purchaser, as applicable, in accordance with its terms, and, to the knowledge of the Parent and/or the Purchaser, binding upon the other parties thereto in accordance with its terms, except where the failure to be valid and in full force and effect or not binding, either individually or in the aggregate, is not reasonably likely to have a Material Adverse Effect.

          (m) Patents and Trademarks. The Parent has, or has rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, trade secrets, inventions, copyrights, licenses and other intellectual property rights and similar rights necessary or material for use in connection with its business and which the failure to so have could have a Material Adverse Effect (collectively, the “Epic Intellectual Property Rights”). All such Epic Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Epic Intellectual Property Rights. The Parent has taken reasonable security measures to protect the secrecy, confidentiality and value of all of the Epic Intellectual Property Rights, except where failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Except as set forth in Schedule 3.2(m) of the Epic Disclosure Schedules, none of the Parent’s registered, or applied for, Epic Intellectual Property Rights have expired or terminated or have been abandoned, or are expected to expire or terminate or expected to be abandoned within three years of the date of this Agreement. There is no claim, action or proceeding being made or brought, or to the knowledge of the Parent, being threatened against the Parent regarding the Epic Intellectual Property Rights, except for any claim, action or proceeding which, if determined against the Parent, would not have a Material Adverse Effect. Schedule 3.2(m) of the Epic Disclosure Schedules contains a complete list of (i) all the Parent’s registrations of any patents, copyrights, mask works, trademarks, service marks, Internet domain names or Internet or World Wide Web URLs or addresses with any governmental or quasi-governmental authority or other body; (ii) all applications, registrations, filings and other formal actions made or taken pursuant to federal, state and foreign laws by the Parent to secure, perfect or protect its interest in the Epic Intellectual Property Rights, including, without limitation, all patent applications, copyright applications, and applications for registration of trademarks and service marks, (iii) all unregistered copyrights, trademarks and service marks included within the Epic Intellectual Property Rights, (iv) all licenses, sublicenses and other agreements as to which the Parent is a party and pursuant to which any person is authorized to use any of the Epic Intellectual Property Rights, (v) all licenses, sublicenses and other agreements as to which the Parent is a party and pursuant to which the Parent is authorized to use any the Epic Intellectual Property Rights of any third party (excluding generally available off the shelf software) and (vi) all applications, registrations, filings and other formal actions made or taken by the Parent or received by the Parent from any governmental entity pursuant to federal, state and foreign laws with respect to all Pharmaceutical Products presently being manufactured by the Parent.

          (n) No Brokers. Neither the Parent nor the Purchaser has retained, utilized or been represented by any broker or finder in connection with the transactions contemplated by this Agreement.

          (o) Own Account. The Parent and the Purchaser understands that the Securities are “restricted securities” and have not been registered under the Securities Act or any applicable state securities law and that the Purchaser is acquiring the Securities as principal for its own account and not with a view to or for distributing or reselling such Securities or any part thereof in violation of the Securities Act or any applicable state securities law, has no present intention of distributing any of such Securities in violation of the Securities Act or any applicable state securities law and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of such Securities (this representation and warranty not limiting the Purchaser’s right to sell the Securities in compliance with applicable federal and state securities laws) in violation of the Securities Act or any applicable state securities law.

          (p) Purchaser Status. At the time the Purchaser was offered the Securities, it was, and at the date hereof it is, and on each date on which it exercises any Warrants, it will be either: (i) an “accredited investor” as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the Securities Act or (ii) a “qualified institutional buyer” as defined in Rule 144A(a) under the Securities Act. Purchaser is not required to be registered as a broker-dealer under Section 15 of the Exchange Act.

          (q) Experience of Purchaser. Each of the Parent and the Purchaser, either alone or together with their respective representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment. Each of the Parent and the Purchaser is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment. Each of the Parent and the Purchaser has been given the opportunity to ask questions of, and receive answers from, the Company concerning the terms and conditions of the offer of the Securities and other matters pertaining to such investment.

          (r) General Solicitation. To the knowledge of the Parent and/or the Purchaser, the Purchaser is not purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

          (s) Short Sales and Confidentiality Prior To The Date Hereof. Other than the transaction contemplated hereunder, neither the Parent nor the Purchaser has directly or indirectly, nor has any Person acting on behalf of or pursuant to any understanding with either the Parent or the Purchaser, executed any disposition, including Short Sales, in the securities of the Company during the period commencing from the time that either the Parent or the Purchaser first received a term sheet (written or oral) from the Company or any other Person setting forth the material terms of the transactions contemplated hereunder until such time as the transactions contemplated by this Agreement are publicly disclosed by the Company (“Discussion Time”). Other than to other Persons party to this Agreement and its financial and legal advisors, each of the Parent and the Purchaser has maintained the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction).

ARTICLE IV
OTHER AGREEMENTS OF THE PARTIES

     4.1 Transfer Restrictions.

          (a) The Securities may only be disposed of in compliance with state and federal securities laws. In connection with any transfer of Securities other than pursuant to an effective registration statement or Rule 144, to the Company or to an Affiliate of a Purchaser or in connection with a pledge as contemplated in Section 4.1(b), the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Securities under the Securities Act. As a condition of transfer, any such transferee shall agree in writing to be bound by the terms of this Agreement and shall have the rights of a Purchaser under this Agreement.

          (b) The Purchaser agrees to the imprinting, so long as is required by this Section 4.1(b), of a legend on any of the Securities in the following form:

  [NEITHER] THESE SECURITIES [NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE EXERCISABLE] HAVE [NOT] BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION

  REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. THESE SECURITIES AND THE SECURITIES ISSUABLE UPON [EXERCISE] OF THESE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.

          (c) Certificates evidencing the Underlying Shares shall not contain any legend (including the legend set forth in Section 4.1(b) hereof): (i) while a registration statement covering the resale of such security is effective under the Securities Act, or (ii) following any sale of such Underlying Shares pursuant to Rule 144, or (iii) if such Underlying Shares are eligible for sale under Rule 144, without the requirement for the Company to be in compliance with the current public information required under Rule 144 as to such Underlying Shares and without volume or manner-of-sale restrictions, or (iv) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission).

          (d) Purchaser agrees that the removal of the restrictive legend from certificates representing Securities as set forth in this Section 4.1 is predicated upon the Company’s reliance that the Purchaser will sell any Securities pursuant to either the registration requirements of the Securities Act, including any applicable prospectus delivery requirements, or an exemption therefrom.

     4.2 Furnishing of Information. Until the earliest of the time that (i) the Purchaser no longer owns Securities or (ii) the Warrants have expired, the Company covenants to use its commercially reasonable efforts to maintain the registration of the Common Stock under Section 12(b) or 12(g) of the Exchange Act and to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act. As long as the Purchaser owns Securities, if the Company is not required to file reports pursuant to the Exchange Act, it will prepare and furnish to the Purchaser and make publicly available in accordance with Rule 144(c) such information as is required for the Purchaser to sell the Securities under Rule 144. The Company further covenants that it will use its commercially reasonable efforts take such further action as any holder of Securities may reasonably request, to the extent required from time to time to enable such Person to sell such Securities without registration under the Securities Act within the requirements of the exemption provided by Rule 144.

     4.3 Integration. The Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Securities in a manner that would require the registration under the Securities Act of the sale of the Securities to the Purchaser or that would be integrated with the offer or sale of the Securities for purposes of the rules and regulations of any Trading Market.

     4.4 Exercise Procedures. The form of Notice of Exercise included in the Warrants sets forth the totality of the procedures required of the Purchaser in order to exercise the Warrants. No additional legal opinion or other information or instructions shall be required of the Purchaser to exercise its Warrants. The Company shall honor exercises of the Warrants and shall deliver Underlying Shares in accordance with the terms, conditions and time periods set forth in the Transaction Documents.

     4.5 Securities Laws Disclosure; Publicity. The Company shall, no later than four Business Days following the date hereof, issue a press release describing the material terms of the transactions contemplated hereby and the other Transaction Documents, and a Current Report on Form 8-K disclosing the material terms of the transactions contemplated hereby and thereby, and shall attach the Transaction Documents thereto. The Company shall provide the Purchaser with a draft of such press release prior to filing and provide an opportunity for comments. Neither the Company nor the Purchaser shall issue any press release regarding the transactions contemplated hereby or the other Transaction Documents without the prior consent of the other party, which consent shall not unreasonably be withheld or delayed, except (i) as required by federal securities law in connection with the filing of final Transaction Documents (including signature pages thereto) with the Commission and (ii) to the extent such disclosure is required by law or Trading Market regulations, in which case the Company shall provide the Purchaser with prior notice of such disclosure permitted under this subclause (ii). Parent and the Purchaser shall timely make all filings required under the Exchange Act in respect of the transactions contemplated herein.

     4.6 Shareholder Rights Plan. No claim will be made or enforced by the Company or, with the consent of the Company, any other Person, that Purchaser is an “Acquiring Person” under any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or similar anti-takeover plan or arrangement in effect or hereafter adopted by the Company, or that any Purchaser could be deemed to trigger the provisions of any such plan or arrangement, by virtue of receiving Securities under the Transaction Documents.

     4.7 Use of Proceeds. The Company shall use the net proceeds from the sale of the Securities hereunder primarily for the development and clinical support of Elite Pain Products (ELI -154 and ELI -216) and general corporate purposes and not for the satisfaction of any portion of the Company’s debt (other than payment of trade payables in the ordinary course of the Company’s business and consistent with prior practices), to redeem Common Stock, Common Stock Equivalents or Preferred Stock or to settle any outstanding litigation.

     4.8 Indemnification.

          (a) Subject to the provisions of this Section 4.8, the Company shall indemnify and hold each of the Parent and the Purchaser and their respective directors, officers, shareholders, members, partners, employees and agents (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title), each Person who controls the Parent or the Purchaser (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, shareholders, agents, members, partners or employees (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title) of such controlling persons (each, a “Epic Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation that any such Epic Party may suffer or incur as a result of or relating to any breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement or in the other Transaction Documents. The Company shall further indemnify and hold each Epic Party harmless from any and all expenses incurred by such Epic Party with respect to any proceeding instituted by such Epic Party, in good faith, to enforce or interpret its rights to indemnification hereunder.

          (b) Subject to the provisions of this Section 4.8, each of the Parent and the Purchaser shall, jointly and severally, indemnify and hold the Company and its directors, officers, shareholders, members, partners, employees and agents (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title), each Person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, shareholders, agents, members, partners or employees (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title) of such controlling persons (each, a “Company Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation that any such Company Party may suffer or incur as a result of or relating to any breach of any of the representations, warranties, covenants or agreements made by the Purchaser in this Agreement or in the other Transaction Documents. Each of the Parent and the Purchaser shall, jointly and severally, further indemnify and hold each Company Party harmless from any and all expenses incurred by such Company Party with respect to any proceeding instituted by such Company Party, in good faith, to enforce or interpret its rights to indemnification hereunder.

          (c) If any action shall be brought against any Epic Party or Company Party in respect of which indemnity may be sought pursuant to this Agreement (such party seeking indemnification hereunder, an “Indemnified Party”), such Indemnified Party shall promptly notify the Company, the Parent or the Purchaser (such party against whom indemnification is sought hereunder, an “Indemnifying Party”) in writing, and the Indemnifying Party shall have the right to assume the defense thereof with counsel of its own choosing reasonably acceptable to the Indemnified Party. Any Indemnified Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party except to the extent that (i) the employment thereof has been specifically authorized by the Indemnifying Party in writing, (ii) the Indemnifying Party has failed after a reasonable period of time to assume such defense and to employ counsel or (iii) in such action there is, in the reasonable opinion of such separate counsel, a material conflict on any material issue between the position of the Indemnifying Party and the position of such Indemnified Party, in which case the Indemnifying Party shall be responsible for the reasonable fees and expenses of no more than one such separate counsel. The Indemnifying Party will not be liable to any Indemnified Party under this Agreement (y) for any settlement by a Indemnified Party effected without the Indemnifying Party’s prior written consent, which shall not be unreasonably withheld or delayed; or (z) to the extent, but only to the extent that a loss, claim, damage or liability is attributable to any Indemnified Party’s breach of any of the representations, warranties, covenants or agreements made by such Indemnified Party in this Agreement or in the other Transaction Documents. The indemnification rights of the an Indemnified Party under this Agreement shall be deemed effective as of the date hereof and are independent of and in addition to such rights and remedies as such Indemnified Party may have at law or in equity for any fraud, misrepresentation, breach of warranty or failure to fulfill any agreement or covenant hereunder on the part of any party hereto, expressly including without limitation, such Indemnified Party’s right to seek specific performance, rescission or restitution, none of which rights or remedies shall be affected or diminished hereby. Notwithstanding any investigation or audit conducted before or after the Closing Date or the decision of any party to complete the transactions contemplated herein, each party shall be entitled to rely upon the representations, warranties and agreements set forth herein.

          (d) No Indemnified Party shall make any claim for indemnification unless the amount of such claim being made by such Indemnified Party exceeds $50,000 in the aggregate (the “Basket”), in which event, such Indemnified Party shall be entitled to seek indemnification for all amounts, including the Basket.

          (e) An Indemnifying Party shall not be liable to any Indemnified Party under this Section 4.8 for any claim relating any breach of any of the representations, warranties, covenants or agreements made by the Company, the Parent or the Purchaser, as the case may be, in this Agreement or any of the other Transaction Documents, unless the claim is asserted in writing by such Indemnified Party no later than twelve (12) months after the Third Closing Date.

          (f) The maximum amount payable by an Indemnifying Party under this Section 4.8 shall be $3,000,000, plus all direct costs and expenses, including reasonable attorneys fees, incurred by the Indemnified Party in enforcing the provisions hereof.

     4.9 Reservation and Listing of Securities.

          (a) Subject to the Authorized Share Approval, and except as otherwise set forth in the Certificate of Designation, the Company shall use its commercially reasonable efforts to maintain a reserve from its duly authorized shares of Common Stock for issuance pursuant to the Transaction Documents in such amount as may be required to fulfill its obligations in full under the Transaction Documents.

          (b) If, after the Authorized Share Approval Date, on any date, the number of authorized but unissued (and otherwise unreserved) shares of Common Stock is less than one hundred ten percent (110%) of (i) the Actual Minimum on such date, minus (ii) the number of shares of Common Stock previously issued pursuant to the Transaction Documents, then the Board of Directors shall use commercially reasonable efforts to amend the Company’s certificate or articles of incorporation to increase the number of authorized but unissued shares of Common Stock to at least the Actual Minimum at such time (minus the number of shares of Common Stock previously issued pursuant to the Transaction Documents), as soon as reasonably possible; provided that the Company will not be required at any time to authorize a number of shares of Common Stock greater than the maximum remaining number of shares of Common Stock that could possibly be issued after such time pursuant to the Transaction Documents.

          (c) The Company shall, if applicable: (i) in the time and manner required by the principal Trading Market, prepare and file with such Trading Market an additional shares listing application covering a number of shares of Common Stock at least equal to the Actual Minimum on the date of such application, (ii) take all steps necessary to cause such shares of Common Stock to be approved for listing on such Trading Market as soon as possible thereafter, (iii) provide to the Purchaser evidence of such listing, and (iv) maintain the listing of such Common Stock on any date at least equal to the Actual Minimum on such date on such Trading Market or another Trading Market.

     4.10 Special Meeting of Stockholders.

          (a) The Company shall hold a special meeting of stockholders (the “Special Meeting of Stockholders”) as soon as practicable following the Initial Closing Date, and in any event, on or before June 30, 2009, for the purpose of obtaining the Shareholder Approval. As promptly as practicable after the execution of this Agreement, the Company shall prepare and file with the Commission a proxy statement relating to the Special Meeting of Stockholders (together with any amendments thereof or supplements thereto, the “Proxy Statement”). Each of the Parent and the Purchaser shall furnish all information concerning it as may be required under the Exchange Act for inclusion in the Proxy Statement. The Company shall provide each of the Parent and the Purchaser with a copy of the Proxy Statement for its review and comment prior to filing with the Commission, and no information concerning either the Parent or the Purchaser may be included in the Proxy Statement without prior consent of the Parent or the Purchaser, as the case may be, which such consent shall not be unreasonably withheld, conditioned or delayed. The parties hereto agree that the Parent and the Purchaser shall provide to the Company any information regarding either the Parent or the Purchaser required under the Exchange Act or as may be requested by the Commission to be included in such Proxy Statement. No amendment or supplement to the Proxy Statement shall be made by the Company without the prior written consent of each of the Parent and the Purchaser, such consent not to be unreasonably withheld, conditioned or delayed. The Company shall advise each of the Parent and the Purchaser, promptly after it receives notice thereof, of any request by the Commission for amendment of the Proxy Statement or comments thereon and responses thereto or requests by the Commission for additional information. The Proxy Statement will comply as to form and substance in all material respects with the applicable requirements of the Exchange Act and the rules and regulations thereunder.

          (b) The information supplied by the Parent and the Purchaser regarding the Parent and the Purchaser for inclusion in the Proxy Statement shall not, at (i) the time the Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to the stockholders of the Company, and (ii) the time of the Special Meeting of Stockholders, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading. If at any time prior to the Special Meeting of Stockholders any event or circumstance relating to the Parent or the Purchaser shall occur which should be set forth in an amendment or a supplement to the Proxy Statement, the Parent and/or the Purchaser shall promptly inform the Company.

          (c) In connection with the Special Meeting of Stockholders and the transactions contemplated hereby, the Company and the Board of Directors will, subject to applicable law, (i) use its reasonable best efforts to obtain the Shareholder Approval, (ii) otherwise comply with all legal requirements applicable to the Special Meeting of Stockholders and (iii) recommend approval of the Shareholder Approval by the stockholders of the Company and shall not withdraw or adversely modify (or propose to withdraw or adversely modify) such recommendation, and the Proxy Statement shall contain such recommendation.

          (d) If the Company does not obtain Shareholder Approval at the first meeting, the Company shall call a meeting every four months thereafter to seek Shareholder Approval until the earlier of the date that the Shareholder Approval is obtained or the one year anniversary of the Initial Closing Date.

          (e) The requirement to hold the Special Meeting of Stockholders may be satisfied by the holding of the Company’s annual meeting of Stockholders if, at such annual meeting, the Stockholder Approval is obtained.

     4.11 Board of Directors.

          (a) As of the Initial Closing Date and at all times thereafter, except as otherwise set forth herein, the Company and the Board of Directors shall take any and all action necessary so that (i) the size of the Board of Directors shall be set and remain at seven (7) directors, (ii) three (3) individuals designated by Parent (the “Purchaser Directors”) shall be appointed to the Board of Directors and (iii) the Purchaser Directors shall be nominated at each annual or special meeting of stockholders at which an election of directors is held or pursuant to any written consent of the stockholders. The Company shall not amend its certificate of incorporation or bylaws to provide for majority voting, nor shall the Company take any other action, or fail to take any action, which will cause or result in the Company being in breach of, or unable to comply with, its obligations in this paragraph; provided, however, that if at any time following the Lock-Up Period the Purchaser owns less than the Minimum Share Requirement, neither the Company nor the Board of Directors shall be obligated to take any action with respect to clauses (i), (ii) and/or (iii) of the preceding sentence. No Purchaser Director may be removed from office for cause unless such removal is directed or approved by (i) a majority of the independent members of the Board of Directors and (ii) all of the non-affected Purchaser Director(s). Any vacancies created by the resignation, removal or death of a Purchaser Director shall be filled by the appointment of an additional Purchaser Director. Any Purchaser Director may be removed from office upon the request of the Purchaser. At such time as Purchaser owns more than fifty percent (50%) of the issued and outstanding Common Stock or other voting securities of the Company, the number of Purchaser Directors shall be equal to a majority of the Board of Directors.

          (b) Each Purchaser Director shall be entitled all rights to indemnification existing as in effect as of the date of this Agreement in favor of any Company Indemnified Person (as hereinafter defined) as provided in the Company’s Certificate of Incorporation, Bylaws, indemnification agreements and any insurance policy presently maintained by the Company for the benefit of any Company Indemnified Person, all of which shall continue in full force and effect, without any amendment thereto, for so long as any individual serves as a

Purchaser Director and for a period of six (6) years after such individual shall no longer serve in such capacity. A “Company Indemnified Person” shall mean any individual who on or prior to the date hereof is or was a director, officer, trustee, fiduciary, employee or agent of the Company or who served at the request of the Company as a director, officer, trustee, partner, fiduciary, employee or agent of another Person. The obligations under this Section 4.11(b) shall not be terminated or modified in such a manner as to adversely affect any Purchaser Director or the heirs and representatives of such individual without their prior written consent.

     4.12 Form D; Blue Sky Filings. The Company agrees to timely file a Form D with respect to the Securities as required under Regulation D and to provide a copy thereof, promptly upon request of Purchaser. The Company shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to qualify the Securities for, sale to the Purchaser at the Closing under applicable securities or “Blue Sky” laws of the states of the United States, and shall provide evidence of such actions promptly upon request of Purchaser.

     4.13 Confidentiality After the Date Hereof. Each of the Parent and the Purchaser covenants that until such time as the transactions contemplated hereby and by the other Transaction Documents are publicly disclosed pursuant to Section 4.5, each of the Parent and the Purchaser will maintain the confidentiality of all disclosures made to it in connection with the transactions contemplated hereby and by the other Transaction Documents.

     4.14 Conduct of Business.

          (a) The Company agrees that, between the date of this Agreement and the date which is the earlier of (x) the date the Purchaser Directors constitute a majority of the Board of Directors and (y) 90 days following the fifth anniversary of the Initial Closing Date, except as specifically permitted by any other provision of this Agreement or the other Transaction Documents or as Parent shall otherwise agree in writing, the Company will conduct its operations only in the ordinary and usual course of business consistent with past practice. Without limiting the foregoing, and as an extension thereof, the Company shall not, directly or indirectly, do, or agree to do, any of the following without the prior written consent of Parent:

       (i) amend or otherwise change the Company’s Certificate of Incorporation or Bylaws so as to adversely affect the Purchaser or Parent in a material manner;

       (ii) (A) issue, sell, pledge, dispose of, grant, transfer, encumber, or authorize the issuance, sale, pledge, disposition, grant, transfer, or encumbrance of (1) any shares of Common Stock or Common Stock Equivalents or (2) other shares of capital stock of the Company or securities convertible or exchangeable or exercisable for any shares of such capital stock, or any options, warrants or other rights of any kind to acquire any shares of such capital stock or such convertible or exchangeable securities, or any other ownership interest (including, without limitation, any such interest represented by contract right), provided that the prohibitions referred to in clauses (1) and (2) shall not be applicable to Exempt Issuances, or (B) sell, pledge, dispose of, transfer, lease, license, guarantee or encumber, or authorize the sale, pledge, disposition, transfer, lease, license, guarantee or encumbrance of, any material property or assets of the Company, except pursuant to existing Contracts or commitments or the sale or purchase of goods in the ordinary course of business consistent with past practice, or enter into any commitment or transaction outside the ordinary course of business consistent with past practice; provided, however, that notwithstanding anything to the contrary contained in this Section 4.14(a)(ii)(B), the Parent acknowledges and agrees that (x) the Company will continue to seek a strategic partner(s) for the Company’s lead pain products (ELI-154 and ELI-216) and (y) the Parent shall reasonably consider all candidates for such strategic partner(s) identified by the Company;

       (iii) declare, set aside, make or pay any dividend or other distribution (whether payable in cash, stock, property or a combination thereof) with respect to any of its capital stock, other than dividends payable on outstanding shares of Series D Preferred Stock in accordance with the terms thereof as in effect on the date hereof;

       (iv) other than in connection with a reverse stock split, reclassify, combine, split, subdivide or redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock, Common Stock, Common Stock Equivalents, Preferred Stock or Preferred Stock Equivalents or other securities;

       (v) (A) acquire (including, without limitation, by merger, consolidation, or acquisition of stock or assets) any interest in any person or any division thereof or any assets, other than acquisitions of inventory or other assets in the ordinary course of business consistent with past practice; or (B) other than Permitted Indebtedness, for a period of three (3) years from the Initial Closing Date, incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse, or otherwise as an accommodation become responsible for, the obligations of any person, except for indebtedness for borrowed money incurred by the Company in the ordinary course of business consistent with past practice pursuant to the terms of a current Company Material Contract;

       (vi) except as may be required by contractual commitments or corporate policies with respect to employee severance or termination pay in existence on the date of this Agreement as disclosed in the Company Disclosure Schedules: (A) increase the compensation or benefits payable or to become payable to its directors, officers or employees, except for customary increases to compensation or benefits of Company employees (other than officers and directors) of not more than five percent (5%) in the aggregate per annum made by the Company consistent with past practice and approved by a majority of the independent members of the Board of Directors; or (B) grant any rights to severance or termination pay to, or enter into any employment or severance agreement with, any director, officer or other employee of the Company, or establish, adopt, enter into or amend any collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any director, officer or employee, except to the extent required by applicable law and except for such employment, severance or termination agreements with Company employees (other than officers and directors) that are entered into on an arm’s length basis and approved by a majority of the independent members of the Board of Directors;

       (vii) (A) pay, discharge or satisfy any material claims, liabilities or obligations (absolute, accrued, contingent or otherwise), except in the ordinary course of business consistent with past practice and in accordance with their terms; (B) accelerate or delay collection of any material notes or accounts receivable in advance of or beyond their regular due dates or the dates when the same would have been collected in the ordinary course of business consistent with past practice, or (C) delay or accelerate payment of any material account payable in advance of its due date or the date such liability would have been paid in the ordinary course of business consistent with past practice;

       (viii) make any material change in accounting policies or procedures, other than in the ordinary course of business consistent with past practice or except as required by GAAP or by a governmental entity;

       (ix) waive, release, assign, settle or compromise any material claims, or any material litigation or arbitration;

       (x) make any material tax election, settle or compromise any material liability for Taxes, or materially amend any material Tax Return;

       (xi) be a party to any Change of Control Transaction or otherwise enter into any sale, transfer, assignment, lease, license, mortgage, pledge, exchange or other disposition of all or substantially all of the assets or property (real or personal, tangible or intangible) of the Company or any merger, consolidation or reorganization of the Company with another entity;

       (xii) take any action or step in connection with the voluntary liquidation and dissolution of the Company or the filing of a voluntary petition or other institution of proceedings to have the Company adjudicated as bankrupt or the consenting to the institution of such proceedings against the Company; or

       (xiii) authorize or enter into any agreement or otherwise make any commitment to do any of the foregoing.

Notwithstanding anything to the contrary contained in this Section 4.14(a), (A) the provisions set forth in clauses (ii) (B), (ix), (x), (xi) and (xii) shall not apply after the expiration of the Lock-Up Period, if at such time the Purchaser does not own the Minimum Share Requirement and (B) if at any time after the Purchaser has acquired twenty-five percent (25%) or more of the shares of the capital stock of the Company, on an as-converted basis, pursuant to the terms of this Agreement or the other Transaction Documents, the Purchaser’s ownership percentage of the shares of capital stock of the Company, on an as-converted basis, falls below twenty percent (20%) as a result of Transfers made by the Purchaser, then the prior written consent of the Purchaser shall not be required prior to the consummation of any Company Action referred to under this Section 4.14(a) .

          (b) Except for the rights expressly set forth herein, nothing contained in this Agreement shall give Purchaser, directly or indirectly, the right to control or direct the operations of the Company and the Company shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its operations.

     4.15 Guaranty of the Parent. The Parent hereby unconditionally guarantees the performance by the Purchasers of its obligations hereunder, including, without limitation, the obligations of the Purchaser under Article II. Subject only to the satisfaction by the Company of the applicable conditions to the obligations of the Purchaser under Article II, upon the failure of the Purchaser to perform such obligations, the Parent shall forthwith upon demand of the Company perform such obligations of the Purchaser.

     4.16 Purchaser Lock-Up. The Purchaser hereby agrees that it shall not, without the prior written consent of the Company, Transfer any Common Stock acquired by it upon conversion of the Series E Preferred Stock or otherwise acquired or purchased under this Agreement or any of the other Transaction Documents for a period commencing on the Initial Closing Date and ending on the later of (a) the date immediately following the first anniversary of the Initial Closing Date and (b) the Third Closing Date (such period, the “Lock-Up Period”), to the extent that the conditions precedent to closing set forth in Sections 2.11(b) and 2.12 have been satisfied.

     4.17 Supplemental Disclosure.

          (a) Prior to each Closing and each Milestone Delivery, the Company may supplement or amend the Company Disclosure Schedules hereto with respect to any matter that as of the date of such Closing or Milestone Delivery would have been required to be set forth or listed in the representations and warranties of the Company contained in Section 3.1 or such Company Disclosure Schedules (as supplemented or amended, the “Supplemental Company Schedules”).

ARTICLE V
PRODUCT DEVELOPMENT

     5.1 Use and Occupancy of Facility and Personal Property.

          (a) The Company hereby grants to Parent, its employees and representatives, the right to use and occupy the Facility, for an initial period of three (3) years (the “Initial Term”) commencing on the Initial Closing Date (the “Commencement Date”), and ending on the three year anniversary thereof, unless sooner terminated or extended pursuant to this Agreement or by mutual agreement of the Parties (the Initial Term as shortened or extended, the “Term”). Parent shall have the right, exercisable in its sole discretion, to extend the Initial Term for two periods of one (1) year each by giving written notice of such extension to the Company within ninety (90) days of the end of the Initial Term or any extension thereof. Such extension shall be on the same terms and conditions contained in this Agreement.

          (b) Parent shall use and occupy the Facility during the Term for the purpose of developing the Products, all at Parent’s sole cost and expense, which cost and expense shall include, but shall not be limited to, the acquisition of any requisite or related API. In connection therewith, Parent, its employees and representatives, also shall have the right to use the machinery, equipment, systems, instruments and tools in use at the Facility during the Term (collectively the “Personal Property”). Parent hereby acknowledges and agrees that it has examined the Facility and the Personal Property and is aware of the capabilities and limitations thereof. Notwithstanding anything to the contrary contained in this Section 5.1, except as expressly set forth in this Agreement, the Company makes no additional representations or warranties to of any kind to Parent, express or implied, with respect to the Personal Property, including, without limitation, any warranty of fitness for a particular purpose.

          (c) The Parties acknowledge that it will be necessary for them to agree on the portions of the Facility and the Personal Property that Parent will have use of, and to cooperate with each other so that neither Parent’s rights under this Agreement nor the Company’s right to conduct its business will be adversely affected. Notwithstanding anything to the contrary contained in the foregoing, Parent’s use of the Facility and Personal Property hereunder shall not interfere with the Company’s manufacturing of Lodrane24® and Lodrane24D® or the development of the Company’s pain products.

          (d) During the Term, the Company shall be responsible for (and Parent shall have no responsibility for) all maintenance, services (such as janitorial, snow removal, etc.), repairs and replacements in, to or of the Facility and the Personal Property, at the Company’s sole cost and expense, unless any such maintenance, service, repair or replacement is required as a result of the negligence or misconduct of Parent’s employees or representatives, in which case Parent shall be responsible for the costs and expenses associated therewith.

          (e) During the Term, Parent shall not perform any alterations, modifications or other changes in or to the Facility or any of the Personal Property, and shall not install any fixtures or equipment without the prior written consent of the Company; provided, that the Company’s consent for any such alterations, modifications or other changes in or to the Facility or any of the Personal Property, or any installations of fixtures and/or equipment permitted by this subparagraph (e) shall be conditioned upon Parent’s agreement to cover all related costs and expenses.

          (f) No sign, advertisement or notice referring to Parent shall be inscribed, painted, affixed or otherwise displayed at the Facility without the prior written consent of the Company.

     5.2 Products.

          (a) During the Term, Parent shall use and occupy the Facility and use the Personal Property for the purpose of developing (i) the four (4) Identified CR Products described 60 in the Identified Products Letter and (ii) the four (4) Identified IR Products described on in the Identified Products Letter. In addition, during the Term, in the event Parent determines, in its reasonable business judgment, that the further or continuing development of one or more Identified CR Products and/or Identified IR Products is no longer commercially feasible, Parent may, upon written notice to the Company, eliminate such Identified CR Products and/or Identified IR Product, and replace such eliminated Products and use and occupy the Facility and use the Personal Property for the additional purpose of developing (x) additional control release products of Parent (the “Additional CR Products”), subject to the mutual agreement of the Parties, whereupon the Identified Products Letter shall be amended to include such agreed upon Additional CR Products, and/or (y) additional immediate release products of Parent (the “Additional IR Products”), subject to the mutual agreement of the Parties, whereupon the Identified Products Letter shall be amended to include such agreed upon Additional IR Products (each Identified CR Product, Identified IR Product, Additional CR Product and Additional IR Product, individually, a “Product,” and collectively, the “Products”). Parent may not eliminate an Identified CR Product or an Identified IR Product unless it replaces such Product with an Additional CR product or Additional IR Product, as the case may be. Subject to the mutual agreement of the Parties as to additional consideration and other terms, Parent may use and occupy the Facility for the development of other Parent products (other than the Products).

          (b) Subject to the mutual agreement of the Parties with respect to the selection of Additional CR Products and/or Additional IR Products in accordance with subparagraph (a), Parent shall have the sole right to make all decisions regarding all aspects of each of the Products, including, but not be limited to, (i) research and development, formulation, studies and validation of each Product, (ii) identifying, evaluating and obtaining ingredients for each Product, (iii) preparing and filing the ANDA for each Product with the FDA and addressing and handling all regulatory inquiries, audits and investigations pertaining to the ANDA, and (iv) the manufacture, marketing, supply and commercialization of each Product.

          (c) Parent shall provide the Company with written status reports, no less frequently than once every six months, summarizing the development status of each Product.

          (d) Parent shall be the sole and exclusive owner of all right, title and interest in and to each of the Products, including but not limited to, all research and development, specifications, formulations, studies, patent applications, patents and other technology, knowhow and proprietary information and intellectual property rights associated therewith, including all further developments, improvements and enhancements thereof. Parent shall be the sole and exclusive owner and sole party of record of all regulatory filings with respect to each Product, including any ANDA filed in connection with any Product. Parent shall secure and maintain in good standing, at its sole cost and expense, any and all Governmental Approvals (including, without limitation, licenses, permits and consents required by Applicable Law) necessary and/or required for it to perform its obligations under this Agreement and use good faith commercial efforts, at its sole cost and expense, to secure and maintain any necessary variations and renewals thereof; provided, however, any and all Governmental Approvals (including, without limitation, licenses, permits and consents required by Applicable Law) related to the Facility, including compliance with GMP and maintaining all DEA registrations, shall be the responsibility of the Company.

          (e) The Company acknowledges that it shall fund the continued development of its pharmaceutical products with (i) the proceeds received by the Company from the sale and issuance of the Series E Preferred Common Stock purchased by the Purchaser pursuant to Article II of this Agreement, and (ii) any proceeds received by the Company from the exercise of the Warrants issued to the Purchaser pursuant to this Agreement.

          (f) During the Term, Parent shall have no other payment obligation to the Company for its use and occupancy of the Facility and its use of the Personal Property, except as expressly set forth in any of the other provisions of this Agreement.

     5.3 Product Compensation.

          (a) As additional consideration for Parent’s use and occupancy of the Facility and its use of the Personal Property during the Term and the issuance and delivery by the Company to the Purchaser of the Milestone Shares and related Warrants, for the period beginning on the First Commercial Sale of each Product and continuing for a period of ten (10) years thereafter (measured independently for each Product), Parent shall pay the Company a cash fee (the “Product Fee”) equal to fifteen (15%) percent of the Profit, if any, on each of the Products.

          (b) Parent shall pay the Product Fee to the Company for each Product within thirty (30) days after the end of each calendar quarter, beginning with the calendar quarter during which the First Commercial Sale of the applicable Product occurs. The Product Fee for each calendar quarter (or portion thereof in the case of the first payment) shall be calculated based upon the Profit on the Product for the applicable calendar quarter (or portion thereof in the case of the first payment). Each payment of the Product Fee for each Product shall be accompanied by a statement prepared by or on behalf of Parent setting forth the calculation of the Profit for the applicable period.

          (c) Nothing contained in this Article V or in any other provision of this Agreement shall in any way limit Parent’s free and exclusive right to determine in its sole discretion the timing and manner of the development, marketing, manufacturing, distribution and/or sale of any of the Products, including, without limitation, ceasing the manufacture, distribution and/or sale of a Product if it is not commercially viable or economically feasible to continue.

          (d) Parent shall keep full, true and accurate books of account containing all particulars with respect to the Profits for each Product for the purpose of showing the amounts payable to the Company hereunder. Such books of account shall be kept at Parent’s principal place of business. During the term that the Company is entitled to a Product Fee with respect to a Product and for one (1) year after the termination of such period for the applicable Product, such books and the supporting data shall be available at Parent’s principal place of business, at mutually acceptable times and upon reasonable prior written notice during normal business hours, for inspection by a firm of certified public accountants selected by the Company that are consented to by Parent, which consent shall not be unreasonably withheld, for the purpose of verifying Parent’s Product Fee statements; provided, however, that such examination shall not take place more often than once each calendar year and shall not cover more than the preceding two (2) years, with no right to audit any previous period. The cost of inspection is to be paid by the Company; provided, however, if it is determined as a result of such inspection that Parent’s Product Fee statements provided by Parent to the Company are not accurate by more than five percent (5%), Parent shall pay the cost of such inspection. All information provided to the Company or its accountants pursuant to this subparagraph 5.2 (d) shall be subject to the confidentiality provisions contained herein. If requested by Parent, the accounting firm designated by the Company shall be required to execute a confidentially agreement containing terms, conditions and protections substantially equivalent to those provided herein.

          (e) If as a result of an audit, the Company believes that there has been an underpayment of a Product Fee, then the Company shall provide written notice thereof to Parent, setting forth with specificity the basis for its claim. If within twenty (20) days after its receipt of the Company’s notice, Parent provides a written notice to the Company disputing such claim, then during the thirty (30) days following Parent’s notice, the Parties shall use their good faith efforts to reach agreement regarding the disputed claim. If at the end of such period, the Parties are unable to resolve their disagreement, they shall jointly retain and refer their disagreement to an independent accounting firm mutually acceptable to each of them (the “Independent Firm”) for a decision, who shall base such decision solely on the written submissions of the Parties and not on an independent review. The decision reached by the Independent Firm shall be delivered to the Parties in the form of a written report setting forth its resolution of the dispute, and the decision of the Independent Firm shall be final, conclusive and binding on the Parties, absent fraud or arithmetic error. The costs and expenses of the Independent Firm shall be borne by the prevailing party. In the absence of a determination of a prevailing party, the Parties shall split equally the costs and expenses of the Independent Firm.

          (f) If Parent agrees that there has been an underpayment of the Product Fee (by either not disputing the Company’s notice of underpayment or agreeing with the Company that there has been an underpayment) or if the Independent Firm decides that there has been an underpayment, then Parent shall pay the Company the amount of (a) such underpayment within ten (10) days after such agreement or determination and (b) the cost of the Independent Firm.

     5.4 Proprietary Information; Assignment of Rights.

          (a) Each of the Parties acknowledges that, during the Term, such party will or may obtain information belonging to the other Party which is of a confidential and proprietary nature (the “Proprietary Information”). Proprietary Information includes, but is not limited to, trade secrets, designs, formulations, specifications, studies, test results, know-how, inventions, techniques, processes, programs, schematics and software including, but not limited to, all of the foregoing relating to the Products (which are or will be owned by Parent). All such information, whether written or verbal, shall be considered Proprietary Information even if not so marked.

          (b) The Party receiving Proprietary Information shall restrict disclosure of the other Party’s Proprietary Information to its employees only on a need to know basis, and if requested by the other Party, the Party receiving Proprietary Information shall have such employees sign appropriate non-disclosure agreements.

          (c) Notwithstanding anything to the contrary contained in this Agreement, the following types of information shall not be considered Proprietary Information:

       (i) Information which was previously known to the receiving Party;

       (ii) Information which is disclosed to a third party by the providing Party without restrictions;

       (iii) Information which is or becomes publicly available other than as a result of a breach of this Agreement by the receiving Party;

       (iv) Information which was or is independently developed by the receiving Party;

       (v) Information which is received by the receiving Party from a third party who is lawfully in possession of such information without obligation of confidentiality; and

       (vi) Information which is required to be disclosed by court order or other governmental process; provided, however, that any such disclosure will be made in a manner that minimizes the disclosure of Proprietary Information, and the receiving Party will notify the disclosing Party prior to such disclosure.

          (d) During the Term and at all times thereafter, each Party shall maintain all Proprietary Information of the other party in strict confidence, and shall not use or disclose such Proprietary Information.

          (e) Because of the unique nature of the Proprietary Information, each Party acknowledges and agrees that the disclosing Party will suffer irreparable harm in the event that the receiving Party fails to comply with its obligations set forth in this section, and that monetary damage will be inadequate to compensate the disclosing Party for such breach. Accordingly, each Party agrees that the disclosing Party, in addition to any other remedies available to it at law or in equity, will be entitled to temporary, preliminary and permanent injunctive relief to enforce the terms of this section without the necessity of posting a bond or proving actual damages.

          (f) The Parties acknowledge that during the Term, certain of each Party’s employees or representatives may provide assistance to the other Party’s employees and representatives (such Party providing assistance, the “Assisting Party,” and such Party receiving assistance from an Assisting Party, a “Receiving Party”). Notwithstanding the providing of any such assistance by an Assisting Party, each Party acknowledges and agrees that neither an Assisting Party nor its employees nor its representatives shall have any ownership of, or other rights, in any of a Receiving Party’s products, including, without limitation, the Parent’s ownership of, and rights in, the Products, and if any such ownership or rights are deemed to be vested in such Assisting Party or its representatives or employees, such Assisting Party shall, and hereby does, transfer and assign to such Receiving Party all such ownership and rights. At a Receiving Party’s request from time to time hereafter, the Assisting Party shall execute and deliver to such Receiving Party such additional assignments reflecting the foregoing and/or shall cause its employees and representatives to execute and deliver to such Receiving Party assignments reflecting the foregoing.

          (g) This Section 5.4 shall survive any termination of this Agreement.

     5.5 Additional Parent Representations and Covenants. Parent hereby represents and warrants to and covenants with the Company as follows:

          (a) During the Term, Parent shall own and maintain any and all rights then necessary for development of the Products then being developed pursuant to this Agreement, free and clear of all liens, charges, encumbrances or other restrictions or limitations which may materially adversely affect the performance by Parent of its obligations hereunder.

          (b) Parent will not infringe on any intellectual property, personal, proprietary or similar rights of any third parties as a result of its performance of its obligations under this Article V.

          (c) During the Term, all work performed by Parent, its employees and representatives at the Facility shall be carried out in compliance with all applicable laws including, without limitation, federal, state or local laws, regulations or ordinances, including without limitation, the Generic Drug Enforcement Act of 1992 and will upon request certify in writing to the Company that none of its employees nor any of its representatives at the Facility have been debarred under the provisions of such Act.

          (d) Parent has not nor will take any action, which would, in Parent’s good faith judgment, interfere with the performance of any obligations of Parent set forth in this Article V.

          (e) There is no claim, pending or, to Parent’s knowledge, threatened, of infringement, interference or invalidity regarding any part or all of the Epic Intellectual Property Rights relating to any Product and Parent is not aware of any activities by one or more third parties which would constitute misappropriation or infringement of such Epic Intellectual Property Rights.

          (f) Subject to the terms of this Article V, Parent shall, at is sole cost and expense, use its good faith commercial efforts to pursue the development of the Products.

          (g) Parent shall delivery to the Company a written update as to the status of each Product developed by Parent at the Facility promptly following a written request from the Company for such update.

          (h) The execution, delivery and performance by Parent under this Article V does not and will not conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, require the consent, waiver, authorization or approval of, the giving any notice to, or the making of any filing or registration with, any court or other federal, state, local or other governmental authority or other Person under, any Applicable Law or any agreement, credit facility, debt or other instrument or other understanding to which Parent is a party.

     5.6 Additional Representations of the Company. The Company hereby represents and warrants to and covenants with Parent as follows:

          (a) The Company hereby represents, warrants and covenants to Parent that the Facility and Personal Property are and at all times during the Term shall be, except as a result of any action on the part of Parent, in compliance with all Applicable Laws, including, without limitation, GMP, and all licenses, permits and consents required by Applicable Law, including DEA registrations, necessary for the development of the Products.

          (b) The execution, delivery and performance by the Company under this Article V does not and will not conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, require the consent, waiver, authorization or approval of, the giving any notice to, or the making of any filing or registration with, any court or other federal, state, local or other governmental authority or other Person under, any Applicable Law or any agreement, credit facility, debt or other instrument or other understanding to which the Company is a party or by which the Facility or the Personal Property is bound or affected.

     5.7 Insurance.

          (a) At all times during the Term, Parent shall maintain, at its sole cost and expense, the following insurance coverages:

       (i) A policy of comprehensive general liability insurance providing minimum policy coverage in the amount of not less than $2,000,000 per occurrence and $3,000,000 in the aggregate annually, such policy to protect the Company and the Bank of New York (for the benefit of the holders of certain bonds of the Company) (each, an “Insured Parties”) from any claims, losses, damages or expenses for property damage or personal injury occurring or arising as a result of the use and occupancy of the Facility or the use of the Personal Property by Parent, its employees or representatives. Such policy shall name each Insured Party as an additional insured. Such insurance should provide primary coverage without contribution from any other insurance carried by or for the benefit of the Company, and Parent shall obtain blanket broad-form contractual liability coverage to insure its indemnity obligations under this Agreement. the Company shall retain the right to require Parent to increase such coverage from time to time to that amount of insurance which in the Company’s reasonable judgment is then being customarily required by landlords for similar space; and

       (ii) Workers’ compensation insurance, as required by law, covering the Parent employees working at the Facility.

          (b) Parent will deliver a certificate of insurance to the Company on or before the Commencement Date evidencing the coverages described above, and replacement certificates shall be provided by Parent to the Company prior to the renewal dates of the applicable policies.

          (c) All insurance required to be carried by Parent (i) shall contain a provision that (x) no act or omission of Parent shall affect or limit the obligation of the insurance company to pay the amount of any loss sustained, and (y) such insurance shall be noncancellable and/or no material change in coverage shall be made thereto unless the Insured Parties receive 30 days’ prior notice of the same, by certified mail, return receipt requested, and (ii) shall be effected under valid and enforceable policies issued by reputable insurers permitted to do business in the State of New York and rated in Best’s Insurance Guide, or any successor thereto as having a “Best’s Rating” of “A-” or better and a “Financial Size Category” of at least “X” or better or, if such ratings are not then in effect, the equivalent thereof or such other financial rating as the Company may at any time consider appropriate.

          (d) Parent shall be fully responsible and liable for any loss or damage to its personal property maintained at the Facility and hereby assumes in full the risk of loss or damage thereto, unless such loss or damage occurs as a result of the negligence or misconduct of the Company’s employees or representatives, in which case the Company shall be responsible for such loss or damage, except to the extent covered by insurance.

     5.8 Early Termination.

          (a) If during the Term there shall occur total damage or destruction to the Facility, such that the Facility is rendered wholly untenantable, through an event that is not caused by, and is outside of the control of, Parent, and if as a result of the foregoing, Parent is precluded, in the entirety, from using and occupying the Facility or a material portion thereof and/or using the Personal Property for a period in excess of thirty (30) consecutive days, then Parent shall have the right to terminate the Term by giving the Company written notice to such effect within thirty (30) days after the expiration of the foregoing 30-day period.

          (b) If the Term is not terminated in accordance with subparagraph (a) hereof, then the Company shall repair the damage or destruction or otherwise make all necessary alterations to the Facility to allow Parent to continue its use and occupancy of the Facility and its use of the Personal Property; provided, however, the Company shall not be required to make any such repair or such alterations to the Facility, if the cost thereof, in excess of all insurance payments actually received by the Company, would exceed $50,000, in the aggregate, and the Company so notifies Parent within thirty (30) days after the date of such damage or destruction. If the Company so notifies Parent of its election not to make such repairs, or if such repairs are not substantially completed within six months, then Parent may terminate the Term under Section 5.8(a) above as if the Facility suffered a total damage or destruction, such that the Facility is rendered wholly untenantable.

          (c) If Parent’s right to use and occupy the Facility and/or use the Personal Property terminates prior to the expiration of the Term, other than by reason of default or breach by the Company hereunder, then, (i) notwithstanding such termination, Parent shall remain obligated to pay the Company one hundred percent (100%) of the Product Fee payable hereunder on any Product for which (A) in the case of a Product that requires a pharmacokinetic study, a pharmacokinetic study has been commenced and successfully completed at the Facility prior to such termination, and (B) in the case of a Product that does not require a pharmacokinetic study, an in vitro dissolution profile has been commenced and successfully completed at the Facility prior to such termination, (ii) Parent shall not be obligated to pay any portion of the Product Fee on any Product for which a pharmacokinetic study or in vitro dissolution profile has not been commenced and successfully completed at the Facility prior to such termination and (iii) Purchaser shall no obligation to purchase any Additional Shares under Article II hereof.

     5.9 Facility and Product Indemnity.

          (a) Parent shall indemnify each of the Company, its Affiliates, permitted successors and assigns, and the directors, officers, employees and agents thereof (the “Company Indemnitees”), and defend and hold each the Company Indemnitee harmless from and against any and all liabilities, damages, losses, settlements, claims, actions, suits, penalties, fines, costs or expenses (including, without limitation, reasonable attorneys’ fees) (any of the foregoing, “Damages”) incurred by or asserted against any the Company Indemnitee of whatever kind or nature including, without limitation, any claim or liability based upon negligence, warranty, strict liability or violation of government regulation arising out of or relating to: (i) any and all matters relating to the Products, including, without limitation, the development, manufacture, marketing, sale and use of the Products; (ii) Parent’s use and occupancy of the Facility and/or the use of the Personal Property; or (iii) any claim of infringement, interference or invalidity regarding any part or all of the Epic Intellectual Property Rights relating to any Product developed by Parent at the Facility; except to the extent that such Damages result from the negligence or misconduct of an the Company Indemnitee or the Company’s breach of or failure to perform any representation, warranty or covenant under this Agreement.

          (b) Notwithstanding any provision of this Agreement to the contrary, neither Party shall be entitled in connection with any breach or violation of this Agreement to recover any punitive, exemplary or other special damages or any indirect, incidental or consequential damages including, without limitation, damages relating to loss of profit, business opportunity or business reputation. Each Party hereby expressly waives its right to assert any claim relating to such damages and agrees not to seek to recover such damages in connection with any action, suit or proceeding relating to this Agreement.

          (c) The provisions of this Section 5.9 shall survive any termination of the Term.

     5.10 Termination for Breach.

          (a) Either Party may terminate the Term by written notice to the other Party at any time if the other Party is in breach of any material obligations set forth in this Article V and has not cured such breach within sixty (60) days after written notice requesting cure of the breach or such longer period of time, not to exceed sixty (60) days, as is required to cure such breach as long as the breaching Party is proceeding in good faith to cure; provided, however, that in any case that a breach is alleged regarding the payment of money hereunder, the time period will be thirty (30) days and undisputed amounts must be paid prior to such time to avoid breach.

In addition, either Party may terminate the Term immediately (i) upon the filing by the other Party of a voluntary petition in bankruptcy, or a petition or an answer seeking reorganization or an arrangement with creditors, or to take advantage of any bankruptcy, reorganization, insolvency, readjustment of debt, dissolution or liquidation laws or statutes, or an answer admitting the material allegations of a petition filed against it in any proceeding under any such law, (ii) if there shall be filed against the other Party an Involuntary Petition and such Involuntary Petition shall not have been contested within ten (10) days, or dismissed within sixty (60) days, after it was filed, or (iii) if Parent’s actions in connection with its use of the Facility and/or the Personal Property under this Article V will cause the Company to fail to comply with Applicable Laws and such actions by Parent are not cured, to the extent that they are curable, within ten (10) Business Days of the Company’s written notice requesting cure of such actions.

          (b) In the event of a termination of the Term by a Party as a result of the breach of the other Party, the terminating Party shall have all rights and remedies available at law or in equity against the breaching Party. Notwithstanding the foregoing and without limiting the generality of thereof, if the Term is terminated by the Company pursuant to paragraph (a) by reason of a breach by Parent which is not timely cured, then any and all Product Fees to which the Company would otherwise be entitled shall remain obligations of Parent and shall be paid to the Company in accordance with the terms of this Agreement.

          (c) The Company may terminate the Term by written notice to Parent if (i) all conditions precedent for which the Company is obligated to satisfy pursuant to Article II on or prior to a Closing have been, or will have been, satisfied by the Company in accordance with the terms thereof and (ii) Parent does not consummate such Closing in accordance with Article II. Notwithstanding the foregoing, if this Agreement is terminated by the Company pursuant to this paragraph (c), then any and all Product Fees to which the Company would otherwise be entitled shall remain obligations of Parent and shall be paid to the Company in accordance with the terms of this Agreement.

          (d) Parent may terminate the Term by written notice to the Company if (i) all conditions precedent for which Parent is obligated to satisfy pursuant to Article II on or prior to a Closing have been, or will be, satisfied by Parent in accordance with the terms thereof and (ii) the Company does not consummate such Closing in accordance with Article II. Notwithstanding the foregoing, if this Agreement is terminated by Parent pursuant to this paragraph (d), then Parent shall have no further obligation to pay any and all Product Fees to which the Company would otherwise be entitled under the terms of this Agreement.

     5.11 Surrender of Facility. On or prior to the expiration or termination of the Term, Parent shall quit and surrender the Facility to the Company and shall remove all of its personal property. In the event of any holding over by Parent, the Company may, without further notice, take any and all actions at law or in equity to remove Parent from the Facility by summary proceedings, ejectment or otherwise.

     5.12 Force Majeure. No Party will be held liable or responsible to the other Party under this Article V, nor be deemed to have defaulted under or breached this Article V for failure or delay in fulfilling or performing any term of this Article V when such failure or delay is caused by or results from causes beyond the reasonable control of the affected Party including, without limitation, fire, flood, embargo, war, acts of war (whether war be declared or not), acts of terrorism, insurrection, riot, civil commotion, strike, lockout or other labor disturbance, acts of God or act, omission or delay in acting by any governmental authority or the other Party. The affected Party will notify the other Party of such force majeure circumstances as soon as reasonably practicable and will use its commercially reasonable efforts to remedy such circumstances as soon as practicable.

     5.16 Assignment. Parent’s rights to use and occupy the Facility under this Article V may not be assigned or otherwise transferred, nor, except as expressly provided hereunder, may any rights or obligations set forth in this Article V be assigned or transferred, by a Party without the written consent of the other Party; provided, however, that either Party may, without such consent, assign its rights and obligations under this Article V to (a) any Affiliate, (b) any successor by merger or sale of substantially all of its assets to which this Agreement relates, or in the event of its merger or consolidation or change in control or similar transaction, or (c) in the case of the Company, any purchaser of the Facility. No assignment to an assignee of Parent as a result of clause (b) of this Section shall be permitted under this Agreement by Parent unless such assignee (x) acquired the rights to the Products as a result of such merger, sale, consolidation or change in control transaction, and (y) has agreed in writing to be bound by the terms and conditions of this Article V, including, without limitation, the payment of any Product Fees payable to the Company hereunder. This Article V shall be binding upon the permitted successors and permitted assigns of the Parties, and any such successor or assign shall agree in writing to assume the applicable Party’s obligations hereunder; provided, however, that (i) Parent shall remain liable under the terms of this Article V regardless of any permitted assignments by it pursuant to this Section and (ii) the Company shall not sell or lease the Facility to any third party unless such third party shall agree in writing to assume the Company’s obligations hereunder. Any assignment not in accordance with this Section shall be void.

     5.17 Subordination. This Article V is subject and subordinate to all mortgages, provided that the holder of any mortgage shall not, so long as Parent is not in breach hereunder, interfere or restrict Parent’s use and occupancy of the Facility and Personal Property hereunder. At the request of any mortgagee, Parent shall attorn to such mortgagee, its successors in interest or any purchaser in a foreclosure sale, subject to the proviso in the preceding sentence.

ARTICLE VI
MISCELLANEOUS

      6.1 Termination. In the event that any of the conditions precedent set forth herein is not satisfied (or waived by the party to whom such condition runs), (x) with respect to the Initial Closing, on or before April 30, 2009, (y) with respect to the Second Closing, on or before the date which is 180 days from the date of the Initial Closing or (z) with respect to the Third Closing, on or before the date which is 30 days from the one year anniversary of the Initial Closing Date, then, solely with respect to the transactions to be consummated at such Closing, either party shall have the right, by written notice to the other, to terminate such party’s obligations under this Agreement with respect to such Closing; provided, however, that if the terminating party so terminates its obligations as aforesaid as the result of the wrongful refusal of the other party (the “defaulting party”) to consummate the transactions contemplated hereunder or any default, breach or misrepresentation on the part of the defaulting party, the terminating party shall be entitled to all rights and remedies available at law or in equity, including specific performance and/or injunctive relief and further including termination hereof, together with reimbursement from the defaulting party for all of the terminating party’s reasonable out-of-pocket costs and expenses incurred in connection with the transactions contemplated by this Agreement. Notwithstanding the foregoing, in the event that, prior to the Initial Closing Date, the Board of Directors determines in good faith, after it has received a Superior Proposal and after consultation with outside counsel, that the failure to accept such Superior Proposal would be inconsistent with its fiduciary duties to the Company’s stockholders under applicable law, then the Company may terminate this Agreement, but only at a time that is after the third (3rd) Business Day following the Purchaser’s receipt of written notice advising the Purchaser that the Board of Directors has received a Superior Proposal, specifying the material terms and conditions of such Superior Proposal (and including a copy thereof with all accompanying documentation, if in writing), identifying the Person making such Superior Proposal and stating that it intends to accept such Superior Proposal, provided that the Company (x) will not disclose any non-public information to such Person without entering into a customary confidentiality agreement, and (y) will provide to Parent any material non-public information concerning the Company or its Subsidiaries provided to such other Person which was not previously provided to Parent. The Purchaser shall have three (3) Business Days from the date of receiving such notice to submit to the Company any changes to the terms and conditions of this Agreement as would enable the Company to proceed with the execution of this Agreement and the other Transaction Documents and the transactions contemplated hereby and thereby; provided, however, that any such adjustment shall be at the discretion of the Company, the Parent and the Purchaser at the time. In the event the Company seeks to terminate this Agreement as the result of its receipt of a Superior Proposal, the Company shall, as a condition precedent to such termination (i) certify to Parent and the Purchaser that the Board of Directors has determined that the Superior Proposal is more favorable to the Company’s stockholders than the transactions contemplated by this Agreement and the other Transaction Documents (as the same may be proposed to be adjusted by Parent and the Purchaser) and (ii) pay to Parent (x) as liquidated damages and not as a penalty, the sum of $250,000 as a termination fee and (y) all costs and expenses incurred by Parent, including reasonable attorneys fees, in connection with the transactions contemplated this Agreement and the other Transaction Documents.

      6.2 Fees and Expenses. Each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement. The fees and expenses of the Company’s counsel shall be deemed to be with the ordinary course of business of the Company for purposes of Section 4.14(a)(vii) and the payment thereof shall not require the prior consent of the Parent or the Purchaser. The Company shall pay all transfer agent fees, stamp taxes and other taxes and duties levied in connection with the delivery of any Securities to the Purchaser.

      6.3 Entire Agreement. The Transaction Documents, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, including, but not limited to, that certain Term Sheet, dated December

12, 2008, by and between Purchaser and the Company, which the parties acknowledge have been merged into such documents, exhibits and schedules.

     6.4 Notices. All notices, demands and other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be delivered by hand or sent by telecopy or sent, postage prepaid, by registered, certified or express mail or reputable overnight courier service and shall be deemed given when so delivered by hand or telecopied or, if mailed, upon receipt (one business day after mailing in the case of express mail or overnight courier service), as follows:

     If to the Company:

  Elite Pharmaceuticals, Inc.
  165 Ludlow Avenue
  Northvale, NJ 07647
  Attention: Chief Executive Officer
  Facsimile: (201) 750-2755

     with a copy to (which shall not constitute notice to the Company):

  Reitler Brown & Rosenblatt LLC
  800 Third Avenue, 21st Floor
  New York, NY 10022
  Attention: Scott H. Rosenblatt, Esq.
  Facsimile: (212) 371-5500

     If to the Parent and/or Purchaser:

  Epic Pharmaceuticals, Inc.
  227-15 N. Conduit Avenue
  Laurelton, NY 11413
  Attention: Ram Potti
  Facsimile: (718)-276-1735

     with a copy to (which shall not constitute notice to either the Parent or the Purchaser):

  Wolff & Samson PC
  One Boland Drive
  West Orange, NJ 07052
  Attention: Morris Bienenfeld, Esq.
  Facsimile: (973)530-2213

or to such other address or facsimile number as the party to whom notice is to be given may have furnished to the other parties in writing in accordance with this Section 6.4.

      6.5 Amendments; Waivers. Subject to Section 4.17, no provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by the Company, the Parent and the Purchaser or, in the case of a waiver, by the party against whom enforcement of any such waived provision is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right.

      6.6 Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

      6.7 Successors and Assigns. Except as otherwise provided herein, neither this agreement nor the rights or obligations hereunder shall be assigned by any of the parties hereunder (whether by operation of law or otherwise) without the prior written consent of the other parties hereto. Notwithstanding the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns.

      6.8 No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except as otherwise set forth herein.

      6.9 Governing Law. All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of Jersey, without regard to the principles of conflicts of law thereof. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. THE PARTIES HEREBY WAIVE ALL RIGHTS TO A TRIAL BY JURY. If either party shall commence an action or proceeding to enforce any provisions of the Transaction Documents, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

      6.10 Survival. Subject to Section 4.8(e), the representations, warranties, covenants and other agreements contained herein shall survive the Closing and the delivery, exercise and/or conversion of the Securities, as applicable for the applicable statue of limitations.

      6.11 Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

      6.12 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

      6.13 Replacement of Securities. If any certificate or instrument evidencing any Securities is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof (in the case of mutilation), or in lieu of and substitution herefore, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction. The applicant for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs (including customary indemnity) associated with the issuance of such replacement Securities.

      6.14 Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Purchaser and the Company will be entitled to specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described and hereby agrees to waive and not to assert in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

      6.15 Construction. The parties agree that each of them and/or their respective counsel has reviewed and had an opportunity to revise the Transaction Documents and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of the Transaction Documents or any amendments hereto.

[SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

ELITE PHARMACEUTICALS, INC.

By:
Name: Chris Dick
Title: Chief Operating Officer and Acting Chief
Executive Officer

EPIC PHARMA, LLC

By:
Name: Ashok G. Nigalaye, Ph.D.
Title: President and Chief Executive Officer

EPIC INVESTMENTS, LLC

By:	EPIC PHARMA, LLC, its Managing Member

By:
Name: Ashok G. Nigalaye, Ph.D.
Title: President and Chief Executive Officer

EXHIBIT A

CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
OF
ELITE PHARMACEUTICALS, INC.

     ELITE PHARMACEUTICALS, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify as follows:

     FIRST: The Board of Directors of the Corporation, by vote, adopted the following resolutions setting forth the amendment to the Certificate of Incorporation of the Corporation as filed on October 1, 1997, as amended on October 24, 1997, further amended on March 30, 1998, as further amended on June 1, 1998, as further amended on July 26, 2004, as further amended on June 26, 2008, and as further amended on December 19, 2008:

     RESOLVED, that the Board of Directors deems it in the best interest of the Corporation to amend the Certificate of Incorporation of the Corporation, as amended (the “Certificate of Incorporation”), by deleting Article Fourth of the Certificate of Incorporation in its entirety and replacing it with the following:

  “FOURTH: The total number of shares of all classes of stock which the Corporation shall have authority to issue is Three Hundred Forty-Five Million (345,000,000) shares, consisting of Five Million (5,000,000) shares of Preferred Stock, par value $0.01 per share, and Three Hundred Forty Million (340,000,000) shares of Common Stock, par value of $0.001 per share.

  Subject to the provisions of Section 151 of the General Corporation Law, the Board of Directors or any authorized committee thereof of the Corporation is authorized to issue the shares of Preferred Stock in one or more series and determine the number of shares constituting each such series, the voting powers of shares of each such series and the designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions as set forth in a resolution or resolutions of the Board of Directors.”

     SECOND: That the holders of a majority of the outstanding stock of the Corporation entitled to vote thereon, and the holders of a majority of the outstanding stock of each class entitled to vote thereon as a class, were given written notice of the proposed amendment to the Certificate of Incorporation and voted in favor of the adoption of the amendment to the Certificate of Incorporation.

     THIRD: That said amendment was duly adopted in accordance with Section 242 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, Elite Pharmaceuticals, Inc. has caused this certificate to be signed by its Acting Chief Executive Officer as of March ___, 2009.

Chris Dick
Acting Chief Executive Officer and Chief
Operating Officer

EXHIBIT B

ELITE PHARMACEUTICALS, INC.

CERTIFICATE OF DESIGNATION OF PREFERENCES,
RIGHTS AND LIMITATIONS
OF
SERIES E CONVERTIBLE PREFERRED STOCK

PURSUANT TO SECTION 151 OF THE
DELAWARE GENERAL CORPORATION LAW

     Elite Pharmaceuticals, Inc. (the “Corporation”), a corporation organized and existing under the laws of the General Corporation Law of the State of Delaware (the “DGCL”), hereby certifies that on March [___], 2009, the following resolutions were adopted by the Board of Directors of the Corporation pursuant to the authority of the Board of Directors as required by Section 151 of the DGCL:

          WHEREAS, the Board of Directors of the Corporation (the “Board”) is authorized to fix the dividend rights, dividend rate, voting rights, conversion rights, rights and terms of redemption and liquidation preferences of any wholly unissued series of preferred stock and the number of shares constituting any series and the designation thereof, of any of them; and

          WHEREAS, it is the desire of the Board, pursuant to its authority as aforesaid, to fix the rights, preferences, restrictions and other matters relating to a series of the preferred stock, which shall consist of 5,000 shares of the preferred stock which the Corporation has the authority to issue, as follows:

     NOW, THEREFORE, BE IT RESOLVED, that the Board does hereby provide for the issuance of a series of preferred stock for cash or exchange of other securities, rights or property and does hereby fix and determine the rights, preferences, restrictions and other matters relating to such series of preferred stock as follows:

TERMS OF SERIES E CONVERTIBLE PREFERRED STOCK

          Section 1. Definitions. Capitalized terms used and not otherwise defined herein that are defined in the Strategic Agreement shall have the meanings given such terms in the Strategic Agreement. A copy of the Strategic Agreement as in effect on the date hereof shall be provided without charge to any holder of Common Stock or Preferred Stock upon written request therefor. For the purposes hereof, the following terms shall have the following meanings:

       “Alternate Consideration” shall have the meaning set forth in Section 7(f).

       “Amendment” means the amendment to the Corporation’s certificate of incorporation that (i) increases the number of authorized shares of Common Stock from 210,000,000 shares to 340,000,000 shares and (ii) reduces the par value of the authorized shares of Common Stock from $.01 to $.001 per share.

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       “Authorized Share Approval” means the vote by the shareholders of the Corporation to approve the Amendment and the filing by the Corporation of the Amendment with the Secretary of State the State of Delaware and the acceptance of the Amendment by the Secretary of State the State of Delaware.

       “Authorized Share Approval Date” means the date when all of the actions set forth in the definition of the Authorized Share Approval have been completed.

       “Business Day” means any day except Saturday, Sunday, any day which shall be a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

       “Common Stock” means the Corporation’s common stock, par value U.S.$0.01 per share (as amended by the Amendment), and stock of any other class of securities into which such securities may hereafter be reclassified or changed into.

       “Common Stock Equivalents” means any securities of the Corporation or the Subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock

       “Conversion Amount” means the sum of the Stated Value at issue. “Conversion Date” shall have the meaning set forth in Section 6(a). “Conversion Price” shall have the meaning set forth in Section 6(b).

       “Conversion Shares” means, collectively, the shares of Common Stock issuable upon conversion of the shares of Series E Preferred Stock in accordance with the terms hereof.

       “Dilutive Issuance” shall have the meaning set forth in Section 7(b).

       “Dilutive Issuance Notice” shall have the meaning set forth in Section 7(b).

       “Dividend Issuance” shall have the meaning set forth in Section 7(c).

       “Dividend Issuance Notice” shall have the meaning set forth in Section 7(c).

       “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

       “Exempt Issuance” means, subject to the requirement to obtain the prior consent of the Holder pursuant to Section 4(b), to the extent such requirement exists, the issuance of (a) shares of Common Stock or options to purchase Common Stock to employees,

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consultants, officers or directors of the Corporation pursuant to any stock or option plan existing on the date hereof and disclosed in the Company Disclosure Schedules or duly adopted by a majority of the independent members of the Board of Directors or a majority of a committee of independent members of the Board of Directors established for such purpose, (b) securities upon the exercise or exchange of or conversion of any securities of the Corporation outstanding on the date hereof and disclosed in the Company Disclosure Schedules, including the Existing Preferred Stock, pursuant to the terms thereof, provided that such securities have not been amended since the date of this Agreement to increase the number of securities or to decrease the exercise, exchange or conversion price of any such securities, except for adjustments required by the terms thereof (c) up to a maximum of 2,000,000 shares of Common Stock or Common Stock Equivalents in any rolling 12 month period issued to consultants, vendors, financial institutions or lessors in connection with services provided by such Persons referred to in this clause (c), but shall not include a transaction in which the Corporation is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities, and provided that none of such shares may be registered for sale or resale by any such holders, and provided further that issuances described in this clause (c) are approved by a majority of the independent members of the Board of Directors, (d) securities as a dividend or distribution on any of the Securities issued pursuant to the Strategic Agreement, (e) shares of Common Stock upon the exercise of the Conversion Warrants and (f) securities in connection with any stock split, stock dividend or recapitalization of the Common Stock.

     “Existing Preferred Stock” means the issued and outstanding shares of Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock, in each case, as of the date hereof.

     “Forced Conversion” shall have the meaning set forth in Section 8.

     “Fundamental Transaction” shall have the meaning set forth in Section 7(f).

     “Holder” means Epic Investments, LLC, a Delaware limited liability company.

     “Junior Securities” means the Common Stock, Series B Preferred Stock, Series C Preferred Stock and all other Common Stock Equivalents of the Corporation, other than (i) the Series D Preferred Stock and (ii) those securities which are explicitly senior or pari passu to the Series E Preferred Stock in dividend rights or liquidation preference.

     “Liquidation” shall have the meaning set forth in Section 5.

     “New York Courts” shall have the meaning set forth in Section 10(d).

     “Notice of Conversion” shall have the meaning set forth in Section 6(a).

     “Original Issue Date” means the date of the first issuance of any shares of the Series E Preferred Stock regardless of the number of transfers of any particular shares of

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Series E Preferred Stock and regardless of the number of certificates which may be issued to evidence such Series E Preferred Stock.

     “Preferred Stock” means the Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock collectively.

     “Redemption Issuance” shall have the meaning set forth in Section 7(d).

     “Redemption Issuance Notice” shall have the meaning set forth in Section 7(d).

     “Series B Certificate” means the Amended Certificate of Designations of the Series B 8% Convertible Preferred Stock of Elite Pharmaceuticals, Inc. filed with the Secretary of State of the State of Delaware on September 15, 2008.

     “Series B Preferred Stock” means the Series B 8% Convertible Preferred Stock, par value U.S.$0.01 per share, of the Corporation.

     “Series C Certificate” means the Amended Certificate of Designations of the Series C 8% Convertible Preferred Stock of Elite Pharmaceuticals, Inc. filed with the Secretary of State of the State of Delaware on September 15, 2008, as corrected by the Certificate of Correction Relating to the Amended Certificate of Designations of the Series C 8% Convertible Preferred Stock of Elite Pharmaceuticals, Inc. filed with the Secretary of State of the State of Delaware on February 13, 2009.

     “Series C Preferred Stock” means the Series C 8% Convertible Preferred Stock, par value U.S.$0.01 per share, of the Corporation.

     “Series D Certificate” means the Certificate of Designation of Preferences, Rights and Limitations of the Series D 8% Convertible Preferred Stock filed with the Secretary of State of the State of Delaware on September 15, 2008.

     “Series D Preferred Stock” means the Series D 8% Convertible Preferred Stock, par value U.S.$0.01 per share, of the Corporation.

     “Series E Preferred Stock” shall have the meaning set forth in Section 2. “Share Delivery Date” shall have the meaning set forth in Section 6(d)(i). “Stated Value” shall have the meaning set forth in Section 2.

     “Strategic Agreement” means the Strategic Alliance Agreement, dated as of March 18, 2009, to which the Corporation and the Holder are parties, as amended, modified or supplemented from time to time in accordance with its terms.

     “Trading Day” means a day on which the principal Trading Market is open for business.

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     “Trading Market” means the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the American Stock Exchange, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange or the OTC Bulletin Board.

     “Transfer” means any voluntary or involuntary, direct or indirect sale, transfer, conveyance, assignment, pledge, hypothecation, gift, delivery or other disposition; provided, however, (i) the conversion by the Holder of any shares of Series E Preferred Stock into Conversion Shares shall not be deemed a “Transfer” for purposes hereof, and (ii) any sale, transfer, conveyance, assignment or other disposition in connection with a Fundamental Transaction shall not be deemed a Transfer hereunder.

     “VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted for trading as reported by Bloomberg Financial L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)); (b) if the OTC Bulletin Board is not a Trading Market, the volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the OTC Bulletin Board; (c) if the Common Stock is not then quoted for trading on the OTC Bulletin Board and if prices for the Common Stock are then reported in the “Pink Sheets” published by Pink OTC Markets, Inc. (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported; or (d) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Holder and reasonably acceptable to the Corporation.

     Section 2. Designation, Amount and Par Value. This series of preferred stock shall be designated as its Series E Convertible Preferred Stock (the “Series E Preferred Stock”) and the number of shares so designated shall be 5,000 (which shall not be subject to increase without the requisite affirmative vote of the Holder as set forth in Section 4(b)). Each share of Series E Preferred Stock shall have a par value of U.S.$0.01 per share and a stated value equal to U.S.$1,000 (the “Stated Value”).

     Section 3. Dividends.

     a) So long as any Series E Preferred Stock shall remain outstanding, the Corporation shall not declare, pay or set aside any dividends on shares of any other class or series of capital stock of the Corporation (other than dividends payable pursuant to the Series D Certificate) unless the Holder shall first receive, or simultaneously receive, a dividend on each outstanding share of Series E Preferred Stock in an amount equal to the dividend the Holder would have been entitled to receive upon conversion, in full, of one share of Series E Preferred Stock immediately prior to the record date for determination of holders entitled to receive such dividend.

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     b) So long as any Series E Preferred Stock shall remain outstanding, neither the Corporation nor any Subsidiary thereof shall redeem, purchase or otherwise acquire directly or indirectly any Junior Securities. So long as any Series E Preferred Stock shall remain outstanding, neither the Corporation nor any Subsidiary thereof shall directly or indirectly pay or declare any dividend or make any distribution upon (other than dividends described in Section 3(a)), nor shall any monies be set aside for or applied to the purchase or redemption (through a sinking fund or otherwise) of, any Junior Securities or shares pari passu with the Series E Preferred Stock (other than in the case of a purchase or redemption of any shares of Series D Preferred Stock).

     c) The Corporation acknowledges and agrees that the capital of the Corporation (as such term is used in Section 154 of the Delaware General Corporation Law) in respect of the Series E Preferred Stock and any future issuances of the Corporation’s capital stock shall be equal to the aggregate par value of such Series E Preferred Stock or capital stock, as the case may be, and that, on or after the date of the Strategic Agreement, it shall not increase the capital of the Corporation with respect to any shares of the Corporation’s capital stock issued and outstanding on such date.

     Section 4. Voting Rights.

     (a) On any matter presented to the stockholders of the Corporation for their action or consideration at any meeting of stockholders of the Corporation (or by written consent of stockholders in lieu of meeting), the Holder shall be entitled to cast the number of votes equal to the number of whole shares of Common Stock into which the shares of Series E Preferred Stock held by the Holder are convertible as of the record date for determining the stockholders entitled to vote on such matter. Except as provided by law or by the other provisions of this Certificate of Designation, the Holder shall vote together with the holders of Common Stock, as a single class.

     (b) The Corporation shall not, between the Original Issue Date and the date which is the earlier of (x) the date the Purchaser Directors constitute a majority of the Board of Directors and (y) the date that is 90 days following the fifth (5th) anniversary of the Original Issue Date, except as specifically permitted by any other provision hereof or the other Transaction Documents or as the Holder shall otherwise agree in writing, directly or indirectly, do, or agree to do, any of the following without the prior written consent of the Holder:

           i. amend or otherwise change the Corporation’s certificate of incorporation or bylaws so as to adversely affect the Holder in a material manner;

           ii. (A) issue, sell, pledge, dispose of, grant, transfer, encumber, or authorize the issuance, sale, pledge, disposition, grant, transfer, or encumbrance of (1) any shares of Common Stock or Common Stock Equivalents or (2) other shares of capital stock of the Corporation or securities convertible or exchangeable or exercisable for any shares of such capital stock, or any options, warrants or other rights of any kind to

6

acquire any shares of such capital stock or such convertible or exchangeable securities, or any other ownership interest (including, without limitation, any such interest represented by contract right), provided that the prohibitions referred to in clauses (1) and (2) of this Section 4(b)(ii) shall not be applicable to Exempt Issuances, or (B) sell, pledge, dispose of, transfer, lease, license, guarantee or encumber, or authorize the sale, pledge, disposition, transfer, lease, license, guarantee or encumbrance of, any material property or assets of the Corporation, except pursuant to existing Contracts or commitments or the sale or purchase of goods in the ordinary course of business consistent with past practice, or enter into any commitment or transaction outside the ordinary course of business consistent with past practice;

           iii. declare, set aside, make or pay any dividend or other distribution (whether payable in cash, stock, property or a combination thereof) with respect to any of its capital stock, other than dividends payable on outstanding shares of Series D Preferred Stock in accordance with the terms thereof as in effect on the date hereof;

           iv. other than in connection with a reverse stock split, reclassify, combine, split, subdivide or redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock, Common Stock, Common Stock Equivalents, Preferred Stock or Preferred Stock Equivalents or other securities;

           v. (A) acquire (including, without limitation, by merger, consolidation, or acquisition of stock or assets) any interest in any Person or any division thereof or any assets, other than acquisitions of inventory or other assets in the ordinary course of business consistent with past practice; or (B) other than Permitted Indebtedness, for a period of three (3) years from the Initial Closing Date, incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse, or otherwise as an accommodation become responsible for, the obligations of any person, except for indebtedness for borrowed money incurred by the Corporation in the ordinary course of business consistent with past practice pursuant to the terms of a current Company Material Contract;

          vi. except as may be required by contractual commitments or corporate policies with respect to employee severance or termination pay in existence on the date hereof as disclosed in the Company Disclosure Schedules: (A) increase the compensation or benefits payable or to become payable to its directors, officers or employees, except for customary increases to compensation or benefits of the Corporation’s employees (other than officers and directors) of not more than five percent (5%) in the aggregate per annum made by the Corporation consistent with past practice and approved by a majority of the independent members of the Board of Directors; or (B) grant any rights to severance or termination pay to, or enter into any employment or severance agreement with, any director, officer or other employee of the Corporation, or establish, adopt, enter into or amend any collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any director, officer or employee, except to the

7

extent required by applicable law and except for such employment, severance or termination agreements with the Corporation’s employees (other than officers and directors) that are entered into on an arm’s length basis and approved by a majority of the independent members of the Board of Directors;

          vii. (A) pay, discharge or satisfy any material claims, liabilities or obligations (absolute, accrued, contingent or otherwise), except in the ordinary course of business consistent with past practice and in accordance with their terms; (B) accelerate or delay collection of any material notes or accounts receivable in advance of or beyond their regular due dates or the dates when the same would have been collected in the ordinary course of business consistent with past practice, or (C) delay or accelerate payment of any material account payable in advance of its due date or the date such liability would have been paid in the ordinary course of business consistent with past practice;

          viii. make any material change in accounting policies or procedures, other than in the ordinary course of business consistent with past practice or except as required by GAAP or by a governmental entity;

          ix. waive, release, assign, settle or compromise any material claims, or any material litigation or arbitration;

          x. make any material tax election, settle or compromise any material liability for Taxes, or materially amend any material Tax Return;

          xi. be a party to any Change of Control Transaction or enter into any sale, transfer, assignment, lease, license, mortgage, pledge, exchange or other disposition of all or substantially all of the assets or property (real or personal, tangible or intangible) of the Corporation or any merger, consolidation or reorganization of the Corporation with another entity;

          xii. take any action or step in connection with the voluntary liquidation and dissolution of the Corporation or the filing of a voluntary petition or other institution of proceedings to have the Corporation adjudicated as bankrupt or the consenting to the institution of such proceedings against the Corporation; or

          xiii. authorize or enter into any agreement or otherwise make any commitment to do any of the foregoing.

Notwithstanding the anything to the contrary contained in this Section 4(b), (A) the provisions set forth in clauses (ii) (B), (ix), (x), (xi) and (xii) shall not apply after the expiration of the Lock-Up Period, if at such time the Holder does not own the Minimum Share Requirement and (B) if at any time after the Holder has acquired, pursuant to the Strategic Agreement or other Transaction Documents, a number of shares of Series E Preferred Stock and/or Conversion Shares representing twenty-five percent (25%) or more of the shares of the capital stock of the Corporation, on an as-converted basis, the Holder’s ownership percentage of the shares of the capital stock of the Corporation, on an

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as-converted basis, falls below twenty percent (20%) as a result of Transfers made by the Holder, then the prior written consent of the Holder shall not be required prior to the consummation of any action of the Corporation referred to under this Section 4(b).

     (d) Except for the rights expressly set forth herein or in the Transaction Documents, nothing contained herein or in the other Transaction Documents shall give the Holder, directly or indirectly, the right to control or direct the operations of the Corporation and the Corporation shall exercise, consistent with the terms and conditions hereof and the other Transaction Documents, complete control and supervision over its operations.

     Section 5. Liquidation. Upon any liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary (a “Liquidation”), the Holder shall be entitled to receive out of the assets, whether capital or surplus, of the Corporation an amount equal to the Stated Value for each share of Series E Preferred Stock held by the Holder before any distribution or payment shall be made to the holders of any Junior Securities, including, without limitation, the Series B Preferred Stock and the Series C Preferred Stock. Upon a Liquidation, the Series E Preferred Stock will rank (a) pari passu with the Series D Preferred Stock and (b) senior to any Junior Securities, including, without limitation, the Series B Preferred Stock and the Series C Preferred Stock. If the assets of the Corporation shall be insufficient to pay in full such amounts, then the entire assets to be distributed to the Holder and the holders of all outstanding shares of Series D Preferred Stock shall be ratably distributed among the Holder and such holders of Series D Preferred Stock in accordance with the respective amounts that would be payable on the shares of Series E Preferred Stock owned by the Holder and such shares of Series D Preferred Stock if all amounts payable thereon were paid in full. The Corporation shall mail written notice to the Holder of any such Liquidation, not less than 45 calendar days prior to the payment date stated therein.

     Section 6. Conversion.

     a) Conversions at Option of the Holder. Each share of Series E Preferred Stock shall be convertible at the option of the Holder, at any time and from time to time from and after the Original Issue Date into that number of shares of Common Stock (subject to the limitations set forth in Section 6(c)) determined by dividing the Stated Value of such share of Series E Preferred Stock by the Conversion Price. The Holder shall effect conversions by providing the Corporation with the form of conversion notice attached hereto as Annex A (a “Notice of Conversion”). Each Notice of Conversion shall specify the number of shares of Series E Preferred Stock to be converted, the number of shares of Series E Preferred Stock owned by the Holder prior to the conversion at issue, the number of shares of Series E Preferred Stock owned by the Holder subsequent to the conversion at issue and the date on which such conversion is to be effected, which date may not be prior to the date the Holder delivers such Notice of Conversion to the Corporation in accordance with Section 10(a) (such date, the “Conversion Date”). If no Conversion Date is specified in a Notice of Conversion, the Conversion Date shall be the date that such Notice of Conversion to the Corporation is deemed delivered in accordance with Section 10(a). The calculations and entries set forth in the Notice of Conversion

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shall control in the absence of manifest or mathematical error. To effect conversions, as the case may be, of shares of Series E Preferred Stock, the Holder shall not be required to surrender the certificate(s) representing such shares of Series E Preferred Stock to the Corporation unless all of the shares of Series E Preferred Stock represented thereby are so converted, in which case the Holder shall deliver the certificate representing such shares of Series E Preferred Stock promptly following the Conversion Date at issue. Shares of Series E Preferred Stock converted into Common Stock or redeemed in accordance with the terms hereof shall be canceled and shall not be reissued.

     b) Conversion Price. The conversion price for the Series E Preferred Stock shall equal U.S.$0.05, subject to adjustment herein (the “Conversion Price”).

     c) Authorized Share Limitations. Notwithstanding anything herein to the contrary, the Holder’s ability to convert Series E Preferred Stock into Conversion Shares shall be limited to a number of Conversion Shares equal to the difference between (a) the Company’s total authorized shares of Common Stock as of the applicable Conversion Date, minus (b) as of the applicable Conversion Date, the sum of (i) the Company’s total issued and outstanding Common Stock and (ii) the total number of shares of Common Stock reserved for issuance upon the exercise or conversion, as applicable, of outstanding Common Stock Equivalents (including, without limitation, the Warrants). The portion of the Series E Preferred Stock which may not be converted as a result of this Section 6(c) shall thereafter be unconvertible to such extent until and unless approval by the Corporation’s stockholders of an increase in the number of authorized shares of Common Stock of the Corporation is subsequently obtained; provided, however, the rights and preferences of the Series E Preferred Stock otherwise set forth in this Certificate of Designation shall otherwise remain in full force and effect. For the avoidance of doubt, the voting rights of the Holder under Section 4(a) shall not be affected by the restrictions of this Section 6(c).

     d) Mechanics of Conversion

       i. Delivery of Certificate Upon Conversion. Not later than three (3)

  Trading Days after each Conversion Date (the “Share Delivery Date”), the Corporation shall deliver, or cause to be delivered, to the Holder a certificate or certificates representing the number of Conversion Shares being acquired upon the conversion of shares of Series E Preferred Stock.

       ii. Obligation Absolute; Partial Liquidated Damages. Subject to the limits set forth in Section 6(c), the Corporation’s obligation to issue and deliver the Conversion Shares upon conversion of Series E Preferred Stock in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder or any other Person of any obligation to the Corporation or any violation or alleged violation of law by

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  the Holder or any other Person, and irrespective of any other circumstance which might otherwise limit such obligation of the Corporation to the Holder in connection with the issuance of such Conversion Shares; provided, however, that such delivery shall not operate as a waiver by the Corporation of any such action that the Corporation may have against the Holder. In the event the Holder shall elect to convert any or all of the Stated Value of its shares of Series E Preferred Stock, the Corporation may not refuse conversion based on any claim that the Holder or any one associated or affiliated with the Holder has been engaged in any violation of law, agreement or for any other reason, unless an injunction from a court, on notice to the Holder, restraining and/or enjoining conversion of all or part of the Series E Preferred Stock of the Holder shall have been sought and obtained. In the absence of such injunction, the Corporation shall issue Conversion Shares and, if applicable, cash, upon a properly noticed conversion. Nothing herein shall limit the Holder’s right to pursue actual damages for the Corporation’s failure to deliver Conversion Shares within the period specified herein and the Holder shall have the right to pursue all remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief.

       iii. Reservation of Conversion Shares Issuable Upon Conversion. The Corporation covenants that it will at all times take all steps necessary to reserve and keep available out of its authorized and unissued shares of Common Stock for the sole purpose of issuance upon conversion of the Series E Preferred Stock, as provided herein, and shares of Common Stock issuable upon exercise of the Warrants, as provided in such Warrants, free from preemptive rights or any other actual contingent purchase rights of Persons other than the Holder, not less than such aggregate number of shares of the Common Stock as shall be issuable (taking into account the adjustments and restrictions of Section 7) upon the conversion of all outstanding shares of Series E Preferred Stock and upon the exercise of the Warrants. To the extent that the Amendment does not result in an increase of the Corporation’s authorized and unissued shares of Common Stock adequate for the conversion in full of the Series E Preferred Stock and exercise in full of the Warrants, the Corporation shall undertake to promptly seek stockholder approval to increase such number of authorized and unissued shares of Common Stock. The Corporation covenants that all shares of Common Stock that shall be so issuable shall, upon issue, be duly authorized, validly issued, fully paid and nonassessable.

       iv. Fractional Shares. Upon a conversion hereunder, the Corporation shall not be required to issue stock certificates representing fractions of shares of Common Stock, but may if otherwise permitted, make a cash payment in respect of any final fraction of a share based on the VWAP at such time. If the Corporation elects not, or is unable, to make such a cash payment, the Holder shall be entitled to receive, in lieu of the final fraction of a share, one whole share of Common Stock.

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       v. Transfer Taxes. The issuance of certificates for Conversion Shares on conversion of the Series E Preferred Stock shall be made without charge to the Holder hereof for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such certificates, provided that the Corporation shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate upon conversion in a name other than that of the Holder of such shares of Series E Preferred Stock so converted and the Corporation shall not be required to issue or deliver such certificates unless or until the Person or Persons requesting the issuance thereof shall have paid to the Corporation the amount of such tax or shall have established to the satisfaction of the Corporation that such tax has been paid.

     Section 7. Certain Adjustments.

     a) Stock Dividends and Stock Splits. If the Corporation, at any time while the Series E Preferred Stock is outstanding: (A) pays a stock dividend or otherwise makes a distribution or distributions payable in shares of Common Stock on shares of Common Stock or any other Common Stock Equivalents (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Corporation upon conversion of, or payment of a dividend on, the Existing Preferred Stock); (B) subdivides outstanding shares of Common Stock into a larger number of shares; (C) combines (including by way of a reverse stock split) outstanding shares of Common Stock into a smaller number of shares; or (D) issues, in the event of a reclassification of shares of the Common Stock, any shares of capital stock of the Corporation, then the Conversion Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding any treasury shares of the Corporation) outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event. Any adjustment made pursuant to this Section 7(a) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

     b) Subsequent Dilutive Issuances. If the Corporation or any Subsidiary thereof, at any time while this Series E Preferred Stock is outstanding, sells or grants any option to purchase or sells or grants any right to reprice its securities (other than a reduction in the Exercise Price (as defined in the Warrant) of the Warrant issued to the Holder on the Original Issue Date), or otherwise disposes of or issues (or announces any sale, grant or any option to purchase or other disposition) any Common Stock or Common Stock Equivalents in connection with an Exempt Issuance, for which the Holder’s consent was not required under Section 4(b), entitling any Person to acquire shares of Common Stock at an effective price per share that is lower than the then applicable Conversion Price (any such issuance, a “Dilutive Issuance”) (if the holder of the Common Stock or Common Stock Equivalents so issued shall at any time, whether by operation of purchase price adjustments, reset provisions, floating conversion, exercise or exchange prices or otherwise, or due to warrants, options or rights per share which are

12

issued in connection with such issuance, be entitled to receive shares of Common Stock at an effective price per share that is lower than the then applicable Conversion Price, such issuance shall be deemed to have occurred for less than the then applicable Conversion Price on such date of the Dilutive Issuance), then the then applicable Conversion Price shall be reduced to a price determined by multiplying the then applicable Conversion Price by a fraction, the numerator of which is the sum of (i) the number of shares of Common Stock issued and outstanding immediately prior to the Dilutive Issuance plus (ii) the number of shares of Common Stock issuable upon conversion or exercise of Common Stock Equivalents issued and outstanding immediately prior to the Dilutive Issuance plus (iii) the number of shares of Common Stock which the offering price for such Dilutive Issuance would purchase at the then applicable Conversion Price, and the denominator of which shall be the sum of (1) the number of shares of Common Stock issued and outstanding immediately prior to the Dilutive Issuance plus (2) the number of shares of Common Stock issuable upon conversion or exercise of Common Stock Equivalents issued and outstanding immediately prior to the Dilutive Issuance plus (3) the number of shares of Common Stock so issued or issuable in connection with the Dilutive Issuance. Notwithstanding the foregoing, no adjustment will be made under this Section 7(b) in respect of any issuance as to which the Holder has provided its written approval under Section 4(b) or otherwise. The Corporation shall notify the Holder in writing, no later than five (5) Business Days following a Dilutive Issuance, indicating therein the applicable issuance price, or applicable reset price, exchange price, conversion price and other pricing terms (such notice, the “Dilutive Issuance Notice”). Such Dilutive Issuance Notice shall be given by the Corporation to the Holder in accordance with Section 10(a). For purposes of clarification, whether or not the Corporation provides a Dilutive Issuance Notice pursuant to this Section 7(b), upon the occurrence of any Dilutive Issuance, the Holder is entitled to receive a number of Conversion Shares based upon the adjusted Conversion Price on or after the date of such Dilutive Issuance, regardless of whether the Holder accurately refers to the adjusted Conversion Price in the Notice of Conversion.

     c) Subsequent Dividend Issuances. If the Corporation, at any time while the Series E Preferred Stock is outstanding, shall issue shares of Common Stock in lieu of cash in satisfaction of its dividend obligations on shares of outstanding Existing Preferred Stock in accordance with the Series B Certificate, Series C Certificate and/or Series D Certificate, as applicable (any such issuance, a “Dividend Issuance”), then the then applicable Conversion Price shall be reduced to a price equal to (i) the aggregate Stated Value of Series E Preferred Stock then outstanding divided by (ii) the product of (x) aggregate number of Conversion Shares issuable upon conversion of the then outstanding Series E Preferred Stock immediately prior to Dividend Issuance multiplied by (y) the sum of one plus a fraction with: (A) a numerator equal to (I) the number of outstanding shares of Common Stock immediately after giving effect to the Dividend Issuance (assuming conversion of all Existing Preferred Stock but not the Series E Preferred Stock) minus (II) the number of outstanding shares of Common Stock immediately prior to the Dividend Issuance (assuming conversion of all Existing Preferred Stock but not the Series E Preferred Stock); and (B) a denominator equal to the number of outstanding shares of Common Stock immediately prior to the Dividend Issuance (assuming

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conversion of all Existing Preferred Stock but not the Series E Preferred Stock). The Corporation shall notify the Holder in writing following a Dividend Issuance, indicating therein the occurrence of the applicable Dividend Issuance triggering such adjustment and the calculation of such adjusted Conversion Price (such notice, the “Dividend Issuance Notice”). Such Dividend Issuance Notice shall be given by the Corporation to the Holder in accordance with Section 10(a). For purposes of clarification, whether or not the Corporation provides a Dividend Issuance Notice pursuant to this Section 7(c), upon the occurrence of any Dividend Issuance, the Holder is entitled to receive a number of Conversion Shares based upon the adjusted Conversion Price on or after the date of such Dividend Issuance, regardless of whether the Holder accurately refers to the adjusted Conversion Price in the Notice of Conversion.

     d) Subsequent Redemption Issuances. If the Corporation, at any time while the Series E Preferred Stock is outstanding, shall issue shares of Common Stock as a result of any holder of Series D Preferred Stock exercising its right to require the Corporation to redeem all of such holder’s shares of Series D Preferred Stock pursuant to a Non-Cash Redemption Triggering Event (as such term is defined in the Series D Certificate) (any such issuance, a “Redemption Issuance”), then the then applicable Conversion Price shall be reduced to a price equal to (i) the aggregate Stated Value of Series E Preferred Stock then outstanding divided by (ii) the product of (x) aggregate number of Conversion Shares issuable upon conversion of the then outstanding Series E Preferred Stock immediately prior to Redemption Issuance multiplied by (y) the sum of one plus a fraction with: (A) a numerator equal to (I) the number of outstanding shares of Common Stock immediately after giving effect to the Redemption Issuance (assuming conversion of all Existing Preferred Stock but not the Series E Preferred Stock) minus (II) the number of outstanding shares of Common Stock immediately prior to the Redemption Issuance (assuming conversion of all Existing Preferred Stock but not the Series E Preferred Stock); and (B) a denominator equal to the number of outstanding shares of Common Stock immediately prior to the Redemption Issuance (assuming conversion of all Existing Preferred Stock but not the Series E Preferred Stock). The Corporation shall notify the Holder in writing following a Redemption Issuance, indicating therein the occurrence of the applicable Redemption Issuance triggering such adjustment and the calculation of such adjusted Conversion Price (such notice, the “Redemption Issuance Notice”). Such Redemption Issuance Notice shall be given by the Corporation to the Holder in accordance with Section 10(a). For purposes of clarification, whether or not the Corporation provides a Redemption Issuance Notice pursuant to this Section 7(d), upon the occurrence of any Redemption Issuance, the Holder is entitled to receive a number of Conversion Shares based upon the adjusted Conversion Price on or after the date of such Redemption Issuance, regardless of whether the Holder accurately refers to the adjusted Conversion Price in the Notice of Conversion.

     e) Pro Rata Distributions. If the Corporation, at any time while the Series E Preferred Stock is outstanding, distributes to all holders of Common Stock (and not to the Holder) evidences of its indebtedness or assets (including cash and cash dividends) or rights or warrants to subscribe for or purchase any security (other than Common Stock, which shall be subject to Sections 7(b), 7(c) or 7(d)), then in each such case the

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Conversion Price shall be adjusted by multiplying such Conversion Price in effect immediately prior to the record date fixed for determination of stockholders entitled to receive such distribution by a fraction of which the denominator shall be the VWAP determined as of the record date mentioned above, and of which the numerator shall be such VWAP on such record date less the then fair market value at such record date of the portion of such assets, evidence of indebtedness or rights or warrants so distributed applicable to one outstanding share of the Common Stock as determined by the Board of Directors of the Corporation in good faith. In either case the adjustments shall be described in a statement delivered to the Holder describing the portion of assets or evidences of indebtedness so distributed or such subscription rights applicable to one share of Common Stock. Such adjustment shall be made whenever any such distribution is made and shall become effective immediately after the record date mentioned above.

     f) Fundamental Transaction. If, at any time while the Series E Preferred Stock is outstanding, (A) the Corporation effects any merger or consolidation of the Corporation with or into another Person (other than the Holder), (B) the Corporation effects any sale of all or substantially all of its assets in one transaction or a series of related transactions, other than to the Holder, (C) any tender offer or exchange offer (whether by the Corporation or another Person (other than the Holder)) is completed pursuant to which holders of Common Stock are permitted to tender or exchange their shares for other securities, cash or property, or (D) the Corporation effects any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property (in any such case, a “Fundamental Transaction”), then, upon any subsequent conversion of the Series E Preferred Stock, the Holder shall have the right to receive, for each Conversion Share that would have been issuable upon such conversion immediately prior to the occurrence of such Fundamental Transaction, the same kind and amount of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, immediately prior to such Fundamental Transaction, the holder of one share of Common Stock (the “Alternate Consideration”). For purposes of any such conversion, the determination of the Conversion Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Fundamental Transaction, and the Corporation shall apportion the Conversion Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any conversion of the Series E Preferred Stock following such Fundamental Transaction. To the extent necessary to effectuate the foregoing provisions, any successor to the Corporation or surviving entity in such Fundamental Transaction shall file a new Certificate of Designation of the Series E Preferred Stock with the same terms and conditions and issue to the Holder new preferred stock consistent with the foregoing provisions and evidencing the Holder’s right to convert such preferred stock into Alternate Consideration. The terms of any agreement pursuant to which a Fundamental Transaction is effected shall include terms requiring

15

any such successor or surviving entity to comply with the provisions of this Section 7(f) and insuring that the Series E Preferred Stock (or any such replacement security) will be similarly adjusted upon any subsequent transaction analogous to a Fundamental Transaction.

     g) Calculations. All calculations under this Section 7 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 7, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding any treasury shares of the Corporation) issued and outstanding.

     h) Notice to the Holder.

       i. Adjustment to Conversion Price. Whenever the Conversion Price is adjusted pursuant to any provision of this Section 7, the Corporation shall promptly cause to be delivered to the Holder in accordance with Section 10(a) a written notice setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

       ii. Notice to Allow Conversion by the Holder. If (A) the Corporation shall declare a dividend (or any other distribution in whatever form) on the Common Stock, (B) the Corporation shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock, (C) the Corporation shall authorize the granting to all holders of the Common Stock of rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights, (D) the approval of any stockholders of the Corporation shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Corporation is a party, any sale or transfer of all or substantially all of the assets of the Corporation, of any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property, or (E) the Corporation shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Corporation, then, in each case, the Corporation shall cause to be filed at each office or agency maintained for the purpose of conversion of the Series E Preferred Stock, and shall cause to be delivered to the Holder in accordance with Section 10(a), at least 20 calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange, provided that, except in

16

  respect of the approval of the stockholders described in the preceding clause (D), the failure to deliver such notice or any defect therein or in the delivery thereof shall not affect the validity of the corporate action required to be specified in such notice. The Holder is entitled to convert the Conversion Amount of the Series E Preferred Stock (or any part hereof) during the 20-day period commencing on the date of such notice through the effective date of the event triggering such notice.

      Section 8. Forced Conversion. At any time following the date upon which there are no outstanding shares of Existing Preferred Stock, the Corporation may automatically convert all of the then outstanding shares of Series E Preferred Stock into Common Stock at the then effective Conversion Price (such automatic conversion, the “Forced Conversion”), if, after giving effect to the Forced Conversion, the Conversion Shares issued to the Holder upon such Forced Conversion plus the number of shares of Common Stock owned by the Holder immediately prior to such Forced Conversion shall equal a number of shares of Common Stock that is greater than fifty percent (50%) of the then outstanding Common Stock. The Holder will be given at least five (5) Business Days’ prior written notice of the date fixed and the place designated for mandatory conversion of all of such shares of Series E Preferred Stock pursuant to this Section 8. Such written notice shall be given by the Corporation to the Holder in accordance with Section 10(a). On or before the date fixed for conversion the Holder shall surrender its certificate or certificates for all such shares to the Corporation at the place designated in such notice, and shall thereafter receive certificates for the number of Conversion Shares into which the Holder’s shares of Series E Preferred Stock are convertible. On the date fixed for conversion, all rights with respect to the Series E Preferred Stock so converted will terminate, except only the rights of the Holder, upon surrender of its certificate or certificates therefor, to receive certificates for the number of Conversion Shares into which such Series E Preferred Stock has been converted and payment of any declared and unpaid dividends thereon. If so required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the Holder. All certificates evidencing shares of Series E Preferred Stock which are required to be surrendered for conversion in accordance with the provisions hereof shall, from and after the date such certificates are so required to be surrendered, be deemed to have been retired and canceled and the shares of Series E Preferred Stock represented thereby converted into Common Stock for all purposes, notwithstanding the failure of the Holder to surrender such certificates on or prior to such date. As soon as practicable after the date of such mandatory conversion and the surrender of the certificate or certificates for Series E Preferred Stock as aforesaid, the Corporation shall cause to be issued and delivered to the Holder, or on or its written order, a certificate or certificates for the number of Conversion Shares issuable on such conversion in accordance with the provisions hereof and cash as provided in Section 6(d)(i) in respect of any fraction of a share of Common Stock otherwise issuable upon such conversion.

      Section 9. Transfers. Notwithstanding anything herein to the contrary, other than with respect to Transfers to Affiliates of the Holder, the Holder shall not be entitled to Transfer its shares of Series E Preferred Stock without the prior written consent of the Corporation; provided, however, that nothing in this Section 9 shall prohibit or otherwise restrict the Holder’s ability to Transfer the Conversion Shares issued to it following a conversion of its

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shares of Series E Preferred Stock in accordance with the terms hereof following the Lock-Up Period.

     Section 10. Miscellaneous.

       a) Notices. Any and all notices or other communications or deliveries to be provided by the Holder hereunder including, without limitation, any Notice of Conversion, shall be in writing and delivered personally, by facsimile, or sent by a nationally recognized overnight courier service, addressed to the Corporation, at the address set forth above, facsimile number (201) 750-2755, Attn: Chief Operating Officer, or such other facsimile number or address as the Corporation may specify for such purposes by notice to the Holder delivered in accordance with this Section 10. Any and all notices or other communications or deliveries to be provided by the Corporation hereunder shall be in writing and delivered personally, by facsimile, or sent by a nationally recognized overnight courier service addressed to the Holder at the facsimile number or address of the Holder appearing on the books of the Corporation, or if no such facsimile number or address appears on the books of the Corporation, at the principal place of business of the Holder. Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section 10 prior to 5:30 p.m. (New York City time) on any date, (ii) the date immediately following the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section 10 between 5:30 p.m. and 11:59 p.m. (New York City time) on any date, (iii) the second Business Day following the date of mailing, if sent by nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given.

       b) Lost or Mutilated Series E Preferred Stock Certificate. If the Holder’s Series E Preferred Stock certificate shall be mutilated, lost, stolen or destroyed, the Corporation shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated certificate, or in lieu of or in substitution for a lost, stolen or destroyed certificate, a new certificate for the shares of Series E Preferred Stock so mutilated, lost, stolen or destroyed, but only upon receipt of evidence of such loss, theft or destruction of such certificate, and of the ownership hereof reasonably satisfactory to the Corporation.

       c) Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Certificate of Designation shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware, without regard to the principles of conflict of laws thereof. Each party agrees that all legal proceedings concerning the interpretation, enforcement and defense of the transactions contemplated by any of the Transaction Documents (whether brought against a party hereto or its respective Affiliates, directors, officers, shareholders, employees or agents) shall be commenced in the state and federal courts sitting in the City of New York, Borough of Manhattan (the “New York Courts”). Each party hereto hereby

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  irrevocably submits to the exclusive jurisdiction of the New York Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such New York Courts, or such New York Courts are improper or inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Certificate of Designation and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by applicable law. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Certificate of Designation or the transactions contemplated hereby. If either party shall commence an action or proceeding to enforce any provisions of this Certificate of Designation, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorneys’ fees and other costs and expenses incurred in the investigation, preparation and prosecution of such action or proceeding.

       d) Waiver. Any waiver by the Corporation or the Holder of a breach of any provision of this Certificate of Designation shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Certificate of Designation. The failure of the Corporation or the Holder to insist upon strict adherence to any term of this Certificate of Designation on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Certificate of Designation. Any waiver by the Corporation or the Holder must be in writing.

       e) Severability. If any provision of this Certificate of Designation is invalid, illegal or unenforceable, the balance of this Certificate of Designation shall remain in effect, and if any provision is inapplicable to any Person or circumstance, it shall nevertheless remain applicable to all other Persons and circumstances. If it shall be found that any interest or other amount deemed interest due hereunder violates the applicable law governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum rate of interest permitted under applicable law.

       f) Next Business Day. Whenever any payment or other obligation hereunder shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day.

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       g) Headings. The headings contained herein are for convenience only, do not constitute a part of this Certificate of Designation and shall not be deemed to limit or affect any of the provisions hereof.

       h) Status of Converted or Redeemed Series E Preferred Stock. Shares of Series E Preferred Stock may only be issued pursuant to the Strategic Agreement. If any shares of Series E Preferred Stock shall be converted, redeemed or reacquired by the Corporation, such shares shall resume the status of authorized but unissued shares of preferred stock and shall no longer be designated as Series E Preferred Stock.

      RESOLVED, FURTHER, that the Chairman, the president or any vice-president, and the secretary or any assistant secretary, of the Corporation be and they hereby are authorized and directed to prepare and file a Certificate of Designation of Preferences, Rights and Limitations of the Series E Convertible Preferred Stock in accordance with the foregoing resolution and the provisions of Delaware law.”

[Remainder of this page is intentionally blank; signature page follows]

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     IN WITNESS WHEREOF, the Corporation has caused this Certificate of Designations of the Series E Convertible Preferred Stock to be signed by Chris Dick, its Chief Operating Officer and Acting Chief Executive Officer, made to be effective as of March __, 2009.

ELITE PHARMACEUTICALS, INC.

By:____________________________________________
Name: Chris Dick
Title: Chief Operating Officer and
Acting Chief Executive Officer

Attest:

By:_________________________________
Name: Mark I. Gittelman
Title: Secretary and Chief Financial Officer

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ANNEX A

NOTICE OF CONVERSION

(TO BE EXECUTED BY THE REGISTERED THE HOLDER IN ORDER TO CONVERT
SHARES OF SERIES E PREFERRED STOCK)

The undersigned hereby elects to convert the number of shares of Series E Convertible Preferred Stock indicated below into shares of common stock, par value U.S.$0.01 per share (the “Common Stock”), of Elite Pharmaceuticals, Inc., a Delaware corporation (the “Corporation”), according to the conditions hereof, as of the date written below. If shares are to be issued in the name of a Person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as may be required by the Corporation in accordance with the Strategic Agreement. No fee will be charged to the Holder for any conversion, except for any such transfer taxes.

Conversion calculations:

  Date to Effect Conversion: _____________________________________________

  Number of shares of Series E Preferred Stock owned prior to Conversion:
  _______________

  Number of shares of Series E Preferred Stock to be Converted:
  ________________________

  Stated Value of shares of Series E Preferred Stock to be Converted:
  ____________________

  Number of shares of Common Stock to be Issued: ___________________________

  Applicable Conversion Price: ____________________________________________

  Number of shares of Series E Preferred Stock subsequent to Conversion:
  ________________

EPIC, LLC

By:
Name:
Title:

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EXHIBIT C

THE SECURITIES REPRESENTED BY THIS WARRANT (AND/OR THE SECURITIES ISSUABLE UPON CONVERSION OR EXERCISE HEREOF) HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR WITH ANY STATE SECURITIES COMMISSION, AND MAY NOT BE TRANSFERRED OR DISPOSED OF BY THE HOLDER IN THE ABSENCE OF A REGISTRATION STATEMENT WHICH IS EFFECTIVE UNDER THE SECURITIES ACT AND APPLICABLE STATE LAWS AND RULES, OR, UNLESS, IMMEDIATELY PRIOR TO THE TIME SET FOR TRANSFER, SUCH TRANSFER MAY BE EFFECTED WITHOUT VIOLATION OF THE SECURITIES ACT AND OTHER APPLICABLE STATE LAWS AND RULES. NOTWITHSTANDING THE FOREGOING, THE SECURITIES (AND/OR THE SECURITIES ISSUABLE UPON EXERCISE HEREOF) MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES (AND/OR THE SECURITIES ISSUABLE UPON CONVERSION OR EXERCISE HEREOF).

Date: ________, 20__

WARRANT TO PURCHASE [_______] SHARES OF COMMON STOCK OF
ELITE PHARMACEUTICALS, INC.

     Exercise Price: $0.25 per share,
subject to adjustment as provided below (the “Exercise Price”)

      THIS IS TO CERTIFY that, for value received, [___________________] and its successors and assigns (collectively, the “Holder”), is entitled to purchase, subject to the terms and conditions hereinafter set forth, up to [*** insert amount of shares of Common Stock equal to 100% of the number of shares of Common Stock received by the Holder upon conversion of its shares of Outstanding Preferred Stock ***] fully paid and nonassessable shares (the “Warrant Shares”) of the common stock, par value $0.01 per share (as the same may be amended) (“Common Stock”), of Elite Pharmaceuticals, Inc., a Delaware corporation (the “Company”), and to receive certificates for the Common Stock so purchased. This Warrant to Purchase Common Stock (including any Warrant(s) to Purchase Common Stock issued in exchange, transfer or replacement hereof, the “Warrant”) has been issued pursuant to the terms and conditions of that certain Conversion Agreement, dated as of [ _____], 2009 (the “Conversion Agreement”), by and between the Company and the Holder.

      1. EXERCISE PERIOD. The Holder may purchase all or a portion of the Warrant Shares pursuant to Section 2 at any time or times on or after the date of issuance of this Warrant but not after 5:00 p.m., New York time on the fifth (5) anniversary of the date of issuance of this Warrant.

     2. EXERCISE OF WARRANT.

     (a) MECHANICS OF EXERCISE. (i) This Warrant may be exercised, in whole or in part, at any time and from time to time during the Exercise Period. Such exercise shall be accomplished by:

      (x) (A) payment to the Company of an amount equal to the then applicable Exercise Price multiplied by the number of Warrant Shares as to which this Warrant is being exercised (the “Aggregate Exercise Price”) in cash, by wire transfer to an account designated by the Company or by certified check or bank cashier’s check, payable to the order of the Company or (B) notifying the Company that this Warrant is being exercised pursuant to a Cashless Exercise (as defined below) pursuant to Section 2(c) below, and

      (y) physical delivery of this Warrant with an original executed Exercise Notice in substantially the form attached hereto as Exhibit A (the “Exercise Notice”) to the Company (the requirements referred to in clauses (x) and (y) being referred to as the “Exercise Delivery Requirements”).

      (b) Upon satisfaction of the Exercise Delivery Requirements, the Company will (x) transmit to the Company’s transfer agent (the “Transfer Agent”) instructions to issue the Warrant Shares in the amount set forth in the Exercise Delivery Requirements and (y) as promptly as possible, but in no event more than three (3) business days after satisfaction of the Exercise Delivery Requirements, (A) provided that the Transfer Agent is participating in The Depository Trust Company (“DTC”) Fast Automated Securities Transfer Program, upon the request of the Holder, credit such aggregate number of shares of Common Stock to which the Holder is entitled pursuant to such exercise to the Holder’s or its designee’s balance account with DTC through its Deposit Withdrawal Agent Commission system, or (B) if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program, issue and dispatch by overnight courier to the address as specified in the Exercise Notice, a certificate or certificates representing the shares of Common Stock so purchased, registered in the Company’s share register in the name of the Holder or its transferee (as permitted under Section 3 below), for the number of shares of Common Stock to which the Holder is entitled pursuant to such exercise. With respect to any exercise of this Warrant, the Holder will for all purposes be deemed to have become the holder of record of the number of shares of Common Stock purchased hereunder on the date this Warrant is delivered to the Company with a properly executed Exercise Notice and payment of the Exercise Price (the “Exercise Date”), irrespective of the date of delivery of the certificate evidencing such shares, except that, if the date of such receipt is a date on which the stock transfer books of the Company are closed, such Person will be deemed to have become the holder of such shares at the close of business on the next succeeding date on which the stock transfer books are open. Fractional shares of Common Stock will not be issued upon the exercise of this Warrant. In lieu of any fractional shares that would have been issued but for the immediately preceding sentence, but rather the number of shares of Common Stock to be issued shall be rounded up to the nearest whole number. In the event this Warrant is exercised in part, the Company shall issue a new Warrant to the Holder covering the aggregate number of shares of Common Stock as to which this Warrant remains exercisable for as soon as practicable and in no event later than five (5) business days after any exercise. The Company shall pay any and all taxes (other than income or withholding taxes) which may be payable with respect to the issuance and delivery of Warrant Shares upon exercise of this Warrant.

     (c) CASHLESS EXERCISE. The Holder may, in its sole discretion, exercise this Warrant

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in whole or in part and, in lieu of making the cash payment otherwise contemplated to be made to the Company upon such exercise in payment of the Aggregate Exercise Price, elect instead to receive upon such exercise the “Net Number” of shares of Common Stock determined according to the following formula (a “Cashless Exercise”):

          Net Number = (A X B) - (A X C)

          For purposes of the foregoing formula:

          A= the total number of shares with respect to which this Warrant is then being exercised.

          B= the Closing Sale Price of the shares of Common Stock (as reported by Bloomberg) on the date immediately preceding the date of the Exercise Notice.

          C= the Exercise Price then in effect for the applicable Warrant Shares at the time of such exercise.

     (d) DISPUTES. In the case of a dispute as to the determination of the Exercise Price or the arithmetic calculation of the Warrant Shares, the Company shall promptly issue to the Holder the number of Warrant Shares that are not disputed and resolve such dispute in accordance with Section 15.

     (e) FORCE MAJEURE. The Company shall not be liable for or incur penalties for delays or nonperformance in compliance with the issuance or delivery of the Warrant Shares upon the exercise of the Warrant, if such delay or nonperformance was caused by: (i) act of God, act of war, strike, fire, natural disaster, terrorism, quarantine or accident; or (ii) lack of availability of materials, fuel or utilities.

     3. TRANSFERABILITY AND EXCHANGE.

     (a) TRANSFERABILITY. The Warrant and the other rights of the Holder pursuant to this Warrant certificate are not severable from this Warrant certificate, and shall not be assignable or transferable except in connection with a transfer or assignment of this Warrant certificate in accordance with the terms hereof. Any instrument purporting to make a transfer or assignment in violation of this Section 3(a) shall be void and of no effect. Subject to compliance with any applicable securities laws and the conditions set forth in Section 3(e) hereof, this Warrant and all rights hereunder (including, without limitation, any registration rights) are transferable, in whole or in part, upon surrender of this Warrant certificate at the principal office of the Company or its designated agent, together with a written assignment of this Warrant substantially in the form attached hereto duly executed by the Holder or its agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer. Upon compliance with the foregoing and such surrender and, if required, such payment, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees and in the denomination or denominations specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this

3

Warrant shall promptly be cancelled. Nothing contained in this Warrant or in the Conversion Agreement shall require or otherwise obligate the Company to register, under the Securities Act or any state securities commission, this Warrant or the Warrant Shares issuable upon exercise of this Warrant.

      (b) WARRANT REGISTER. The Company shall register this Warrant, upon records to be maintained by the Company for that purpose, in the name of the record Holder hereof from time to time. The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.

      (c) LOST, STOLEN OR MUTILATED WARRANT. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant, and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Company in customary form and, in the case of mutilation, upon surrender and cancellation of this Warrant, the Company shall execute and deliver to the Holder a new Warrant representing the right to purchase the Warrant Shares then underlying this Warrant.

      (d) ISSUANCE OF NEW WARRANTS. Whenever the Company is required to issue a new Warrant pursuant to the terms of this Warrant, such new Warrant (i) shall be of like tenor with this Warrant, (ii) shall represent, as indicated on the face of such new Warrant, the right to purchase the Warrant Shares then underlying this Warrant (or in the case of a new Warrant(s) being issued pursuant to Section 3(a), the Warrant Shares designated by the Holder which, when added to the number of shares of Common Stock underlying the other new Warrants issued in connection with such issuance, does not exceed the number of Warrant Shares then underlying this Warrant), (iii) shall have an issuance date, as indicated on the face of such new Warrant, which is the same as the issuance date hereunder and (iv) shall have the same rights and conditions as this Warrant.

      (e) SECURITIES LAWS. This Warrant and the Warrant Shares issuable upon the exercise hereof may not be sold, transferred, pledged or hypothecated unless the Company shall have been provided with an opinion of counsel, or other evidence reasonably satisfactory to it, that such transfer is not in violation of the Securities Act, and any applicable state securities laws or, with respect to the Warrant Shares, a registration statement has been filed pursuant to the Securities Act and has been declared effective with respect to such disposition.

      4. ADJUSTMENTS TO EXERCISE PRICE AND NUMBER OF SHARES SUBJECT TO WARRANT. The Exercise Price and the number of shares of Common Stock purchasable upon the exercise of this Warrant are subject to adjustment from time to time upon the occurrence of any of the events specified in this Section 4.

      (a) DIVIDENDS, ETC. In case the Company shall, with respect to the holders of its Common Stock, (i) pay a Common Stock dividend or make a distribution to its stockholders in shares of Common Stock or other securities, (ii) split or subdivide its outstanding shares of Common Stock into a greater number of shares, or (iii) combine its outstanding shares of Common Stock into a smaller number of shares, then the Exercise Price in effect at the time of

4

the record date for such dividend or on the effective date of such split, subdivision or combination, and/or the number and kind of securities issuable on such date, shall be proportionately adjusted so that the Holder of any Warrant thereafter exercised shall be entitled to receive the aggregate number and kind of shares of Common Stock (or such other securities other than Common Stock, as the case may be) of the Company, at the same aggregate Exercise Price, that, if such Warrant had been exercised immediately prior to such date, the Holder would have owned upon such exercise and been entitled to receive by virtue of such dividend, distribution, split, subdivision or combination. Such adjustment shall be made successively whenever any event listed above shall occur.

      (b) MERGER, ETC. If at any time after the date hereof there shall be a merger or consolidation of the Company with or into or a transfer of all or substantially all of the assets of the Company to another entity, then the Holder shall be entitled to receive upon or after such transfer, merger or consolidation becoming effective, and upon payment of the Exercise Price then in effect, the number of shares or other securities or property of the Company or of the successor corporation resulting from such merger or consolidation, which would have been received by the Holder for the shares of stock subject to this Warrant had this Warrant been exercised just prior to such transfer, merger or consolidation becoming effective or to the applicable record date thereof, as the case may be. The Company will not merge or consolidate with or into any other corporation, or sell or otherwise transfer its property, assets and business substantially as an entirety to another corporation, unless the corporation resulting from such merger or consolidation (if not the Company), or such transferee corporation, as the case may be, shall expressly assume in writing the due and punctual performance and observance of each and every covenant and condition of this Warrant to be performed and observed by the Company.

      (c) RECLASSIFICATION, ETC. If at any time after the date hereof there shall be a reorganization or reclassification of the securities as to which purchase rights under this Warrant exist into the same or a different number of securities of any other class or classes, then the Holder shall thereafter be entitled to receive upon exercise of this Warrant, during the period specified herein and upon payment of the Exercise Price then in effect, the number of shares or other securities or property resulting from such reorganization or reclassification, which would have been received by the Holder for the shares of stock subject to this Warrant had this Warrant at such time been exercised.

      (d) ADJUSTMENTS LESS THAN ONE PERCENT. Notwithstanding any provision herein to the contrary, no adjustment in the Exercise Price shall be required unless such adjustment would require an increase or decrease of at least one percent (1%) in the Exercise Price; provided, however, that any adjustments which by reason of this Section 4(d) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 4 shall be made to the nearest cent or the nearest one-hundredth of a share, as the case may be.

      (e) OTHER CAPITAL STOCK. In the event that at any time, as a result of an adjustment made pursuant to Section 4(a) or (b) above, the Holder of this Warrant, when thereafter exercised, shall become entitled to receive any shares of capital stock of the Company other than shares of Common Stock, thereafter the number of such other shares so receivable upon exercise

5

of any Warrant shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the shares of Common Stock contained in this Section 4, and the other provisions of this Warrant shall apply on like terms to any such other shares.

      5. RESERVATION OF SHARES. The Company covenants that it will at all times take all steps necessary to reserve and keep available out of its authorized and unissued shares of Common Stock for the sole purpose of issuance upon exercise of this Warrant, as provided herein, free from preemptive rights or any other actual contingent purchase rights of Persons other than the Holder, not less than such aggregate number of Warrant Shares as shall be issuable (taking into account the adjustments and restrictions contained herein) upon the exercise in full of this Warrant. If at any time following the date of issuance of this Warrant, the Company does not have authorized and unissued shares of Common Stock adequate for the exercise in full of this Warrant, the Company shall undertake to promptly seek stockholder approval to increase such number of authorized and unissued shares of Common Stock. The Company covenants that all Warrant Shares that shall be issuable upon the exercise of this Warrant shall, upon issue, be duly authorized, validly issued, fully paid and nonassessable.

      6. NOTICES TO HOLDER. Upon any adjustment of the Exercise Price (or number of shares of Common Stock purchasable upon the exercise of this Warrant) pursuant to Section 4, the Company shall promptly thereafter, but in no event later than ten (10) days after the event causing the adjustment has occurred, cause to be given to the Holder written notice of such adjustment. Such notice shall include the Exercise Price (and/or the number of shares of Common Stock purchasable upon the exercise of this Warrant) after such adjustment, and shall set forth in reasonable detail the Company’s method of calculation and the facts upon which such calculations were based. Where appropriate, such notice shall be given in advance and included as a part of any notice required to be given under the other provisions of this Section 6.

      In the event of (a) any fixing by the Company of a record date with respect to the holders of any class of securities of the Company for the purpose of determining which of such holders are entitled to dividends or other distributions, or any rights to subscribe for, purchase or otherwise acquire any shares of capital stock of any class or any other securities or property, or to receive any other right or to give effect to any split, (b) any capital reorganization of the Company, or reclassification or recapitalization of the capital stock of the Company or any transfer of all or substantially all of the assets or business of the Company to, or consolidation or merger of the Company with or into, any other Person, or (c) any voluntary or involuntary dissolution or winding up of the Company, then and in each such event the Company will give the Holder a written notice specifying, as the case may be (i) the record date for such split, dividend, distribution, or right, and stating the amount and character of such split, dividend, distribution, or right; or (ii) the date on which any such reorganization, reclassification, recapitalization, transfer, consolidation, merger, conveyance, dissolution, liquidation, or winding up is to take place and the time, if any is to be fixed, as of which the holders of record of Common Stock (or such capital stock or securities receivable upon the exercise of this Warrant) shall be entitled to exchange their shares of Common Stock (or such other stock securities) for securities or other property deliverable upon such event. Any such notice shall be given at least 10 days prior to the earliest date therein specified.

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      7. NO RIGHTS AS A STOCKHOLDER. This Warrant does not entitle the Holder to any voting rights, distribution rights, dividend rights or other rights as a stockholder of the Company, nor to any other rights whatsoever except the rights herein set forth.

      8. ADDITIONAL COVENANTS OF THE COMPANY. The Company shall, upon issuance of any shares for which this Warrant is exercisable, at its expense, promptly obtain and maintain the listing of such shares.

      The Company shall comply with the reporting requirements of Sections 13 and 15(d) of the Exchange Act for so long as and to the extent that such requirements apply to the Company.

      The Company shall not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant. Without limiting the generality of the foregoing, the Company (a) will not increase the par value of any shares of capital stock receivable upon exercise of this Warrant above the amount payable therefor upon such exercise, (b) will take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable stock, and (c) the Company shall not, by amendment of its Certificate of Incorporation or Bylaws or through a reorganization, transfer of assets, consolidation, merger, dissolution, issuance, or sale of securities or any other voluntary action, avoid, circumvent, or seek to avoid the observance or performance of any of the terms to be observed or performed under this Warrant by the Company, but shall at all times in good faith assist in carrying out of all the provisions of this Warrant and in taking all such action as may be necessary or appropriate to protect Holder’s rights under this Warrant against impairment.

      9. SUCCESSORS AND ASSIGNS. Subject to Section 3(e) hereof, this Warrant may not be assigned by the Holder without the prior written consent of the Company. This Warrant shall be binding upon and inure to the benefit of the Company, the Holder and their respective successors and permitted assigns.

      10. NOTICES. The Company agrees to maintain a ledger of the ownership of this Warrant (the “Ledger”). Any notice hereunder shall be given by registered or certified mail if to the Company, at its principal executive office and, if to the Holder, to its address shown in the Ledger of the Company; provided, however, that the Holder may at any time on three (3) business days written notice to the Company designate or substitute one other address where notice is to be given. Notice shall be deemed given and received when a certified or registered letter, properly addressed with postage prepaid, is deposited in the U.S. mail.

      11. SEVERABILITY. Every provision of this Warrant is intended to be severable. If any term or provision hereof is illegal or invalid for any reason whatsoever, such illegality or invalidity shall not affect the remainder of this Warrant.

      12. GOVERNING LAW. This Warrant shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to the principles of choice of laws thereof.

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     13. ATTORNEYS’ FEES. In any action or proceeding brought to enforce any provision of this Warrant, the prevailing party shall be entitled to recover reasonable attorneys’ fees in addition to its costs and expenses and any other available remedy.

      14. DISPUTE RESOLUTION. In the case of a dispute as to the determination of the Exercise Price or the arithmetic calculation of the Warrant Shares, the Company shall submit the disputed determinations or arithmetic calculations via facsimile within one (1) business day of receipt of the Exercise Notice giving rise to such dispute, as the case may be, to the Holder. If the Holder and the Company are unable to agree upon such determination or calculation of the Exercise Price or the Warrant Shares within two (2) business days of such disputed determination or arithmetic calculation being submitted to the Holder, then the Company shall, within two (2) business days thereafter submit via facsimile (a) the disputed determination of the Exercise Price to an independent, reputable investment bank selected by the Company and approved by the Holder (such approval not to be unreasonably withheld, delayed or conditioned) or (b) the disputed arithmetic calculation of the Warrant Shares to the Company’s independent, outside accountant. The Company shall cause the investment bank or the accountant, as the case may be, to perform the determinations or calculations and notify the Company and the Holder of the results no later than ten (10) business days from the time it receives the disputed determinations or calculations. Such investment bank’s or accountant’s determination or calculation, as the case may be, shall be binding upon all parties absent demonstrable error. The fees of such investment bank or independent accountant shall be borne one half by the Company and one half by the Holder.

      15. REMEDIES, OTHER OBLIGATIONS, BREACHES AND INJUNCTIVE RELIEF. The remedies provided in this Warrant shall be cumulative and in addition to all other remedies available under this Warrant and the Conversion Agreement, at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the right of the Holder right to pursue actual damages for any failure by the Company to comply with the terms of this Warrant. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the holder of this Warrant shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

      16. AMENDMENT AND WAIVER. Except as otherwise provided herein, the provisions of this Warrant may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the Holder.

      17. ENTIRE AGREEMENT. This Warrant (including the Exhibits attached hereto) constitutes the entire understanding between the Company and the Holder with respect to the subject matter hereof, and supersedes all prior negotiations, discussions, agreements and understandings relating to such subject matter.

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      18. CERTAIN DEFINITIONS. For purposes of this Warrant, the following terms shall have the following meanings:

     (a) “Bloomberg” means Bloomberg Financial Markets.

     (b) “Closing Bid Price” and “Closing Sale Price” means, for any security as of any date, the last closing bid price and last closing trade price, respectively, for such security on the Trading Market, as reported by Bloomberg, prior to 4:00:00 p.m., New York Time, or, if the foregoing do not apply, the last closing bid price or last trade price, respectively, of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no closing bid price or last trade price, respectively, is reported for such security by Bloomberg, the average of the bid prices, or the ask prices, respectively, of any market makers for such security as reported in the “pink sheets” by Pink Sheets LLC (formerly the National Quotation Bureau, Inc.). If the Closing Bid Price or the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Bid Price or the Closing Sale Price, as the case may be, of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. If the Company and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved pursuant to Section 15.

      (c) “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and a government or any department or agency thereof.

[remainder of the page intentionally left blank.]

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      IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its duly authorized officer as of the date first set forth above.

ELITE PHARMACEUTICALS, INC.

By: ________________________________
Name:
Title:

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EXHIBIT A

EXERCISE NOTICE TO BE EXECUTED BY THE REGISTERED HOLDER TO EXERCISE THIS WARRANT TO PURCHASE COMMON STOCK OF ELITE PHARMACEUTICALS, INC.

      The undersigned holder hereby exercises the right to purchase _________________ of the shares of Common Stock (“WARRANT SHARES”) of Elite Pharmaceuticals, a Delaware corporation (the “COMPANY”), evidenced by the attached Warrant to Purchase Common Stock (the “WARRANT”). Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Warrant.

      1. FORM OF EXERCISE PRICE. The Registered Holder intends that payment of the Exercise Price shall be made as:

___________ a “CASH EXERCISE” with respect to _______________ Warrant Shares; and/or

___________ a “CASHLESS EXERCISE” with respect to ___________ Warrant Shares.

      2. PAYMENT OF EXERCISE PRICE. In the event that the Registered Holder has elected a Cash Exercise with respect to some or all of the Warrant Shares to be issued pursuant hereto, the holder shall pay the Aggregate Exercise Price in the sum of $___________________ to the Company in accordance with the terms of the Warrant.

      3. DELIVERY OF WARRANT SHARES. The Company shall deliver to the Registered Holder __________ Warrant Shares in accordance with the terms of the Warrant.

Date: ________________ __, _________

________________________________
Name of Registered Holder

By: ______________________________
Title (if applicable):

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ASSIGNMENT FORM

(To assign the foregoing warrant, execute this form and supply required information. Do not use this form to exercise the warrant.)

For Value Received the foregoing Warrant and all rights evidenced thereby are hereby assigned to __________________________ whose address is
___________________________________________, __________________________________

Dated: ______________________, ____________

Holder’s Signature: _________________________

Holder’s Address: __________________________

___________________________________________

CONSENTED TO:

Elite Pharmaceuticals, Inc.

By: _____________________________________
Name:
Title:

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EXHIBIT D

VOTING AGREEMENT

      VOTING AGREEMENT, dated as of March __, 2009 (this “Agreement”), by and between Epic Investments, LLC, a Delaware limited liability company (“Purchaser”) and each of the Persons whose names and signatures appear on the signature pages hereto (each such Person being individually referred to herein as a “Stockholder” and, collectively, the “Stockholders”).

      WHEREAS, the Purchaser, Epic Pharma, LLC and Elite Pharmaceuticals, Inc., a Delaware corporation (the “Company”) have entered into that certain Strategic Alliance Agreement dated as of March 18, 2009 (the “Strategic Agreement,” terms defined in the Strategic Agreement having the same meaning when used herein except as otherwise defined herein); and

      WHEREAS, each of the Stockholders is, as of the date hereof, the record and beneficial owner of that number of shares of Common Stock and Common Stock Equivalents set forth opposite such Stockholder’s name on Schedule A hereto; and

      WHEREAS, in order to induce the Purchaser to enter into the Strategic Agreement, the Stockholders have agreed to enter into this Agreement;

      NOW, THEREFORE, in consideration of the execution and delivery by Purchaser of the Strategic Agreement and the mutual representations, warranties, covenants and agreements contained herein and therein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     Section 1. Representations and Warranties of the Stockholders. Each of the Stockholders hereby, severally and not jointly, represents and warrants to Purchaser, as to itself and not any other Stockholder, as follows:

     (a) Such Stockholder (i) has received and reviewed a copy of the Strategic Agreement and all Exhibits thereto and consents to the transactions contemplated therein, and (ii) understands and acknowledges that Purchaser is entering into the Strategic Agreement in reliance upon the Stockholder’s execution and delivery of this Agreement.

     (b) Such Stockholder is the beneficial owner (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) and unless otherwise indicated, the record owner of the shares of Common Stock and/or Common Stock Equivalents (as may be adjusted from time to time pursuant to Section 4 hereof, the “Shares”) set forth opposite such Stockholder’s name on Schedule A to this Agreement. For purposes of this Agreement, the term “Shares” shall include any shares of Common Stock issuable to such Stockholder upon exercise or conversion of any existing right, contract, option, or warrant to purchase, or securities convertible into or exchangeable for, Common Stock that are currently or may in the future become exercisable or convertible and any other shares of Common Stock such Stockholder may acquire or beneficially own during the term of this Agreement.

     (c) Such Stockholder has all requisite power and authority and, if an individual, the legal

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capacity, to execute and deliver this Agreement and to consummate the transactions contemplated hereby. This Agreement has been validly executed and delivered by such Stockholder and, assuming that this Agreement constitutes the legal, valid and binding obligation of the Purchaser, constitutes the legal, valid and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with its terms (except insofar as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally, or by principles governing the availability of equitable remedies).

     Section 2. Representations and Warranties of Purchaser. Purchaser hereby represents and warrants to the Stockholders as follows:

     (a) Purchaser is a limited liability company duly organized, validly existing and in good standing under the laws of the state of its formation. Purchaser has all requisite power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby, and has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement. This Agreement has been duly executed and delivered by Purchaser and, assuming that this Agreement constitutes the legal, valid and binding obligation of one or more Stockholders hereto, constitutes the legal, valid and binding obligation of Purchaser, enforceable against it in accordance with its terms (except insofar as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally, or by principles governing the availability of equitable remedies).

     Section 3. Covenants of the Stockholders. Each of the Stockholders, severally and not jointly, agrees as follows:

     (a) Between the date hereof and the record date for the Special Meeting of Stockholders, such Stockholder shall not sell or otherwise transfer ownership, or enter into any agreement with respect to the sale or transfer of ownership, of the Shares (any such action, a “Transfer”) to an Affiliate (as defined in Rule 144 of the Securities Act of 1933, as amended) of such Stockholder or any third party in a private placement, non-market transaction (such party, a “Transferee”) unless, as a condition precedent to the effectiveness of such Transfer, the Transferee thereof agrees to be bound by the terms of this Agreement as if an original signatory hereto and executes and delivers to Purchaser a counterpart signature page hereto. For the avoidance of doubt, the restrictions set forth in this Section 3(a) shall not restrict the sale of any of the Shares in Brokers’ Transactions (as defined in Rule 144 of the Securities Act of 1933, as amended) or otherwise effect a trade on the Trading Market.

     (b) Such Stockholder shall not, except as contemplated by the terms of this Agreement (i) enter into any voting arrangement, whether by proxy, voting agreement, voting trust, power-of-attorney or otherwise, with respect to the Shares or (ii) take any other action that would in any way restrict, limit or interfere with the performance of his/her/its obligations hereunder or the transactions contemplated hereby or make any representation or warranty of such Stockholder herein untrue or incorrect in any material respect.

     (c) At the Special Meeting of Stockholders or any other meeting of stockholders of the

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Company called to vote upon any transaction contemplated by the Strategic Agreement or at any adjournment thereof or in any other circumstances upon which a vote, consent or other approval (including by written consent) with respect to such matters is sought, each Stockholder shall vote (or cause to be voted), or shall consent, execute a consent or cause to be executed a consent in respect of, such Stockholder’s Shares then owned by such Stockholder in favor of the Authorized Share Approval and in favor of any other transaction contemplated by the Strategic Agreement.

     (d) Stockholder shall vote (or cause to be voted), or shall consent, execute a consent or cause to be executed a consent in respect of, such Stockholder’s Shares from time to time and at all times, in whatever manner as shall be necessary to ensure that the size of the Board of Directors shall be set and remain at seven (7) directors.

     (e) Stockholder agrees to vote, or cause to be voted, all Shares owned by such Stockholder, or over which such Stockholder has voting control, from time to time and at all times, in whatever manner as shall be necessary to ensure that at each annual or special meeting of stockholders of the Company at which an election of directors is held or pursuant to any written consent of the stockholders, the Purchaser Directors shall be elected to the Board of Directors. Notwithstanding anything to the contrary contained in this paragraph (e), if at any time following the Lock-Up Period the Purchaser owns less than the Minimum Share Requirement, then the Stockholder shall have no further obligation pursuant to this paragraph (e).

     (e) Stockholder agrees to promptly, and in any event within three (3) Business Days, execute any written consents required to perform its obligations as set forth in this Agreement.

     Section 4. [Intentionally Deleted]

     Section 5. Adjustments Upon Share Issuances, Changes in Capitalization. In the event of any change in the Common Stock or in the number of outstanding shares of Common Stock by reason of a stock dividend, subdivision, reclassification, recapitalization, split, combination, exchange of shares or other similar event or transaction or any other change in the corporate or capital structure of the Company (including, without limitation, the declaration or payment of an extraordinary dividend of cash, securities or other property), and consequently the number of Shares changes or is otherwise adjusted, this Agreement and the obligations hereunder shall attach to any additional shares of Common Stock or other securities or rights of the Company issued to or acquired by each of the Stockholders.

     Section 6. Further Assurances. Each Stockholder will, from time to time, execute and deliver, or cause to be executed and delivered, such additional or further transfers, assignments, endorsements, consents and other instruments as Purchaser may reasonably request for the purpose of effectively carrying out the transactions contemplated by this Agreement and to vest the power to vote such Stockholder’s Shares as contemplated by Section 3 herein.

     Section 7. Termination. The obligations of each Stockholder under this Agreement shall terminate, as to such Stockholder, upon the date that such Stockholder ceases to own any Shares, provided that such termination shall not affect the obligations of any Transferee of such Stockholder’s Shares to be bound by the terms hereof. Notwithstanding the foregoing, Sections

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7, 8 and 9 shall survive any termination of this Agreement.

     Section 8. Action in Stockholder Capacity Only. No person executing this Agreement who is or becomes during the term hereof a director or officer of the Company makes any agreement or understanding herein in his or her capacity as such director or officer. Each Stockholder signs solely in his or her capacity as the record holder and beneficial owner of, or the trustee of a trust whose beneficiaries are the beneficial owners of, such Stockholder’s Shares and nothing herein shall limit or affect any actions taken by a Stockholder in his or her capacity as an officer or director of the Company to the extent permitted by the Strategic Agreement.

     Section 9. Miscellaneous.

     (a) Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any Stockholder without the prior written consent of the Purchaser. Purchaser may assign, in its sole discretion, any or all of its rights, interests and obligations hereunder to any direct or indirect wholly owned subsidiary of Purchaser. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns. Each Stockholder agrees that this Agreement and the obligations of such Stockholder hereunder shall attach to such Stockholder’s Shares and shall be binding upon any person or entity to which legal or beneficial ownership of such Shares shall pass, whether by operation of law or otherwise, including without limitation such Stockholder’s heirs, guardians, administrators or successors.

     (b) Expenses. All costs and expenses incurred in connection with this Agreement and the transactions contemplated thereby shall be paid by the party incurring such expenses.

     (c) Amendments. This Agreement may not be amended except by an instrument in writing signed by the parties to such amendment and in compliance with applicable law.

     (d) Notice. All notices and other communications hereunder shall be in writing and shall be deemed duly given if delivered personally, mailed by registered or certified mail (return receipt requested), delivered by Federal Express or other nationally recognized overnight courier service or sent via facsimile to the parties at the following addresses (or at such other address for a party as shall be specified by like notice), if to Purchaser, at its address for notice set forth in the Strategic Agreement, and if to any Stockholder, at its address set forth on Schedule A

     (e) Interpretation. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. In this Agreement, unless a contrary intention appears, (i) the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Section or other subdivision and (ii) reference to any Section means such Section hereof. No provision of this Agreement shall be interpreted or construed against any party hereto solely because such party or its legal representative drafted such provision.

     (f) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

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     (g) Entire Agreement. This Agreement constitutes the entire agreement of the parties and supersedes all prior agreements and undertakings, both written and oral, between the parties, or any of them, with respect to the subject matter hereof, and except as otherwise expressly provided herein, is not intended to confer upon any other person any rights or remedies hereunder.

     (h) Governing Law; Consent to Jurisdiction; Waiver of Trial by Jury. This Agreement shall be governed by, and construed in accordance with, the Laws of the State of Delaware, without regard to laws that may be applicable under conflicts of laws principles. Each of the parties hereto irrevocably and unconditionally (i) agrees that any suit, action or other legal proceeding arising out of or relating to this Agreement or any of the agreements delivered in connection herewith or the transactions contemplated hereby or thereby shall be brought in the state courts of the State of New Jersey or in the United States District Court located in the State of New Jersey, (ii) consents to the jurisdiction of any such court in any such suit, action or proceeding, and (iii) waives any objection that such party may have to the laying of venue of any such suit, action or proceeding in any such court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Each party to this Agreement irrevocably consents to service of process at the address provided for notices in Section 8(d). Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

     EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT AND ANY OF THE AGREEMENTS DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

     (i) Specific Performance. The parties hereto agree that irreparable damage could occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall not object to the granting of such relief on the basis that an adequate remedy exists at law and shall not insist upon the posting of any bond as a condition to the granting of such relief, this being in addition to any other remedy to which they are entitled at law or in equity.

     (j) Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

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[Signature Page Follows]

6

     IN WITNESS WHEREOF, Purchaser has caused this Agreement to be signed by its officer thereunto duly authorized and each Stockholder has signed this Agreement, all as of the date first written above.

PURCHASER:

By:

STOCKHOLDERS:

By:

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EXHIBIT E

THE SECURITIES REPRESENTED BY THIS WARRANT (AND/OR THE SECURITIES ISSUABLE UPON CONVERSION OR EXERCISE HEREOF) HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR WITH ANY STATE SECURITIES COMMISSION, AND MAY NOT BE TRANSFERRED OR DISPOSED OF BY THE HOLDER IN THE ABSENCE OF A REGISTRATION STATEMENT WHICH IS EFFECTIVE UNDER THE SECURITIES ACT AND APPLICABLE STATE LAWS AND RULES, OR, UNLESS, IMMEDIATELY PRIOR TO THE TIME SET FOR TRANSFER, SUCH TRANSFER MAY BE EFFECTED WITHOUT VIOLATION OF THE SECURITIES ACT AND OTHER APPLICABLE STATE LAWS AND RULES. NOTWITHSTANDING THE FOREGOING, THE SECURITIES (AND/OR THE SECURITIES ISSUABLE UPON EXERCISE HEREOF) MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES (AND/OR THE SECURITIES ISSUABLE UPON CONVERSION OR EXERCISE HEREOF).

Date: ________, 20__

WARRANT TO PURCHASE [__________] SHARES OF COMMON STOCK OF
ELITE PHARMACEUTICALS, INC.

     Exercise Price: $0.0625 per share,
subject to adjustment as provided below (the “Exercise Price”)

      THIS IS TO CERTIFY that, for value received, Epic Investments, LLC, a Delaware limited liability company, and its successors and assigns (collectively, the “Holder”), is entitled to purchase, subject to the terms and conditions hereinafter set forth, up to [_________] fully paid and nonassessable shares (the “Warrant Shares”) of the common stock, par value $0.01 per share (as amended by the Amendment) (“Common Stock”), of Elite Pharmaceuticals, Inc., a Delaware corporation (the “Company”), and to receive certificates for the Common Stock so purchased. This Warrant to Purchase Common Stock (including any Warrant(s) to Purchase Common Stock issued in exchange, transfer or replacement hereof, the “Warrant”) has been issued pursuant to the terms and conditions of the Strategic Alliance Agreement, dated as of March 18, 2009 by and between the Company and the initial holder hereof (the “Strategic Agreement”; capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the Strategic Agreement).

      1. EXERCISE PERIOD. The Holder may purchase all or a portion of the Warrant Shares pursuant to Section 2 at any time or times on or after the date of issuance of this Warrant but not after 5:00 p.m., New York time on the seventh (7th) anniversary of the date of issuance of this Warrant (such period, the “Exercise Period”).

     2. EXERCISE OF WARRANT.

     (a) MECHANICS OF EXERCISE. (i) This Warrant may be exercised, in whole or in part, at any time and from time to time during the Exercise Period. Such exercise shall be accomplished by:

      (x) payment to the Company of an amount equal to the then applicable Exercise Price multiplied by the number of Warrant Shares as to which this Warrant is being exercised (the “Aggregate Exercise Price”) in cash, by wire transfer to an account designated by the Company or by certified check or bank cashier’s check, payable to the order of the Company, and

      (y) physical delivery of this Warrant with an original executed Exercise Notice in substantially the form attached hereto as Exhibit A (the “Exercise Notice”) to the Company (the requirements referred to in clauses (x) and (y) being referred to as the “Exercise Delivery Requirements”).

      (b) Upon satisfaction of the Exercise Delivery Requirements, the Company will (x) transmit to the Company’s transfer agent (the “Transfer Agent”) instructions to issue the Warrant Shares in the amount set forth in the Exercise Delivery Requirements and (y) as promptly as possible, but in no event more than three (3) business days after satisfaction of the Exercise Delivery Requirements, (A) provided that the Transfer Agent is participating in The Depository Trust Company (“DTC”) Fast Automated Securities Transfer Program, upon the request of the Holder, credit such aggregate number of shares of Common Stock to which the Holder is entitled pursuant to such exercise to the Holder’s or its designee’s balance account with DTC through its Deposit Withdrawal Agent Commission system, or (B) if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program, issue and dispatch by overnight courier to the address as specified in the Exercise Notice, a certificate or certificates representing the shares of Common Stock so purchased, registered in the Company’s share register in the name of the Holder or its transferee (as permitted under Section 3 below), for the number of shares of Common Stock to which the Holder is entitled pursuant to such exercise. With respect to any exercise of this Warrant, the Holder will for all purposes be deemed to have become the holder of record of the number of shares of Common Stock purchased hereunder on the date this Warrant is delivered to the Company with a properly executed Exercise Notice and payment of the Exercise Price (the “Exercise Date”), irrespective of the date of delivery of the certificate evidencing such shares, except that, if the date of such receipt is a date on which the stock transfer books of the Company are closed, such Person will be deemed to have become the holder of such shares at the close of business on the next succeeding date on which the stock transfer books are open. Fractional shares of Common Stock will not be issued upon the exercise of this Warrant. In lieu of any fractional shares that would have been issued but for the immediately preceding sentence, but rather the number of shares of Common Stock to be issued shall be rounded up to the nearest whole number. In the event this Warrant is exercised in part, the Company shall issue a new Warrant to the Holder covering the aggregate number of shares of Common Stock as to which this Warrant remains exercisable for as soon as practicable and in no event later than five (5) business days after any exercise. The Company shall pay any and all taxes (other than income or withholding taxes) which may be payable with respect to the issuance and delivery of Warrant Shares upon exercise of this Warrant.

      (d) DISPUTES. In the case of a dispute as to the determination of the Exercise Price or the arithmetic calculation of the Warrant Shares, the Company shall promptly issue to the Holder the number of Warrant Shares that are not disputed and resolve such dispute in accordance with Section 15.

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      (e) FORCE MAJEURE. The Company shall not be liable for or incur penalties for delays or nonperformance in compliance with the issuance or delivery of the Warrant Shares upon the exercise of the Warrant, if such delay or nonperformance was caused by: (i) act of God, act of war, strike, fire, natural disaster, terrorism, quarantine or accident; or (ii) lack of availability of materials, fuel or utilities.

     3. TRANSFERABILITY AND EXCHANGE.

      (a) TRANSFERABILITY. The Warrant and the other rights of the Holder pursuant to this Warrant certificate are not severable from this Warrant certificate, and shall not be assignable or transferable except in connection with a transfer or assignment of this Warrant certificate in accordance with the terms hereof. Any instrument purporting to make a transfer or assignment in violation of this Section 3(a) shall be void and of no effect. Subject to compliance with any applicable securities laws and the conditions set forth in Section 3(e) hereof and to the provisions of Section 4.1 of the Strategic Agreement, this Warrant and all rights hereunder (including, without limitation, any registration rights) are transferable, in whole or in part, upon surrender of this Warrant certificate at the principal office of the Company or its designated agent, together with a written assignment of this Warrant substantially in the form attached hereto duly executed by the Holder or its agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer. Upon compliance with the foregoing and such surrender and, if required, such payment, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees and in the denomination or denominations specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be cancelled.

      (b) WARRANT REGISTER. The Company shall register this Warrant, upon records to be maintained by the Company for that purpose, in the name of the record Holder hereof from time to time. The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.

      (c) LOST, STOLEN OR MUTILATED WARRANT. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant, and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Company in customary form and, in the case of mutilation, upon surrender and cancellation of this Warrant, the Company shall execute and deliver to the Holder a new Warrant representing the right to purchase the Warrant Shares then underlying this Warrant.

      (d) ISSUANCE OF NEW WARRANTS. Whenever the Company is required to issue a new Warrant pursuant to the terms of this Warrant, such new Warrant (i) shall be of like tenor with this Warrant, (ii) shall represent, as indicated on the face of such new Warrant, the right to purchase the Warrant Shares then underlying this Warrant (or in the case of a new Warrant(s) being issued pursuant to Section 3(a), the Warrant Shares designated by the Holder which, when

3

added to the number of shares of Common Stock underlying the other new Warrants issued in connection with such issuance, does not exceed the number of Warrant Shares then underlying this Warrant), (iii) shall have an issuance date, as indicated on the face of such new Warrant, which is the same as the issuance date hereunder and (iv) shall have the same rights and conditions as this Warrant.

      (e) SECURITIES LAWS. This Warrant and the Warrant Shares issuable upon the exercise hereof may not be sold, transferred, pledged or hypothecated unless the Company shall have been provided with an opinion of counsel, or other evidence reasonably satisfactory to it, that such transfer is not in violation of the Securities Act, and any applicable state securities laws or, with respect to the Warrant Shares, a registration statement has been filed pursuant to the Securities Act and has been declared effective with respect to such disposition.

      4. ADJUSTMENTS TO EXERCISE PRICE AND NUMBER OF SHARES SUBJECT TO WARRANT. The Exercise Price and the number of shares of Common Stock purchasable upon the exercise of this Warrant are subject to adjustment from time to time upon the occurrence of any of the events specified in this Section 4.

      (a) DIVIDENDS, ETC. In case the Company shall, with respect to the holders of its Common Stock, (i) pay a Common Stock dividend or make a distribution to its stockholders in shares of Common Stock or other securities, (ii) split or subdivide its outstanding shares of Common Stock into a greater number of shares, or (iii) combine its outstanding shares of Common Stock into a smaller number of shares, then the Exercise Price in effect at the time of the record date for such dividend or on the effective date of such split, subdivision or combination, and/or the number and kind of securities issuable on such date, shall be proportionately adjusted so that the Holder of any Warrant thereafter exercised shall be entitled to receive the aggregate number and kind of shares of Common Stock (or such other securities other than Common Stock, as the case may be) of the Company, at the same aggregate Exercise Price, that, if such Warrant had been exercised immediately prior to such date, the Holder would have owned upon such exercise and been entitled to receive by virtue of such dividend, distribution, split, subdivision or combination. Such adjustment shall be made successively whenever any event listed above shall occur.

      (b) MERGER, ETC. If at any time after the date hereof there shall be a merger or consolidation of the Company with or into or a transfer of all or substantially all of the assets of the Company to another entity, then the Holder shall be entitled to receive upon or after such transfer, merger or consolidation becoming effective, and upon payment of the Exercise Price then in effect, the number of shares or other securities or property of the Company or of the successor corporation resulting from such merger or consolidation, which would have been received by the Holder for the shares of stock subject to this Warrant had this Warrant been exercised just prior to such transfer, merger or consolidation becoming effective or to the applicable record date thereof, as the case may be. The Company will not merge or consolidate with or into any other corporation, or sell or otherwise transfer its property, assets and business substantially as an entirety to another corporation, unless the corporation resulting from such merger or consolidation (if not the Company), or such transferee corporation, as the case may be, shall expressly assume in writing the due and punctual performance and observance of each and

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every covenant and condition of this Warrant to be performed and observed by the Company.

      (c) RECLASSIFICATION, ETC. If at any time after the date hereof there shall be a reorganization or reclassification of the securities as to which purchase rights under this Warrant exist into the same or a different number of securities of any other class or classes, then the Holder shall thereafter be entitled to receive upon exercise of this Warrant, during the period specified herein and upon payment of the Exercise Price then in effect, the number of shares or other securities or property resulting from such reorganization or reclassification, which would have been received by the Holder for the shares of stock subject to this Warrant had this Warrant at such time been exercised.

      (d) WEIGHTED AVERAGE ADJUSTMENT. If the Company or any Subsidiary thereof, at any time while this Warrant is outstanding, sells or grants any option to purchase or sells or grants any right to reprice its securities (other than a reduction in the Exercise Price), or otherwise disposes of or issues (or announces any sale, grant or any option to purchase or other disposition) any Common Stock or Common Stock Equivalents in connection with an Exempt Issuance, for which the Holder’s consent was not required under Section 4(b) of the Certificate of Designation or Section 4.14 of the Strategic Agreement, entitling any Person to acquire shares of Common Stock at an effective price per share that is lower than the then applicable Exercise Price (any such issuance, a “Dilutive Issuance”) (if the holder of the Common Stock or Common Stock Equivalents so issued shall at any time, whether by operation of purchase price adjustments, reset provisions, floating conversion, exercise or exchange prices or otherwise, or due to warrants, options or rights per share which are issued in connection with such issuance, be entitled to receive shares of Common Stock at an effective price per share that is lower than the then applicable Exercise Price, such issuance shall be deemed to have occurred for less than the then applicable Exercise Price on such date of the Dilutive Issuance), then the then applicable Exercise Price shall be reduced to a price determined by multiplying the then applicable Exercise Price by a fraction, the numerator of which is the sum of (i) the number of shares of Common Stock issued and outstanding immediately prior to the Dilutive Issuance plus (ii) the number of shares of Common Stock issuable upon conversion or exercise of Common Stock Equivalents issued and outstanding immediately prior to the Dilutive Issuance plus (iii) the number of shares of Common Stock which the offering price for such Dilutive Issuance would purchase at the then applicable Exercise Price, and the denominator of which shall be the sum of (1) the number of shares of Common Stock issued and outstanding immediately prior to the Dilutive Issuance plus (2) the number of shares of Common Stock issuable upon conversion or exercise of Common Stock Equivalents issued and outstanding immediately prior to the Dilutive Issuance plus (3) the number of shares of Common Stock so issued or issuable in connection with the Dilutive Issuance. Notwithstanding the foregoing, no adjustment will be made under this Section 3(d) in respect of any issuance as to which the Holder has provided its written approval under Section 4(b) of the Certificate of Designation or Section 4.14 of the Strategic Agreement. The Company shall notify the Holder in writing, no later than five (5) Business Days following a Dilutive Issuance, indicating therein the applicable issuance price, or applicable reset price, exchange price, conversion price and other pricing terms (such notice, the “Dilutive Issuance Notice”). Such Dilutive Issuance Notice shall be given by the Company to the Holder in accordance with Section 10 hereof.

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      (e) ADJUSTMENTS LESS THAN ONE PERCENT. Notwithstanding any provision herein to the contrary, no adjustment in the Exercise Price shall be required unless such adjustment would require an increase or decrease of at least one percent (1%) in the Exercise Price; provided, however, that any adjustments which by reason of this Section 4(d) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 4 shall be made to the nearest cent or the nearest one-hundredth of a share, as the case may be.

      (f) OTHER CAPITAL STOCK. In the event that at any time, as a result of an adjustment made pursuant to Section 4(a) or (b) above, the Holder of this Warrant, when thereafter exercised, shall become entitled to receive any shares of capital stock of the Company other than shares of Common Stock, thereafter the number of such other shares so receivable upon exercise of any Warrant shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the shares of Common Stock contained in this Section 4, and the other provisions of this Warrant shall apply on like terms to any such other shares.

      5. RESERVATION OF SHARES. The Company covenants that it will at all times take all steps necessary to reserve and keep available out of its authorized and unissued shares of Common Stock for the sole purpose of issuance upon exercise of this Warrant, as provided herein, free from preemptive rights or any other actual contingent purchase rights of Persons other than the Holder, not less than such aggregate number of Warrant Shares as shall be issuable (taking into account the adjustments and restrictions contained herein) upon the exercise in full of this Warrant. To the extent that the Amendment does not result in an increase of the Company’s authorized and unissued shares of Common Stock adequate for the exercise in full of this Warrant, the Company shall undertake to promptly seek stockholder approval to increase such number of authorized and unissued shares of Common Stock. The Company covenants that all Warrant Shares that shall be issuable upon the exercise of this Warrant shall, upon issue, be duly authorized, validly issued, fully paid and nonassessable.

      6. NOTICES TO HOLDER. Upon any adjustment of the Exercise Price (or number of shares of Common Stock purchasable upon the exercise of this Warrant) pursuant to Section 4, the Company shall promptly thereafter, but in no event later than ten (10) days after the event causing the adjustment has occurred, cause to be given to the Holder written notice of such adjustment. Such notice shall include the Exercise Price (and/or the number of shares of Common Stock purchasable upon the exercise of this Warrant) after such adjustment, and shall set forth in reasonable detail the Company’s method of calculation and the facts upon which such calculations were based. Where appropriate, such notice shall be given in advance and included as a part of any notice required to be given under the other provisions of this Section 6.

      In the event of (a) any fixing by the Company of a record date with respect to the holders of any class of securities of the Company for the purpose of determining which of such holders are entitled to dividends or other distributions, or any rights to subscribe for, purchase or otherwise acquire any shares of capital stock of any class or any other securities or property, or to receive any other right or to give effect to any split, (b) any capital reorganization of the Company, or reclassification or recapitalization of the capital stock of the Company or any

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transfer of all or substantially all of the assets or business of the Company to, or consolidation or merger of the Company with or into, any other Person, or (c) any voluntary or involuntary dissolution or winding up of the Company, then and in each such event the Company will give the Holder a written notice specifying, as the case may be (i) the record date for such split, dividend, distribution, or right, and stating the amount and character of such split, dividend, distribution, or right; or (ii) the date on which any such reorganization, reclassification, recapitalization, transfer, consolidation, merger, conveyance, dissolution, liquidation, or winding up is to take place and the time, if any is to be fixed, as of which the holders of record of Common Stock (or such capital stock or securities receivable upon the exercise of this Warrant) shall be entitled to exchange their shares of Common Stock (or such other stock securities) for securities or other property deliverable upon such event. Any such notice shall be given at least 10 days prior to the earliest date therein specified.

      7. NO RIGHTS AS A STOCKHOLDER. This Warrant does not entitle the Holder to any voting rights, distribution rights, dividend rights or other rights as a stockholder of the Company, nor to any other rights whatsoever except the rights herein set forth.

      8. ADDITIONAL COVENANTS OF THE COMPANY. The Company shall, upon issuance of any shares for which this Warrant is exercisable, at its expense, promptly obtain and maintain the listing of such shares.

      The Company shall comply with the reporting requirements of Sections 13 and 15(d) of the Exchange Act for so long as and to the extent that such requirements apply to the Company.

      The Company shall not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant. Without limiting the generality of the foregoing, the Company (a) will not increase the par value of any shares of capital stock receivable upon exercise of this Warrant above the amount payable therefor upon such exercise, (b) will take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable stock, and (c) the Company shall not, by amendment of its Certificate of Incorporation or Bylaws or through a reorganization, transfer of assets, consolidation, merger, dissolution, issuance, or sale of securities or any other voluntary action, avoid, circumvent, or seek to avoid the observance or performance of any of the terms to be observed or performed under this Warrant by the Company, but shall at all times in good faith assist in carrying out of all the provisions of this Warrant and in taking all such action as may be necessary or appropriate to protect Holder’s rights under this Warrant against impairment.

      9. SUCCESSORS AND ASSIGNS. During the Lock-up Period, this Warrant may not be assigned by the Holder without the prior written consent of the Company. This Warrant shall be binding upon and inure to the benefit of the Company, the Holder and their respective successors and permitted assigns.

      10. NOTICES. The Company agrees to maintain a ledger of the ownership of this Warrant (the “Ledger”). Any notice hereunder shall be given by registered or certified mail if to

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the Company, at its principal executive office and, if to the Holder, to its address shown in the Ledger of the Company; provided, however, that the Holder may at any time on three (3) business days written notice to the Company designate or substitute one other address where notice is to be given. Notice shall be deemed given and received when a certified or registered letter, properly addressed with postage prepaid, is deposited in the U.S. mail.

      11. SEVERABILITY. Every provision of this Warrant is intended to be severable. If any term or provision hereof is illegal or invalid for any reason whatsoever, such illegality or invalidity shall not affect the remainder of this Warrant.

      12. GOVERNING LAW. This Warrant shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to the principles of choice of laws thereof.

      13. ATTORNEYS’ FEES. In any action or proceeding brought to enforce any provision of this Warrant, the prevailing party shall be entitled to recover reasonable attorneys’ fees in addition to its costs and expenses and any other available remedy.

      14. DISPUTE RESOLUTION. In the case of a dispute as to the determination of the Exercise Price or the arithmetic calculation of the Warrant Shares, the Company shall submit the disputed determinations or arithmetic calculations via facsimile within one (1) business day of receipt of the Exercise Notice giving rise to such dispute, as the case may be, to the Holder. If the Holder and the Company are unable to agree upon such determination or calculation of the Exercise Price or the Warrant Shares within two (2) business days of such disputed determination or arithmetic calculation being submitted to the Holder, then the Company shall, within two (2) business days thereafter submit via facsimile (a) the disputed determination of the Exercise Price to an independent, reputable investment bank selected by the Company and approved by the Holder (such approval not to be unreasonably withheld, delayed or conditioned) or (b) the disputed arithmetic calculation of the Warrant Shares to the Company’s independent, outside accountant. The Company shall cause the investment bank or the accountant, as the case may be, to perform the determinations or calculations and notify the Company and the Holder of the results no later than ten (10) business days from the time it receives the disputed determinations or calculations. Such investment bank’s or accountant’s determination or calculation, as the case may be, shall be binding upon all parties absent demonstrable error. The fees of such investment bank or independent accountant shall be borne one half by the Company and one half by the Holder.

      15. REMEDIES, OTHER OBLIGATIONS, BREACHES AND INJUNCTIVE RELIEF. The remedies provided in this Warrant shall be cumulative and in addition to all other remedies available under this Warrant and the Strategic Agreement, at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the right of the Holder right to pursue actual damages for any failure by the Company to comply with the terms of this Warrant. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the holder of this Warrant shall be entitled, in addition to all other available

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remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

      16. AMENDMENT AND WAIVER. Except as otherwise provided herein, the provisions of this Warrant may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the Holder.

      17. ENTIRE AGREEMENT. This Warrant (including the Exhibits attached hereto) constitutes the entire understanding between the Company and the Holder with respect to the subject matter hereof, and supersedes all prior negotiations, discussions, agreements and understandings relating to such subject matter.

      18. CERTAIN DEFINITIONS. For purposes of this Warrant, the following terms shall have the following meanings:

     (a) “Bloomberg” means Bloomberg Financial Markets.

     (b) “Closing Bid Price” and “Closing Sale Price” means, for any security as of any date, the last closing bid price and last closing trade price, respectively, for such security on the Trading Market, as reported by Bloomberg, prior to 4:00:00 p.m., New York Time, or, if the foregoing do not apply, the last closing bid price or last trade price, respectively, of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no closing bid price or last trade price, respectively, is reported for such security by Bloomberg, the average of the bid prices, or the ask prices, respectively, of any market makers for such security as reported in the “pink sheets” by Pink Sheets LLC (formerly the National Quotation Bureau, Inc.). If the Closing Bid Price or the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Bid Price or the Closing Sale Price, as the case may be, of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. If the Company and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved pursuant to Section 15.

      (c) “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and a government or any department or agency thereof.

[remainder of the page intentionally left blank.]

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      IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its duly authorized officer as of the date first set forth above.

ELITE PHARMACEUTICALS, INC.

By: ________________________________
Name:
Title:

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EXHIBIT A

EXERCISE NOTICE TO BE EXECUTED BY THE REGISTERED HOLDER TO EXERCISE THIS WARRANT TO PURCHASE COMMON STOCK OF ELITE PHARMACEUTICALS, INC.

      The undersigned holder hereby exercises the right to purchase _________________ of the shares of Common Stock (“WARRANT SHARES”) of Elite Pharmaceuticals, a Delaware corporation (the “COMPANY”), evidenced by the attached Warrant to Purchase Common Stock (the “WARRANT”). Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Warrant.

      1. FORM OF EXERCISE PRICE. The Registered Holder intends that payment of the Exercise Price shall be made as:

___________ a “CASH EXERCISE” with respect to _______________ Warrant Shares

      2. PAYMENT OF EXERCISE PRICE. In the event that the Registered Holder has elected a Cash Exercise with respect to some or all of the Warrant Shares to be issued pursuant hereto, the holder shall pay the Aggregate Exercise Price in the sum of $___________________ to the Company in accordance with the terms of the Warrant.

      3. DELIVERY OF WARRANT SHARES. The Company shall deliver to the Registered Holder __________ Warrant Shares in accordance with the terms of the Warrant.

Date: ________________ __, _________

_______________________________
Name of Registered Holder

By: ______________________________
Title (if applicable):

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ASSIGNMENT FORM

(To assign the foregoing warrant, execute this form and supply required information. Do not use this form to exercise the warrant.)

For Value Received the foregoing Warrant and all rights evidenced thereby are hereby assigned to __________________________ whose address is
___________________________________________, __________________________________

Dated: ______________________, ____________

Holder’s Signature: _________________________

Holder’s Address: __________________________

_________________________________________

CONSENTED TO:

Elite Pharmaceuticals, Inc.

By: _____________________________________
Name:
Title:

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